Exhibit 99.1

THIS IS A SOLICITATION OF VOTES TO ACCEPT OR REJECT A PLAN OF REORGANIZATION PRIOR TO THE FILING OF VOLUNTARY REORGANIZATION CASES UNDER CHAPTER 11 OF THE UNITED STATES BANKRUPTCY CODE.1 BECAUSE NO CHAPTER 11 CASE HAS YET BEEN COMMENCED, THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THE DEBTORS INTEND TO SUBMIT THIS DISCLOSURE STATEMENT TO THE BANKRUPTCY COURT FOR APPROVAL FOLLOWING SOLICITATION AND THE DEBTORS’ FILING FOR RELIEF UNDER CHAPTER 11 OF THE BANKRUPTCY CODE. THE INFORMATION IN THIS DISCLOSURE STATEMENT IS SUBJECT TO CHANGE AND SUBJECT TO THE PLAN DOCUMENTS. EXCEPT AS OTHERWISE SPECIFIED HEREIN OR AS MAY BE COMMUNICATED BY THE DEBTORS, THE SOLICITATION OF VOTES ON THE PLAN WITH RESPECT TO CLASS 3 CLAIMS IS BEING MADE PURSUANT TO EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING PURSUANT TO SECTION 4(A)(2) THEREOF, AND APPLICABLE UNITED STATES STATE SECURITIES LAWS, AND ONLY FROM HOLDERS OF SUCH CLAIMS WHO ARE AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) OF THE SECURITIES ACT (“ACCREDITED INVESTORS”) OR A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“QIB”). THIS DISCLOSURE STATEMENT IS NOT AN OFFER TO SELL ANY SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY ANY SECURITIES.

[1]

Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms elsewhere in this disclosure statement (as may be amended, supplemented, or otherwise modified from time to time, this “Disclosure Statement”) or in the Joint Prepackaged Chapter 11 Plan of Reorganization of Cutera, Inc. and its Affiliated Debtors (as may be amended, supplemented, or otherwise modified from time to time, the “Plan”), as applicable.

i

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

In re: Cutera, Inc. et al.,[2] Debtors.	Chapter 11 Case No. 25-[_______] ([___])

DISCLOSURE STATEMENT FOR THE

JOINT PREPACKAGED CHAPTER 11 PLAN OF

REORGANIZATION OF CUTERA, INC. AND ITS AFFILIATED DEBTORS

ROPES & GRAY LLP

Ryan Preston Dahl (pro hac vice pending)

Conor P. McNamara (pro hac vice pending)

191 North Wacker Drive, 32nd Floor

Chicago, IL 60606

Telephone: (312) 845-1200

Facsimile: (312) 845-5500

Email: ryan.dahl@ropesgray.com

  conor.mcnamara@ropesgray.com

Natasha S. Hwangpo (pro hac vice pending)

1211 Avenue of the Americas

New York, New York 10036

Telephone: (212) 596-9000

Facsimile: (212) 596-9090

E-mail:  natasha.hwangpo@ropesgray.com

Proposed Co-Counsel to the Debtors and Debtors in Possession

HUNTON ANDREWS KURTH LLP

Timothy A. (“Tad”) Davidson II (TX Bar No. 24012503

Phillip M. Guffy (TX Bar No. 24113705)

Catherine A. Rankin (TX Bar No. 24066008)

600 Travis Street

Suite 4200

Houston, Texas 77002

Telephone: (713) 220-4200

Email:  TadDavidson@hunton.com

  PhillipGuffy@hunton.com

  CatherineRankin@hunton.com

Proposed Co-Counsel to the Debtors and Debtors in Possession

[2]

The Debtors in these chapter 11 cases, together with the last four digits of each Debtor’s federal tax identification number, are as follows: Cutera, Inc. (2262) and Crystal Sub, LLC (6339). The Debtors’ service address is 3240 Bayshore Boulevard, Brisbane, CA 94005.

IMPORTANT INFORMATION REGARDING THIS DISCLOSURE STATEMENT FOR SOLICITATION OF VOTES ON THE JOINT PREPACKAGED CHAPTER 11 PLAN OF REORGANIZATION OF CUTERA, INC. AND ITS AFFILIATED DEBTORS FROM THE HOLDERS OF OUTSTANDING CLAIMS IN THE FOLLOWING CLASS:

VOTING CLASS	NAME OF CLASS UNDER THE PLAN
CLASS 3	SENIOR NOTES CLAIMS

IF YOU ARE A HOLDER OF A CLAIM IN CLASS 3, YOU ARE RECEIVING THIS DOCUMENT AND THE ACCOMPANYING MATERIALS

BECAUSE YOU MAY BE ENTITLED TO VOTE ON THE PLAN

DELIVERY OF BALLOTS

BALLOTS MUST BE ACTUALLY RECEIVED BY THE SOLICITATION AGENT BY THE VOTING DEADLINE, WHICH IS 4:00 P.M. (PREVAILING CENTRAL TIME)

ON [APRIL 9], 2025

OR VIA FIRST CLASS MAIL,

OVERNIGHT COURIER, OR HAND DELIVERY AT:

CUTERA BALLOT PROCESSING

C/O KCC DBA VERITA

222 N. PACIFIC COAST HIGHWAY, SUITE 300

EL SEGUNDO, CA 90245

OR VIA ELECTRONIC MAIL AT:

CUTERABALLOTS@VERITAGLOBAL.COM

BALLOTS RECEIVED VIA MEANS OTHER THAN THE

AFOREMENTIONED MEANS WILL NOT BE COUNTED.

IF YOU HAVE ANY QUESTIONS ON THE PROCEDURES FOR VOTING ON THE

PLAN, PLEASE CONTACT VERITA GLOBAL

(THE DEBTORS’ SOLICITATION AGENT) AT:

(888) 788-0109 (DOMESTIC TOLL-FREE)

OR (781) 575-2045 (INTERNATIONAL TOLL)

OR EMAIL: CUTERAINFO@VERITAGLOBAL.COM; SUBJECT LINE: “CUTERA”

Cutera, Inc. and its affiliated debtors (each, a “Debtor” and together, the “Debtors”) submit this Disclosure Statement pursuant to section 1125 of the Bankruptcy Code for use in solicitation of votes on the Plan. The Plan is anticipated to be filed with the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). A copy of the Plan is attached hereto as Exhibit A. This Disclosure Statement provides information regarding the Plan, which the Debtors are seeking to have confirmed by the Bankruptcy Court. The Debtors are providing the information in this Disclosure Statement to certain Holders of Claims for purposes of soliciting votes to accept or reject the Plan.

Pursuant to the Restructuring Support Agreement, which is attached hereto as Exhibit B, the Plan is currently supported by the Debtors and Holders of approximately 74% in amount of Senior Notes Claims.

The Plan provides that the following parties, in their capacity as such, are deemed to grant the releases provided for therein: (i) all Holders of Claims or Interests that vote to accept the Plan and who do not affirmatively opt out of the releases set forth in Section 9.3 of the Plan, (ii) all Holders of Claims or Interests that are deemed to accept the Plan and who do not affirmatively opt out of the releases set forth in Section 9.3 of the Plan, (iii) all Holders of Claims or Interests that vote to reject the Plan or are deemed to reject the Plan and who do not affirmatively opt out of the releases set forth in Section 9.3 of the Plan, (iv) all Holders of Claims or Interests who abstain from voting on the Plan and who do not affirmatively opt out of the releases provided by the Plan, (v) each Released Party, (vi) each Related Party to each Entity in clause (i) through (v) solely to the extent such Related Party may assert Claims or Causes of Action on behalf of or in a derivative capacity by or through an entity in clause (i) through (v); provided, that, in each case, an Entity shall not be a Releasing Party if it: (x) elects to opt out of the releases set forth in Section 9.3 of the Plan; or (y) timely objects to the releases set forth in Section 9.3 of the Plan, either through (1) a formal objection Filed on the docket of the Chapter 11 Cases or (2) an informal objection provided to the Debtors by electronic mail, and such objection is not withdrawn on the docket of the Chapter 11 Cases or via electronic mail, as applicable, before Confirmation.

Holders of Claims and Interests in Classes 1, 2, 4, 5, 6, 7, and 8 may opt out of becoming a Releasing Party by checking the applicable box on the Opt-Out Form. Holders of Claims in Class 3 may opt out of becoming a Releasing Party by checking the applicable box on their respective Ballot.

The consummation and effectiveness of the Plan are subject to certain material conditions precedent described herein and set forth in Article VIII of the Plan. There is no assurance that the Bankruptcy Court will confirm the Plan or approve this Disclosure Statement or, if the Bankruptcy Court does confirm the Plan, that the conditions necessary for the Plan to become effective will be satisfied or, in the alternative, waived.

You are encouraged to read this Disclosure Statement (including “Certain Factors to Be Considered” described in Article VI of this Disclosure Statement) and the Plan in their entirety before submitting your Ballot to vote on the Plan.

The Debtors urge each Holder of a Claim or Interest to consult with its own advisors with respect to any legal, financial, securities, tax, or business advice in reviewing this Disclosure Statement, the Plan, and each transaction contemplated by the Plan.

The Debtors strongly encourage Holders of Claims in Class 3 to read this Disclosure Statement and the Plan in their entirety before voting to accept or reject the Plan. Assuming the requisite acceptances to the Plan are obtained, the Debtors will seek the Bankruptcy Court’s approval of the Plan at the Combined Hearing.

RECOMMENDATION BY THE DEBTORS

THE DEBTORS’ GOVERNING BODIES HAVE APPROVED THE RESTRUCTURING TRANSACTIONS CONTEMPLATED BY THE PLAN AND DESCRIBED IN THIS DISCLOSURE STATEMENT, AND THE DEBTORS BELIEVE THAT THE PLAN IS FAIR AND EQUITABLE, MAXIMIZES THE VALUE OF THE DEBTORS’ ESTATE, AND PROVIDES THE BEST RECOVERY TO CLAIM HOLDERS. AT THIS TIME, THE DEBTORS BELIEVE THAT THE PLAN AND RELATED RESTRUCTURING TRANSACTIONS REPRESENT THE BEST ALTERNATIVE FOR ACCOMPLISHING THE DEBTORS’ OVERALL RESTRUCTURING OBJECTIVES. THE DEBTORS, THEREFORE, STRONGLY RECOMMEND THAT ALL HOLDERS OF CLAIMS WHOSE VOTES ARE BEING SOLICITED SUBMIT BALLOTS TO ACCEPT THE PLAN BY RETURNING THEIR BALLOTS SO AS TO BE ACTUALLY RECEIVED BY THE SOLICITATION AGENT NO LATER THAN [APRIL 9], 2025 AT 4:00 P.M. (PREVAILING CENTRAL TIME) PURSUANT TO THE INSTRUCTIONS SET FORTH HEREIN AND IN THE BALLOTS.

SPECIAL NOTICE REGARDING FEDERAL AND STATE SECURITIES LAWS

The Bankruptcy Court has not reviewed this Disclosure Statement or the Plan, and the securities to be issued on or after the Effective Date will not be issued pursuant to a registration statement filed with the United States Securities and Exchange Commission (the “SEC”) under the United States Securities Act of 1933 (as amended, the “Securities Act”) or any securities regulatory authority of any state under any state securities law (“Blue Sky Laws”). The Plan has not been approved or disapproved by the SEC or any state regulatory authority, and neither the SEC nor any state regulatory authority has passed upon the accuracy or adequacy of the information contained in this Disclosure Statement or the Plan. Any representation to the contrary is a criminal offense. The Debtors are relying on exemptions from the registration requirements of the Securities Act, including section 4(a)(2) thereof and/or Regulation D promulgated thereunder, and on equivalent exemptions under Blue Sky Laws, to exempt from registration under the Securities Act and Blue Sky Laws the offer to certain Holders of Senior Notes Claims of new securities prior to the Petition Date, including in connection with the solicitation of votes to accept or reject the Plan (the “Solicitation”).

After the Petition Date, the Debtors will rely on section 1145(a) of the Bankruptcy Code, Section 4(a)(2) of the Securities Act, or other exemptions under the Securities Act and Blue Sky Laws to exempt from registration under the Securities Act and Blue Sky Laws the offer, issuance, and distribution of the securities described herein under the Plan. Neither the Solicitation nor this Disclosure Statement constitutes an offer to sell or the solicitation of an offer to buy securities in any state or jurisdiction in which such offer or solicitation is not authorized.

v

Except to the extent publicly available, this Disclosure Statement, the Plan, and the information set forth herein and therein are confidential. This Disclosure Statement and the Plan may contain material non-public information concerning the Debtors, its subsidiaries, and their respective debt and Securities. Each recipient hereby acknowledges that it (a) is aware that the federal securities laws of the United States prohibit any person who has material non-public information about a company, which is obtained from the company or its representatives, from purchasing or selling Securities of such company or from communicating the information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such Securities and (b) is familiar with the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”).

DISCLAIMER

This Disclosure Statement contains summaries of certain provisions of the Plan and certain other documents and financial information. The information included in this Disclosure Statement is provided solely for the purpose of soliciting acceptances of the Plan and should not be relied upon for any purpose other than to determine whether and how to vote on the Plan. All Holders of Claims or Interests entitled to vote are advised and encouraged to read this Disclosure Statement and the Plan in their entirety before voting. The Debtors believe that these summaries are fair and accurate. The summaries of the financial information and the documents that are attached to, or incorporated by reference in, this Disclosure Statement are qualified in their entirety by reference to such information and documents. In the event of any inconsistency or discrepancy between a description in this Disclosure Statement, on the one hand, and the terms and provisions of the Plan or the financial information and documents incorporated in this Disclosure Statement by reference, on the other hand, the Plan or the financial information and documents, as applicable, shall govern for all purposes.

Except as otherwise provided in the Plan or in accordance with applicable law, the Debtors are under no duty to update or supplement this Disclosure Statement. The Bankruptcy Court’s approval of this Disclosure Statement, which the Debtors will seek at the Combined Hearing, does not constitute a guarantee of the accuracy or completeness of the information contained herein or the Bankruptcy Court’s endorsement of the merits of the Plan. The statements and financial information contained in this Disclosure Statement have been made as of the date hereof unless otherwise specified. Holders of Claims or Interests reviewing this Disclosure Statement should not assume at the time of such review that there have been no changes in the facts set forth in this Disclosure Statement since the date of this Disclosure Statement. No Holder of a Claim or Interest should rely on any information, representations, or inducements that are not contained in or are inconsistent with the information contained in this Disclosure Statement, the documents attached to this Disclosure Statement, and the Plan. This Disclosure Statement does not constitute legal, business, financial, or tax advice. Any Person or Entity desiring any such advice should consult with their own advisors. Additionally, this Disclosure Statement has not been approved or disapproved by the Bankruptcy Court, the SEC, or any securities regulatory authority of any state under Blue Sky Laws. The Debtors are soliciting acceptances of the Plan prior to commencing any cases under chapter 11 of the Bankruptcy Code.

The financial information contained in or incorporated by reference into this Disclosure Statement has not been audited, except as specifically indicated otherwise. The Debtors’ management (“Management”), in consultation with their advisors, has prepared the financial projections attached hereto as Exhibit D and described in this Disclosure Statement. The financial projections, while presented with numerical specificity, necessarily were based on a variety of estimates and assumptions that are inherently uncertain and may be beyond the control of Management. Important factors that may affect actual results and cause Management forecasts not to be achieved include, but are not limited to, risks and uncertainties relating to the Debtors’ businesses (including their ability to achieve strategic goals, objectives, and targets over applicable periods), industry performance, the regulatory environment, general business and economic conditions, and other factors. The Debtors caution that no representations can be made as to the accuracy of these projections or to their ultimate performance compared to the information contained in the forecasts or that the forecasted results will be achieved. Therefore, the financial projections may not be relied upon as a guarantee or other assurance that the actual results will occur.

Regarding contested matters, adversary proceedings, and other pending, threatened, or potential litigation or other actions, this Disclosure Statement does not constitute, and may not be construed as, an admission of fact, liability, stipulation, or waiver by the Debtors or any other party, but rather as a statement made in the context of settlement negotiations in accordance with Rule 408 of the Federal Rules of Evidence and any analogous state or foreign laws or rules. As such, this Disclosure Statement shall not be construed to be conclusive advice on the tax, securities, financial, or other effects of the Plan to Holders of Claims against or Interests in, the Debtors or any other party in interest. Please refer to Article VI of this Disclosure Statement, entitled “Certain Factors to Be Considered” for a discussion of certain risk factors that Holders of Claims and Interests voting on the Plan should consider.

Except as otherwise expressly set forth herein, all information, representations, or statements contained herein have been provided by the Debtors. No person is authorized by the Debtors in connection with this Disclosure Statement, the Plan, or the Solicitation to give any information or to make any representation or statement regarding this Disclosure Statement, the Plan, or the Solicitation, in each case, other than as contained in this Disclosure Statement and the exhibits attached hereto or as otherwise incorporated herein by reference or referred to herein. If any such information, representation, or statement is given or made, it may not be relied upon as having been authorized by the Debtors.

This Disclosure Statement contains certain forward-looking statements, all of which are based on various estimates and assumptions. Such forward-looking statements are subject to inherent uncertainties and to a wide variety of significant business, economic, and competitive risks, including, but not limited to, those summarized herein. When used in this Disclosure Statement, the words “anticipate,” “believe,” “estimate,” “will,” “may,” “intend,” and “expect” and similar expressions generally identify forward-looking statements. Although the Debtors believe that their plans, intentions, and expectations reflected in the forward-looking statements are reasonable, they cannot be sure that they will be achieved. These statements are only predictions and are not guarantees of future performance or results. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by a forward-looking statement. All forward-looking statements attributable to the Debtors or Persons or Entities acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth in this Disclosure Statement, including those set forth in Article VI hereof. Forward-looking statements speak only as of the date on which they are made. Except as required by law, the Debtors expressly disclaim any obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise.

3.6	Nonconsensual Confirmation	40
3.7	Subordinated Classes	40
3.8	Vacant Classes	40
3.9	Intercompany Interests	40
3.10	No Waiver	40
3.11	Solicitation Procedures	41
3.12	Voting Procedures	41
ARTICLE IV CORPORATE AND CAPITAL STRUCTURE		43
4.1	Prepetition Corporate and Capital Structure	43
ARTICLE V CIRCUMSTANCES LEADING TO THESE CHAPTER 11 CASES		45
5.1	Product Roll-Out Difficulties, Leadership Turnover, Impaired Business Relationships with Distributors, and Market Competition and Macroeconomic Pressures	45
5.2	Debtors’ Efforts to Address Business Challenges	48
ARTICLE VI CERTAIN FACTORS TO BE CONSIDERED		50
6.1	General	50
6.2	Risks Relating to the Plan and Other Bankruptcy Law Considerations	50
6.3	Risks Relating to the Restructuring Transactions	57
6.4	Risks Relating to the Reorganized Common Equity	60
6.5	Risks Relating to the Debtors’ Businesses	63
6.6	Certain Tax Implications of the Chapter 11 Cases and the Plan	66
6.7	Disclosure Statement Disclaimer	66
ARTICLE VII CONFIRMATION OF THE PLAN		68
7.1	The Confirmation Hearing	69
7.2	Confirmation Standards	69
7.3	Best Interests Test/Liquidation Analysis	69
7.4	Feasibility	70
7.5	Confirmation Without Acceptance by All Impaired Classes	70
7.6	Alternatives to Confirmation and Consummation of the Plan	71
ARTICLE VIII IMPORTANT SECURITIES LAW DISCLOSURE		72
8.1	Exemption from Registration Requirements	72
8.2	Resales of the Securities	73
ARTICLE IX CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN		75
ARTICLE X CONCLUSION AND RECOMMENDATION		93

EXHIBITS

Exhibit A Exhibit B	Plan Restructuring Support Agreement
Exhibit C	Liquidation Analysis
Exhibit D Exhibit E	Financial Projections Valuation Analysis
Exhibit F	Corporate Organizational Chart

EXECUTIVE SUMMARY

The Plan implements a prepackaged restructuring agreed to among the Debtors and the Debtors’ major stakeholder and holders of Claims in the only voting class: the Consenting Senior Noteholders. Importantly, holders of approximately 74% of Senior Notes Claims have executed the Restructuring Support Agreement and are supportive of the Plan and the Restructuring Transactions.

The Restructuring will result in a significant deleveraging of the Debtors’ capital structure, as reflected in the charts below:

Capital Structure as of the Petition Date
Instrument	Principal Outstanding (mm)
2026 Senior Notes	$69.13

2028 Senior Notes	$240

2029 Senior Notes	$120

Total Debt[4]	$429.13

Common Stock[6]	$6.5

Total	$435.63

Structure Post-Emergence
Instrument	Principal Outstanding (mm)
Exit Facility	$35	[3]

Total Debt[5]	$35
Reorganized Common Equity	$100

Total	$135

The anticipated benefits of the Plan, include, without limitation, the following:

(a)

An Equity Rights Offering, backstopped by the Equity Rights Offering Backstop Parties, pursuant to which the Debtors shall raise $30 million for general corporate purposes and to make distributions pursuant to the Plan, including the payment of Restructuring Expenses;

(b)	A $25 million debtor-in-possession term loan (the “DIP Facility”), of which $15 will be available upon entry of the Interim DIP Order and the remainder upon entry of the Final DIP Order;

(c)

An exit term loan credit facility (the “Exit Facility”) consisting of (i) a dollar-for-dollar conversion of the DIP Facility (including fees paid-in-kind on or prior to the Effective Date, but excluding accrued interest which will be paid in cash on the Effective Date), and (ii) a $10 million new money term loan to be provided by the Exit Lenders on the Effective Date on the terms and conditions set forth in the Exit Facility Documents;

[3]	To include Exit and Upfront Fees paid-in-kind.
[4]

“Total Debt” reflects the funded debt instruments and does not reflect general unsecured claims—including, approximately $550,000 on account of a PPP Loan (as further detailed in the First Day Declaration).

[5]

“Total Debt” reflects the funded debt instruments and does not reflect general unsecured claims—including, approximately $550,000 on account of a PPP Loan (as further detailed in the First Day Declaration).

[6]	The Common Stock market capitalization is as of March 3, 2025.

(d)

Conversion of approximately $429.13 million of Senior Notes Claims to 100% of the Reorganized Common Equity subject to dilution from the Equity Rights Offering, the Equity Rights Offering Backstop Premium, the Common Equity Convenience Buyout Premium, and the Management Incentive Plan;

(e)

A Common Equity Convenience Buyout to provide a cash recovery to electing Holders of Senior Notes Claims who vote in favor of the Plan (excluding, for the avoidance of doubt, the Equity Rights Offering Backstop Parties) in lieu of Reorganized Common Equity, in an amount equal to the product of the Common Equity Convenience Buyout Share Price times the number of shares of Reorganized Common Equity such holder was entitled to receive; provided that, if such buyout cap is exceeded, the electing Holders may receive both cash and Reorganized Common Equity in accordance with Section 4.14 of the Plan;

(f)	Payment in full or Reinstatement of all General Unsecured Claims;

(g)	The anticipated assumption of all Unexpired Leases and Executory Contracts, with continued performance and payment thereunder in the ordinary course; and

(h)	Prompt emergence from chapter 11.

The Plan provides for a comprehensive restructuring of the Debtors’ prepetition obligations, preserves the going-concern value of the Debtors’ businesses, maximizes all creditor recoveries, and protects the jobs of the Debtors’ invaluable employees, including Management.

On the Effective Date, after giving effect to the Restructuring Transactions contemplated by the Plan and prior to any dilution on account of the Management Incentive Plan, (i) the shares of Reorganized Common Equity issued and sold to the Equity Rights Offering participants (including the Equity Rights Offering Backstop Parties) pursuant to the Equity Rights Offering shall equal 39.74% of the total outstanding shares of Reorganized Common Equity and (ii) the shares of Reorganized Common Equity issued to the Equity Rights Offering Backstop Parties on account of the Put Option Premium shall equal 4.9% of the total outstanding shares of Reorganized Common Equity. The remaining 55.36% of shares of Reorganized Common Equity outstanding on the Effective Date will be issued to (a) the Holders of Allowed Senior Notes Claims on account of such Claims pursuant to Section 3.3(c)(iii)(1)(A) and Section 3.3(c)(iii)(2)(B) of the Plan and (b) the Equity Rights Offering Backstop Parties pursuant to Section 4.14 of the Plan, in connection with the Common Equity Convenience Buyout.

The purpose of this Disclosure Statement is to provide Holders of Claims or Interests entitled to vote to accept or reject the Plan with adequate information about (i) the Debtors’ businesses and certain historical events, (ii) these chapter 11 cases (“Chapter 11 Cases”), (iii) the rights of Holders of Claims or Interests under the Plan, and (iv) other information necessary to enable a hypothetical investor typical of the Holders of Claims or Interests in these Chapter 11 Cases to make an informed judgment about the Plan.

ARTICLE I

INTRODUCTION

Cutera, Inc. (the “Company”), founded in 1998, is a global leader of dermatology and aesthetics devices that appeal to forward-thinking clinicians who seek the next generation of performance, safety, and efficacy. The Company develops, manufactures, and markets energy-based product platforms for use by medical practitioners, enabling them to offer safe and effective treatment to their customers and patients. The Company currently markets the following key platforms: AviClear, enlighten, excel V/V+, excel HR, truSculpt, truFlex, Secret, and xeo—each of which enable medical practitioners to perform safe and effective procedures, including treatment for acne, skin resurfacing, tattoo removal, body contouring, and other aesthetic and dermatologic conditions. In addition, the Company provides device support and service, as well as consumables (products which require replacement) used in connection with its product platforms.

As of January 2024, the Company has: 32 issued U.S. patents, 12 pending U.S. patents, and 14 international patents. The Company’s corporate headquarters and U.S. operations are located in Brisbane, California, and it markets, sells, and services its products across North America (including Canada), Australia, Austria, Belgium, France, Germany, Japan, the Netherlands, Spain, Switzerland, and the United Kingdom. In 2023, approximately fifty percent of the Company’s total revenue was from customers outside of North America. As of the Petition Date, the Company employed approximately 350 people worldwide.

The Company has had a historic trend of operating losses, which continue to have an unfavorable impact on the Company’s overall liquidity. The Company’s revenue has declined from $212.4 million for the twelve months ended December 31, 2023, to $138.5 million for the twelve months ended December 31, 2024. As of the Petition Date, the Company has approximately $10.7 million in cash and cash equivalents.

The Company’s continued operations will depend on several factors, including but not limited to, growth of revenue from its revised business model for AviClear, which entails transitioning from a lease model to a direct sales model, maintaining or increasing revenues from sales of legacy systems, consumables and services, achieving cost savings as a result of workforce reductions implemented in the fourth quarter of 2023 and second quarter of 2024, and implementing further cost savings initiatives, restructuring of supplier and manufacturer relationships, and initiatives to improve inventory and receivables management.

Most importantly, the Company must promptly right-size its balance sheet by deleveraging its substantial outstanding principal balance of nearly $430 million of Senior Notes. In the past eighteen months, the Company has taken numerous steps to cut costs and reduce expenses, but the nature of the Company’s prepetition capital structure and the industry in which the Company operates have hampered the ability of the Company to meet financial projections. Over the past year, the Company has worked to reach agreement with the Consenting Senior Noteholders to take action on this crucial deleveraging.

To address these challenges, the Company began engaging with an ad hoc committee of Senior Noteholders (the “Ad Hoc Committee of Consenting Senior Noteholders”) in early 2024 to explore various strategic alternatives and options to address: in the short term the upcoming 2026 maturity of the 2026 Senior Notes and in the long term the unsustainable capital structure. These negotiations resulted in the execution of the Restructuring Support Agreement, which provides the main framework for a prepackaged Plan and is the basis on which the acceptances of the Senior Noteholders are being solicited.

Thus, the Debtors filed these Chapter 11 Cases to implement the terms of the prepackaged Plan and the go-forward business strategy on which the prepackaged Plan is based. In that regard, these Chapter 11 Cases will comprehensively restructure the Debtors’ prepetition capital structure, preserve the going-concern value of the Debtors’ businesses, maximize all creditor recoveries (including by reinstating General Unsecured Claims in full and assuming all Executory Contracts and Unexpired Leases), and protect the jobs of the Company’s employees. The Plan’s consummation and the significant deleveraging of nearly $400 million (or about 90% of the prepetition funded indebtedness) will enable the post-emergence Company to allocate capital to essential research and development. These investments aim to drive profitability and maintain competitiveness in the highly regulated and competitive aesthetic medical device sector.

ARTICLE II

THE PLAN

2.1	Treatment of Unclassified Claims

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, Priority Tax Claims, Professional Fee Claims, and DIP Claims (collectively, the “Unclassified Claims”) have not been classified and thus are excluded from the Classes of Claims and Interests set forth in Article III of the Plan. The Plan provides for the following treatment of each of the Unclassified Claims:

Claim	Plan Treatment
Administrative Claims	Unless otherwise agreed to by the Holder of an Allowed Administrative Claim and the Debtors or the Reorganized Debtors, as applicable, to less favorable treatment, to the extent an Administrative Claim has not already been paid in full or otherwise satisfied during the Chapter 11 Cases, each Holder of an Allowed Administrative Claim shall receive in full and final satisfaction of its Allowed Administrative Claim an amount of Cash equal to the unpaid portion of such Allowed Administrative Claim in accordance with the following: (i) if such Administrative Claim is Allowed on or prior to the Effective Date, on the Effective Date or as soon as reasonably practicable thereafter (or, if not then due, when such Administrative Claim is due or as soon as reasonably practicable thereafter); (ii) if such Administrative Claim is Allowed after the Effective Date, on the date such Administrative Claim is Allowed or as soon as reasonably practicable thereafter; (iii) at such time and upon such terms as may be agreed upon by the Holder of such Allowed Administrative Claim and the Debtors or the Reorganized Debtors, as applicable; or (iv) at such time and upon such terms as set forth in a Final Order of the Bankruptcy Court.

All requests for payment of an Administrative Claim (other than DIP Claims, Restructuring Expenses, Put Option Premium Claims, or Professional Fee Claims) that accrued on or before the Effective Date that were not otherwise paid in the ordinary course of business must be filed with the Bankruptcy Court and served on the Debtors no later than the Administrative Claims Bar Date. Holders of Administrative Claims (other than DIP Claims, Restructuring Expenses, Put Option Premium Claims, or Professional Fee Claims) that are required to, but do not, file and serve a request for payment of such Administrative Claims by the Administrative Claims Bar Date shall be forever barred, estopped, and enjoined from asserting such Administrative Claims against the Debtors, the Estates, or the Reorganized Debtors, and such Administrative Claims shall be deemed discharged, compromised, settled, and released as of the Effective Date.

The Reorganized Debtors may settle Administrative Claims (other than DIP Claims, Restructuring Expenses, and Put Option Premium Claims) in the ordinary course of business without further Bankruptcy Court approval. The Debtors or the Reorganized Debtors, as applicable, may also choose to object to any Administrative Claim (other than DIP Claims, Restructuring Expenses, and Put Option Premium Claims) no later than sixty (60) days after the Administrative Claims Bar Date, subject to extensions by the Bankruptcy Court, agreement in writing of the parties, or on motion of a party in interest approved by the Bankruptcy Court. Unless the Debtors or the Reorganized Debtors (or other party with standing) objects to a timely-filed and properly served Administrative Claim, such Administrative Claim shall be deemed Allowed in the amount requested. In the event that the Debtors or the Reorganized Debtors (or other party with standing) objects to an Administrative Claim, the parties may confer to try to reach a settlement and, failing that, the Bankruptcy Court shall determine whether such Administrative Claim should be allowed and, if so, in what amount.

Priority Tax Claims

Except to the extent that a Holder of an Allowed Priority Tax Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for such Allowed Priority Tax Claim, each Holder of such Allowed Priority Tax Claim shall be treated in accordance with the terms set forth in section 1129(a)(9)(C) of the Bankruptcy Code. To the extent any Allowed Priority Tax Claim is not due and owing on or before the Effective Date, such Claim shall be paid on the later of (i) in accordance with the terms of any agreement between the Debtors and the Holder of such Allowed Priority Tax Claim, (ii) when such Allowed Priority Tax Claim becomes due and payable under applicable non-bankruptcy Law, or (iii) in the ordinary course of business. On the Effective Date, any Liens securing any Allowed Priority Tax Claims shall be deemed released, terminated, and extinguished, in each case without further notice to or order of the Bankruptcy Court, act, or action under applicable law, regulation, order or rule, or the vote, consent, authorization, or approval of any Person.

Professional Fee Claims	All final requests for payment of Professional Fee Claims for services rendered and reimbursement of expenses must be filed no later than the first Business Day that is sixty (60) days after the Effective Date. After notice and a hearing in accordance with the procedures established by the Bankruptcy Code and prior Bankruptcy Court orders, the Allowed amounts of such Professional Fee Claims shall be determined by the Bankruptcy Court.

On or before the Effective Date, the Reorganized Debtors shall establish (if not already established) and fund the Professional Fee Escrow Account with Cash equal to the Professional Fee Reserve Amount. Subject to the last sentence of Section 2.3(b) of the Plan, the Professional Fee Escrow Account shall be maintained in trust solely for the benefit of the Retained Professionals, and such funds shall not be considered property of the Estates of the Debtors or the Reorganized Debtors. Subject to the last sentence of Section 2.3(b) of the Plan, no Liens, Claims, or Interests shall encumber the Professional Fee Escrow Account in any way; provided that Liens granted pursuant to the DIP Facility Documents and Exit Facility Documents, as applicable, shall encumber amounts in the Professional Fee Escrow Account constituting the Residual Fee Escrow Interest. The Reorganized Debtors shall be obligated to pay Allowed Professional Fee Claims in excess of the Professional Fee Reserve Amount. The amount of Professional Fee Claims owing to the Retained Professionals shall be paid in Cash to such Retained Professionals from funds held in the Professional Fee Escrow Account when such Professional Fee Claims are Allowed by a Final Order of the Bankruptcy Court; provided that in the event the Professional Fee Reserve Amount is insufficient to satisfy the Professional Fee Claims, the Reorganized Debtors shall be required to satisfy the Allowed amounts of the remainder of any outstanding Professional Fee Claims. When all such Allowed amounts owing to Retained Professionals have been paid in full, any remaining amount in the Professional Fee Escrow Account (the “Residual Fee Escrow Interest”) shall promptly be paid to the Reorganized Debtors without any further action or order of the Bankruptcy Court or any other Entity.

The Retained Professionals shall reasonably estimate in good faith their accrued Professional Fee Claims prior to and as of the Effective Date and shall deliver such estimate to the Debtors no later than three (3) Business Days before the anticipated Effective Date; provided that such estimate shall not be considered an admission or limitation with respect to the fees and expenses of such Retained Professional. If a Retained Professional does not provide such estimate, the Reorganized Debtors may estimate the unbilled fees and expenses of such Retained Professional; provided that such estimate shall not be considered an admission or limitation with respect to the fees and expenses of such Retained Professional. The total amount estimated as of the Effective Date shall consist of the Professional Fee Reserve Amount; provided that the Debtors shall use Cash on hand to increase the amount of the Professional Fee Escrow Account to the extent fee applications are filed after the Effective Date in excess of the amount held in the Professional Fee Escrow Account based on such estimates.

From and after the Confirmation Date, but prior to the Effective Date, any requirement that Retained Professionals comply with sections 327 through 331, 363, and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Debtors or Reorganized Debtors (as applicable) may employ and pay any Retained Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court. On and after the Effective Date, the Reorganized Debtors shall pay in Cash the reasonable and documented legal, professional, or other fees and expenses incurred by the Debtors or the Reorganized Debtors (as applicable) after the Confirmation Date but prior to the Effective Date in the ordinary course of business and without any further notice to or action, order, or approval of the Bankruptcy Court, except as otherwise specifically provided in the Plan. The Reorganized Debtors shall pay, within ten (10) Business Days after submission of a detailed invoice to the Reorganized Debtors, such reasonable Claims for compensation or reimbursement of expenses incurred by the Retained Professionals of the Debtors after the Confirmation Date but prior to the Effective Date. If the Debtors or Reorganized Debtors (as applicable) dispute the reasonableness of any such invoice, the Debtors or Reorganized Debtors (as applicable) or the affected professional may submit such dispute to the Bankruptcy Court for a determination of the reasonableness of any such invoice, and the disputed portion of such invoice shall not be paid until the dispute is resolved.

DIP Claims

The DIP Claims shall be Allowed Claims in the full amount outstanding under the DIP Credit Agreement as of the Effective Date, including principal, interest, fees, costs, other charges, and expenses, and all other obligations related to the DIP Facility.

Notwithstanding anything to the contrary herein, except to the extent that a Holder of an Allowed DIP Claim agrees to less favorable treatment, on the Effective Date, the Holders of all Allowed DIP Claims, in full and final satisfaction, settlement, release, and discharge of and in exchange for all such DIP Claims, shall receive (i) term loans issued under the Exit Facility in an aggregate outstanding principal amount equal to the principal amount the term loans outstanding under the DIP Facility Documents on the Effective Date (including (A) the amount of any upfront payment payable pursuant to the DIP Facility Documents and (B) the amount of any repayment premium payable pursuant to the DIP Facility Documents upon the repayment of the DIP Facility on such date, but excluding (x) accrued and unpaid interest as of such date, (y) Restructuring Expenses and fees and expenses payable to the DIP Agent under the DIP Facility Documents, including fees and expenses of counsel, and (z) indemnification obligations solely to the extent due and payable as of the Effective Date payable in Cash on the Effective Date, which amounts in the foregoing clauses (x) through (z), for the avoidance of doubt, shall be paid in full in Cash on the Effective Date), which term loans issued under the Exit Facility shall be funded on a cashless basis by rolling over such amounts outstanding under the DIP Facility Documents.

Statutory Fees	The Debtors and the Reorganized Debtors, as applicable, shall pay all quarterly fees under 28 U.S.C § 1930(a), plus any interest due and payable under 31 U.S.C. § 3717 on all disbursements, including Plan payments and disbursements in and outside the ordinary course of the Debtors’ or Reorganized Debtors’ business, for each quarter (including any fraction thereof) until the Chapter 11 Cases are converted, dismissed, or closed, whichever occurs first.

2.2	Treatment of Classified Claims and Interests

The Plan establishes a comprehensive classification of Claims and Interests. The table below summarizes the classification, treatment, voting rights, and estimated recoveries of the Claims and Interests, by Class, under the Plan. Amounts in the rightmost column under the heading “Liquidation Recovery” are estimates only and are based on certain assumptions described herein and set forth in greater detail in the Liquidation Analysis (as defined below) attached hereto as Exhibit C. Accordingly, recoveries actually received by Holders of Claims and Interests in a liquidation scenario may differ materially from the projected liquidation recoveries listed in the table below.

Class	Claims and Interests	Treatment	Status/ Voting Right	Voting Right	Projected Plan Recovery
1	Other Secured Claims	In full and final satisfaction, compromise, settlement, release, and discharge of, and except as otherwise agreed to less favorable treatment, on the Effective Date, each Holder of an Allowed Other Secured Claim shall receive, at the election of the Debtors: (i) payment in full in Cash of the unpaid portion of its Allowed Other Secured Claim; (ii) the collateral securing its Allowed Other Secured Claim; (iii) Reinstatement of its Allowed Other Secured Claim; or (iv) such other treatment rendering its Allowed Other Secured Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code.	Unimpaired	No (conclusively presumed to accept)	100%
2	Other Priority Claims	In full and final satisfaction, compromise, settlement, release, and discharge of, and except as otherwise agreed to less favorable treatment, on the Effective Date, each Holder of an Allowed Other Priority Claim shall receive treatment in a manner consistent with Section 1129(a)(9) of the Bankruptcy Code.	Unimpaired	No (conclusively presumed to accept)	100%
3	Senior Notes Claims

In full and final satisfaction of all such claims, the holders of Senior Notes Claims shall receive either:

•  (A) its Pro-Rata Share of 100% of the Reorganized Common Equity, subject to dilution from the Equity Rights Offering, the Put Option Premium, and the Management Incentive Plan, and (B) the right to participate in the Equity Rights Offering for its Pro-Rata Share of the Non-Holdback Rights Offering Amount ((A) and (B), collectively, the “Senior Notes Claim Equity Recovery”); or

•  If such Holder of an Allowed Senior Notes Claim elects to participate in the Common Equity Convenience Buyout (the “Senior Notes Claim Cash Option”), in lieu of all of its Senior Notes Claim Equity Recovery, (A) Cash in an amount (the “Senior Notes Claim Cash Amount”) equal to the product of the Common Equity Convenience Buyout Share Price times the number of shares of Reorganized Common Equity such Holder was entitled to receive pursuant to clause (A) of the Senior Notes Claim Equity Recovery (the “Cash-Out Shares”), with the number of Cash-Out Shares of such

			Impaired	Yes	12.8%

Holder subject to reduction on a pro rata basis to ensure the aggregate Senior Notes Claim Cash Amount does not exceed the Common Equity Convenience Buyout Cap (the “Cash-Out Reduction”) and (B) to the extent the Cash-Out Reduction occurs, shares of Reorganized Common Equity equal to the number of Cash-Out Shares of such Holder that were reduced in accordance with the Cash-Out Reduction;

provided that only those Holders which vote to accept the Plan are eligible to exercise the Senior Notes Claim Cash Option, absent the consent of the Debtors and the Required Consenting Senior Noteholders.

4	General Unsecured Claims

In full and final satisfaction, compromise, settlement, release, and discharge of, and except as otherwise agreed to less favorable treatment, on the Effective Date, each Holder of an Allowed General Unsecured Claim shall (i) receive payment in full in Cash of the unpaid portion of its Allowed General Unsecured Claim paid on the later of (A) the Effective Date and (B) in the ordinary course of business, (ii) have its Allowed General Unsecured Claim Reinstated, or (iii) receive such other treatment in rendering its Allowed General Unsecured Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code.

			Unimpaired	No (conclusively presumed to accept)	100%
5	Intercompany Claims

On the Effective Date, each Holder of an Allowed Intercompany Claim shall have its Claim either reinstated, converted to equity, or otherwise set off, settled, distributed, contributed, cancelled or released without any distribution, at the Debtors’ election with the reasonable consent of the Required Consenting Senior Noteholders.

			Unimpaired / Impaired	No (conclusively presumed to accept or deemed not to accept)	100%/0%
6	Intercompany Interests	On the Effective Date, each Holder of an Allowed Intercompany Interest shall have its Interest (i) Reinstated or (ii) cancelled, released, and extinguished and without any distribution at the Debtors’ election.	Unimpaired / Impaired	No (conclusively presumed to accept or deemed not to accept)	100%/0%

7	Existing Common Interests	On the Effective Date, all Existing Common Interests shall be cancelled, released, and extinguished, and Holders of Existing Common Interests shall not receive or retain any property or distributions under the Plan.	Impaired	No (deemed not to accept)	0%
8	Section 510(b) Claims	Section 510(b) Claims shall be cancelled, released, discharged, and extinguished as of the Effective Date and shall be of no further force or effect, and Holders of Section 510(b) Claims shall not receive any distribution on account of such Section 510(b) Claims.	Impaired	No (deemed not to accept)	0%

2.3	Special Provision Governing Unimpaired Claims

Except as otherwise provided in the Plan, the DIP Orders, or the DIP Facility Documents, nothing under the Plan shall affect the Debtors’ or the Reorganized Debtors’ rights in respect of any Unimpaired Claim, including, but not limited to, all rights in respect of legal and equitable defenses to or setoffs or recoupments against any such Unimpaired Claim.

2.4	Compromise or Settlement of Controversies

Other than as specifically set forth herein, the Plan shall be deemed a motion to approve the good-faith compromise and settlement of all Claims, Interests, Causes of Action, and controversies, pursuant to Bankruptcy Rule 9019, and the entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of such compromise and settlement under Bankruptcy Rule 9019, as well as a finding by the Bankruptcy Court that such settlement and compromise is fair, equitable, reasonable, and in the best interests of the Debtors and their Estates. Subject to Article VI of the Plan, all distributions made to Holders of Allowed Claims and Allowed Interests (as applicable) in any Class are intended to be and shall be final.

Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classifications, distributions, releases, and other benefits provided under the Plan, upon the Effective Date, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims, Interests, Causes of Action, and controversies resolved under the Plan, and the entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of such compromise and settlement under Bankruptcy Rule 9019.

2.5	Sources of Consideration for Plan Distribution

The Debtors shall fund distributions under the Plan with: (i) Cash on hand, including Cash from operations; (ii) the proceeds of the Exit Facility; (iii) the proceeds of the Equity Rights Offering (including the Equity Rights Offering Backstop Commitment); and (iv) amounts being funded by the Equity Rights Offering Backstop Parties to fund the Senior Notes Claim Cash Amount related to the Common Equity Convenience Buyout in an amount up to the Common Equity Convenience Buyout Cap. Cash payments to be made pursuant to the Plan will be made by the Debtors or the Reorganized Debtors. The Reorganized Debtors shall be entitled to transfer funds between and among their affiliates as they determine to be necessary or appropriate to enable the Debtors or the Reorganized Debtors to satisfy their obligations under the Plan. Except as set forth herein, any changes in intercompany account balances resulting from such transfers shall be accounted for and settled in accordance with the Debtors’ historical intercompany account settlement practices and shall not violate the terms of the Plan.

From and after the Effective Date, subject to any applicable limitations set forth in any post-Effective Date agreement (including, without limitation, the Exit Facility Documents, the Equity Rights Offering Documents, and the New Organizational Documents), the Reorganized Debtors shall have the right and authority without further order of the Bankruptcy Court to raise additional capital and obtain additional financing as the Reorganized Board (or other applicable governing body) deems appropriate.

2.6	Restructuring Transactions

Following the Confirmation Date and subject to any applicable limitations set forth in any post-Effective Date agreements, the Debtors and the Reorganized Debtors may take all actions as may be reasonably necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan (the “Restructuring Transactions”), including: (i) the execution and delivery of appropriate agreements or other documents of reorganization containing terms that are consistent with the terms of the Plan and that satisfy the requirements of applicable Law; (ii) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any property, right, liability, duty, or obligation on terms consistent with the terms of the Plan; (iii) the filing of appropriate certificates of conversion, formation or incorporation or consolidation with the appropriate governmental authorities pursuant to applicable Law; (iv) the execution, delivery, and filing, if applicable, of the Equity Rights Offering Documents, Common Equity Convenience Buyout Documents, and Exit Facility Documents; (v) such other transactions that are required to effectuate the Restructuring Transactions including any mergers, consolidations, restructurings, conversions, dispositions, transfers, formations, organizations, dissolutions, or liquidations; and (vi) all other actions that the Reorganized Debtors reasonably determine are necessary or appropriate. For the purposes of effectuating the Plan, none of the Restructuring Transactions contemplated herein shall constitute a change of control under any agreement, contract, or document of the Debtors.

2.7	Continued Corporate Existence

Except as otherwise provided in the Plan, or as otherwise may be agreed between the Debtors and the Required Consenting Senior Noteholders, each Debtor, as a Reorganized Debtor, shall continue to exist on and after the Effective Date as a separate legal Entity with all of the powers available to such legal Entity under applicable Law and pursuant to the New Organizational Documents, without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) in accordance with such applicable Law. On or after the Effective Date, without prejudice to the rights of any party to a contract or other agreement with a Reorganized Debtor, each Reorganized Debtor may, without the need for approval of the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, take such action as permitted by applicable Law, and such Reorganized Debtor’s organizational documents, as such Reorganized Debtor may determine is reasonable and appropriate, including, without limitation, causing:

(a) the Reorganized Debtor to be merged into another Debtor or one or more of its Affiliates; (b) the Reorganized Debtor to be dissolved; (c) the conversion of the Reorganized Debtor from one entity type to another entity type; (d) the legal name of the Reorganized Debtor to be changed; (e) the closure of the Reorganized Debtor’s Chapter 11 Case on the Effective Date or any time thereafter; or (f) the reincorporation of the Reorganized Debtor under the Law of a jurisdiction other than the Law under which the Debtor is currently incorporated.

2.8	Private Company

The Reorganized Company (a) shall emerge from the Chapter 11 Cases on the Effective Date as a private company and the Reorganized Common Equity shall not be listed on a public stock exchange, (b) shall not be a public reporting company pursuant to the Exchange Act and the rules and regulations promulgated thereunder, nor shall it be voluntarily subjected to any reporting requirements promulgated by the SEC, and (c) shall not be required to list the Reorganized Common Equity on a U.S. or any foreign stock exchange. To the extent the following actions have not been completed on or prior to the Effective Date, the Reorganized Company shall (i) take all actions reasonably necessary or desirable to delist the Existing Common Interests from the Nasdaq Global Select Market and to deregister under the Exchange Act as promptly as practicable in compliance with SEC rules, (ii) file post-effective amendments to terminate all of the Company’s and Reorganized Company’s effective registration statements under the Securities Act and deregister any and all unsold securities thereunder, (iii) file a Form 15 to terminate the Debtors’ registration under the Exchange Act and to suspend the Debtors’ reporting obligations under the Exchange Act with respect to the Existing Common Interests, and (iv) take all actions reasonably necessary or desirable to ensure (A) that the Reorganized Common Equity shall not be listed on a public securities exchange and that the Reorganized Debtors shall not be required to list the Reorganized Common Equity on a recognized securities exchange, except, in each case, as otherwise may be required pursuant to the New Organizational Documents, as applicable, and (B) that the Reorganized Debtors shall not be voluntarily subjected to any reporting requirements promulgated by the SEC.

2.9	Corporate Action

On the Effective Date, all actions contemplated by the Plan and the Restructuring Transactions shall be deemed authorized and approved in all respects, including: (i) the selection of the managers or directors, as applicable, and officers of the Reorganized Debtors; (ii) the issuance of the Reorganized Common Equity under the Plan, including pursuant to the Equity Rights Offering and the Common Equity Convenience Buyout, and any related fees in connection therewith; (iii) the execution and entry into the Exit Facility Documents, the Equity Rights Offering Documents, the New Organizational Documents, and the Common Equity Convenience Buyout Documents; and (iv) all other actions contemplated by the Plan (whether to occur before, on, or after the Effective Date) or Restructuring Transactions, and all such actions taken or caused to be taken shall be deemed to have been authorized and approved by the Bankruptcy Court. All matters provided for in the Plan involving the corporate structure of the Debtors or the Reorganized Debtors and any corporate action required by the Debtors or the Reorganized Debtors in connection with the Plan shall be deemed to have timely occurred and shall be in effect and shall be authorized and approved in all respects, without any requirement of further action by the security holders, directors, or officers of the Debtors, Reorganized Debtors, or otherwise.

On or (as applicable) before the Effective Date, the appropriate officers of the Debtors or the Reorganized Debtors, as applicable, shall be authorized and, as applicable, directed, to issue, execute, and deliver the agreements, documents, securities, certificates of conversion, certificates of formation, certificates of incorporation, operating agreements, and instruments contemplated by the Plan (or necessary or desirable to effect the transactions contemplated by the Plan) in the name of and on behalf of the Reorganized Debtors, including the New Organizational Documents, the Exit Facility Documents, the Equity Rights Offering Documents, the Common Equity Convenience Buyout Documents, and any and all agreements, documents, securities, and instruments relating to the foregoing.

The authorizations and approvals contemplated by Section 4.6 of the Plan shall be effective notwithstanding any requirements under non-bankruptcy Law.

2.10	Vesting of Assets

Except as otherwise provided in (a) the Plan, (b) the Confirmation Order, (c) with respect to the Liens securing the DIP Facility, which Liens shall be retained by the DIP Agent to secure the Exit Facility and any remaining obligations under the DIP Facility, or (d) any agreement, instrument, or other document incorporated in, or entered into in connection with or pursuant to the Plan or the Plan Supplement, on the Effective Date, all property of the Estates of the Debtors, including all Claims, Intercompany Interests, rights, and Causes of Action, and any property acquired by the Debtors under or in connection with the Plan, shall vest in the Reorganized Debtors free and clear of all Claims, Liens, charges, other encumbrances, and interests. Subject to the terms of the Plan, on and after the Effective Date, the Reorganized Debtors may operate their businesses and may use, acquire, and dispose of property and prosecute, compromise, or settle any Claims (including any Administrative Claims), Intercompany Interests, and Causes of Action without supervision of or approval by the Bankruptcy Court and free and clear of any restrictions of the Bankruptcy Code or the Bankruptcy Rules.

2.11	Indemnification Provisions in Organizational Documents

Any D&O Liability Insurance Policies (including, without limitation, any “tail policy” and all agreements, documents, or instruments related thereto) pursuant to which any of the Debtors’ current or former directors, officers, managers, or other employees are insured shall remain in force through the expiration of any such Insurance Policy (or “tail policy,” as applicable).

On or before the Effective Date, to the extent not already obtained, the Debtors shall obtain a new D&O Liability Insurance Policy and a “tail policy” for the existing D&O Liability Insurance Policy for the benefit of the Debtors’ current and former directors, officers, managers, or other employees on terms no less favorable than the Debtors’ existing director, officer, manager, and employee coverage and with an available aggregate limit of liability upon the Effective Date of no less than the aggregate limit of liability under the existing director, officer, manager, and employee coverage upon placement, and at an expense reasonably acceptable to the Debtors and the Required Consenting Senior Noteholders. Alternatively, if the D&O Liability Insurance Policy has not expired, the Debtors shall assume (and assign to the Reorganized Debtors if necessary), pursuant to section 365(a) of the Bankruptcy Code, pursuant to the terms of the Plan and Confirmation Order, the D&O Liability Insurance Policy.

All Indemnification Obligations (and provisions) currently in place (whether in the by-laws, certificates of incorporation, articles of limited partnership, limited liability company agreements, board resolutions, management agreements or employment or indemnification contracts, or otherwise) for the current and former directors, officers, employees, attorneys, other professionals, and agents of the Debtors and such current and former directors’ and officers’ respective affiliates shall be assumed by the Debtors pursuant to the provisions in Article V of the Plan to the extent assumable and shall remain obligations of the Reorganized Debtors, irrespective of when such obligation arose.

No Reorganized Debtor shall amend or restate its certificate of incorporation, bylaws, or similar organizational document after the Effective Date to terminate or materially adversely affect (a) any Reorganized Debtor’s obligations referred to in Section 4.8 of the Plan or (b) the rights of such managers, directors, officers, employees, or agents referred to in Section 4.8 of the Plan.

2.12	Cancellation of Existing Securities and Agreements

On the Effective Date, except as otherwise specifically provided for in the Plan or the Confirmation Order, including, for the avoidance of doubt, with respect to the Exit Facility Documents and the Liens securing the DIP Facility, which Liens shall be retained by the DIP Agent to secure the Exit Facility and any remaining obligations under the DIP Facility: (i) the obligations of the Debtors under any certificate, share, note, bond, agreement, indenture, purchase right, option, warrant, or other instrument or document directly or indirectly evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors giving rise to any Claim or Interest (except such certificates, notes, or other instruments or documents evidencing indebtedness or obligations of the Debtors that are specifically Reinstated pursuant to the Plan, if any) shall be cancelled, terminated and of no further force or effect, without further act or action, and the Debtors and the Reorganized Debtors shall not have any continuing obligations thereunder, except, with respect to the Senior Notes Documents, as necessary to (a) enforce the rights, claims and interests of the applicable Trustee and any predecessor thereof vis-à-vis parties other than the Released Parties; (b) allow the receipt of and to make distributions under the Plan in accordance with the terms of the Senior Notes Documents, as applicable; (c) to permit the applicable Trustee to preserve any rights of the applicable Trustee and any predecessor thereof as against any money or property distributable to Holders of Senior Notes Claims; and (d) allow the applicable Trustee to appear and participate in the Chapter 11 Cases or any other proceeding with respect to clauses (a) through (c) above, as applicable, and any other proceedings or appeals related to the Plan; and (ii) the obligations of the Debtors pursuant, relating, or pertaining to any agreements, certificates of designation, bylaws or certificate or articles of incorporation or similar documents governing the shares, certificates, notes, bonds, purchase rights, options, warrants, or other instruments or documents evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors (except such agreements, certificates, notes, or other instruments evidencing indebtedness or obligations of the Debtors that are specifically Reinstated or assumed pursuant to the Plan, if any) shall be released and discharged; provided, that notwithstanding Confirmation or the occurrence of the Effective Date, any agreement that governs the rights of a Holder of a Senior Notes Claim shall also continue in effect to allow the applicable Trustee to appear and be heard in the Chapter 11 Cases or in any proceeding in the Bankruptcy Court or any other court to enforce the respective obligations owed to such parties under the Plan. Holders of or parties to such cancelled or terminated certificates, shares, notes, bonds, agreements, indentures, purchase rights, options, warrants, or other instruments or documents directly or indirectly evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors giving rise to any Claim or Interest shall have no rights arising from or related thereto, or the cancellation thereof, except the rights, distributions, and treatment provided for pursuant to the Plan or the Confirmation Order.

Notwithstanding such cancellation and discharge, subject to the applicable provisions of the Plan and the Confirmation Order:

(1)	The interests of the Debtors or Reorganized Debtors, as applicable, in their direct and indirect subsidiaries shall remain unaffected by the Plan.

(2)

The DIP Facility Documents shall continue in effect solely for purposes of allowing the DIP Agent to (i) receive distributions from the Debtors under the Plan and to make further distributions to the Holders of the DIP Claims on account of such DIP Claims, as set forth in Article VI of the Plan; (ii) enforce its interests with respect to the DIP Lenders; (iii) enforce its rights to payment of fees, expenses, and indemnification obligations as against any money or property distributable to Holders of DIP Claims, including any rights to priority of payment with respect to the DIP Lenders; and (iv) appear and be heard in the Bankruptcy Court or in any court of competent jurisdiction, including to enforce any obligation owed to the DIP Agent or Holders of DIP Claims under the Plan.

Except for the foregoing, subject to the performance by the applicable Trustee and the DIP Agent of their obligations under the Plan, such Trustee and DIP Agent and their agents shall be relieved of all further duties and responsibilities related to the Senior Notes Documents upon the occurrence of the Effective Date (provided, that the Surviving Senior Notes Provisions shall survive in accordance with the terms of the Senior Notes Documents).

2.13	Cancellation of Certain Existing Security Interests

Upon the full payment or other satisfaction of an Allowed Other Secured Claim or Allowed DIP Claim or promptly thereafter, the Holder of such Claims shall deliver to the Debtors or Reorganized Debtors, as applicable, any collateral or other property of the Debtors held by such Holder, together with any termination statements, instruments of satisfaction, or releases of all security interests with respect to its Claims that may be reasonably required to terminate any related financing statements, guaranties, mortgages, mechanics’ liens or other Liens, or lis pendens, or similar interests or documents.

Furthermore, upon full payment or other satisfaction of the foregoing Claims, on or after the Effective Date, the Debtors or the Reorganized Debtors, at their expense, may, in their sole discretion, take any action necessary to terminate, cancel, extinguish, or evidence the release of any and all guaranties, mortgages, deeds of trust, Liens, pledges, and other security interests with respect to such Claims, including, without limitation, the preparation and filing of any and all documents necessary to terminate, satisfy, or release any guaranties, mortgages, deeds of trust, Liens, pledges, and other security interests, including, without limitation, UCC-3 termination statements.

2.14	Approval of the Exit Facility and the Exit Facility Documents

On the Effective Date, the Reorganized Debtors’ funded debt shall consist of the Exit Facility. The Reorganized Debtors may use the Exit Facility for any purpose permitted by the Exit Facility Documents, including the funding of obligations under the Plan and satisfaction of ongoing working capital needs.

Confirmation of the Plan shall be deemed to constitute approval of the Exit Facility, the Exit Facility Documents (including all transactions contemplated thereby, such as any supplementation or additional syndication of the Exit Facility, and all actions to be taken, undertakings to be made and obligations to be incurred by the Reorganized Debtors in connection therewith, including the payment of all fees, indemnities, and expenses provided for therein) and, subject to the occurrence of the Effective Date, authorization for the Reorganized Debtors to enter into and perform their obligations under the Exit Facility Documents, and such other documents as may be reasonably required or appropriate, in each case, in accordance therewith.

The Exit Facility Documents shall constitute legal, valid, binding, and authorized obligations of the Reorganized Debtors, enforceable in accordance with their terms. The financial accommodations to be extended pursuant to the Exit Facility Documents are being extended, and shall be deemed to have been extended, in good faith, for legitimate business purposes, are reasonable, shall not be subject to avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever, and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable non-bankruptcy Law.

On the Effective Date, all of the Liens and security interests granted or to be granted in accordance with the Exit Facility Documents shall: (i) be legal, binding, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the Exit Facility Documents; (ii) be deemed automatically, without any further action being required by the Debtors, the Reorganized Debtors, or any of the lenders under the Exit Facility, perfected on the Effective Date on a first-priority basis, subject only to (solely with respect to the first-priority nature of such Liens and security interests) such Liens and security interests as may be permitted to be senior thereto under the Exit Facility Documents; and (iii) not be subject to avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable non-bankruptcy Law. The Reorganized Debtors and the Entities granting such Liens and security interests are authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, provincial, federal, or other Law (whether domestic or foreign) that would be applicable in the absence of this Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order, and any such filings, recordings, approvals, and consents shall not be required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable Law to give notice of such Liens and security interests to third parties.

2.15	Issuance of the Reorganized Common Equity

Units of the Reorganized Common Equity (including the Direct Investment Shares and the Reorganized Common Equity issuable as Senior Notes Claim Equity Recovery or (i) upon the exercise of the Subscription Rights in the Equity Rights Offering, (ii) on account of the Equity Rights Offering Backstop Commitment, the Equity Rights Offering Backstop Premium, and the Common Equity Convenience Buyout Premium, or (iii) in the Common Equity Convenience Buyout, as applicable) shall be authorized under the New Organizational Documents. Units of the Reorganized Common Equity shall be issued on the Effective Date and distributed as soon as practicable thereafter in accordance with the Plan. All such Reorganized Common Equity issuable in accordance with the Plan, when so issued, shall be duly authorized, validly issued, fully paid, and non-assessable. The issuance of the Reorganized Common Equity is authorized without the need for any further corporate action and without any further action by any Holder of a Claim or Interest. All Holders of Reorganized Common Equity, however issued, shall be deemed to be a party to, and bound by, the New Shareholders Agreement and the other applicable New Organizational Documents, in accordance with their terms, without the requirement to execute a signature page thereto.

All Existing Common Interests outstanding prior to Consummation (including all rights exchangeable or exercisable for shares of Existing Common Interests) shall be extinguished upon Consummation, and Holders thereof shall not receive any payment or property on account of any such shares of capital stock.

2.16	Rights Offering

The Equity Rights Offering shall be conducted by the Debtors or the Reorganized Debtors and consummated in accordance with the Plan and on the terms and subject to the conditions set forth in the Equity Rights Offering Procedures and the related subscription form and the Equity Rights Offering Backstop Commitment Agreement. The Equity Rights Offering shall be fully backstopped by the Equity Rights Offering Backstop Parties in accordance with and subject to the terms and conditions of the Equity Rights Offering Backstop Commitment Agreement.

In accordance with the Equity Rights Offering Procedures, the Debtors shall distribute the Subscription Rights to holders of Senior Notes Claims to purchase Reorganized Common Equity in an amount equal to the Equity Rights Offering Amount. In accordance with the Plan, the Equity Rights Offering Backstop Commitment Agreement, and the Equity Rights Offering Procedures and the related subscription form, (i) each Holder of a Senior Notes Claim shall be offered Subscription Rights entitling it to subscribe for and purchase its Pro-Rata Share of shares of Reorganized Common Equity in an aggregate amount equal to 55% of the Equity Rights Offering Amount (exclusive of the Equity Rights Offering Backstop Premium) (such amount, the “Non-Holdback Rights Offering Amount”), and (ii) the Equity Rights Offering Holdback Parties will agree to purchase (based on the respective amounts and percentages applicable thereto as set forth in the Equity Rights Offering Backstop Commitment Agreement) their respective portion of shares of Reorganized Common Equity in the Equity Rights Offering in an aggregate amount equal to 45% of the Equity Rights Offering Amount (exclusive of the Equity Rights Offering Backstop Premium) (such amount, the “Holdback Rights Offering Amount” and such aggregate number of Equity Rights Offering Shares to be purchased on account of the Holdback Rights Offering Amount, the “Direct Investment Shares”). The Equity Rights Offering Shares will be offered in the Equity Rights Offering for Cash at the Equity Rights Offering Share Price, which reflects the plan equity value per share after discounting by 35% the pre-rights offering proceeds valuation portion thereof.

The Subscription Rights are not detachable from the Senior Notes Claims and may not be sold, transferred, assigned, pledged, hypothecated, participated, donated or otherwise encumbered or disposed of, directly or indirectly (including through derivatives, options, swaps, forward sales or other transactions in which any person receives the right to own or acquire any current or future interest in the Subscription Rights) (such acts, collectively, “transfer” or “transferred”), except, in the case of the Equity Rights Offering Backstop Parties, as set forth in the Equity Rights Offering Backstop Commitment Agreement. Any transfer following the subscription record date of the corresponding Senior Note Claim (except as provided in the Equity Rights Offering Procedures) shall void the Subscription Right, and neither the transferring party nor the purported transferee will receive any Equity Rights Offering Shares otherwise purchasable on account of such transferred Subscription Rights.

To facilitate the Equity Rights Offering and in exchange for the Equity Rights Offering Backstop Premium, the Equity Rights Offering Backstop Parties, all of whom are QIBs and/or Accredited Investors, have entered into the Equity Rights Offering Backstop Commitment Agreement. In accordance with the Equity Rights Offering Backstop Commitment Agreement and subject to the terms and conditions thereof, (i) each of the Equity Rights Offering Backstop Parties and the Equity Rights Offering Holdback Parties shall fully exercise all of its Subscription Rights, (ii) each of the Equity Rights Offering Holdback Parties shall purchase its portion of the Direct Investment Shares in accordance with the Equity Rights Offering Backstop Commitment Agreement, and (iii) each of the Equity Rights Offering Backstop Parties shall purchase its respective share (in accordance with the amounts and percentages applicable thereto as set forth in the Equity Rights Offering Backstop Commitment Agreement) of any Equity Rights Offering Shares that are not subscribed and purchased by the Holders of Allowed Senior Notes Claims in the Equity Rights Offering. In exchange for providing the above commitments under the Equity Rights Offering Backstop Commitment Agreement, the Equity Rights Offering Backstop Parties will receive their respective allocations of the Equity Rights Offering Backstop Premium. The Equity Rights Offering Backstop Commitment shall be treated as a put option and the Equity Rights Offering Backstop Premium shall be treated as remuneration for agreeing to enter into such put option. The Equity Rights Offering Backstop Premium shall be paid in accordance with the Equity Rights Offering Backstop Commitment Order.

The proceeds of the Equity Rights Offering shall be used to (i) fund Plan distributions, (ii) provide the Reorganized Debtors with additional liquidity for working capital and general corporate purposes, and (iii) pay all reasonable and documented Professional Fee Claims, Restructuring Expenses, and fees and expenses payable to the DIP Agent under the DIP Facility Documents, including fees and expenses of counsel.

Distribution of Reorganized Common Equity pursuant to the Equity Rights Offering, the Equity Rights Offering Backstop Commitment Agreement (including as payment of the Equity Rights Offering Backstop Premium), or the Plan may be made by means of book-entry registration on the books of the Reorganized Debtors or a transfer agent for the Reorganized Common Equity, or by means of book-entry exchange through the facilities of a depositary or transfer agent reasonably satisfactory to the Debtors and the Required Consenting Senior Noteholders, in accordance with the customary practices of such agent, as and to the extent practicable. Any Entity’s acceptance of Reorganized Common Equity in connection with the Equity Rights Offering (including as payment of Equity Rights Offering Backstop Premium) shall be deemed as its agreement to the New Organizational Documents, including the New Shareholders Agreement. The New Organizational Documents may be amended or modified from time to time following the Effective Date in accordance with their respective terms.

In order to subscribe to the Equity Rights Offering pursuant to Section 4.13 of the Plan with respect its Allowed Senior Notes Claims, a Holder of an Allowed Senior Notes Claim will be required to tender all of the underlying Senior Notes into a contra-CUSIP pursuant to DTC’s ATOP procedures by the deadline specified in the Equity Rights Offering Documents, and the Senior Notes that are tendered into the contra-CUSIP will no longer be transferable.

Entry of the Equity Rights Offering Backstop Commitment Order shall constitute Bankruptcy Court approval of the Equity Rights Offering and the Equity Rights Offering Documents, and all transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred by the Reorganized Debtors in connection therewith, including the issuance of Reorganized Common Equity pursuant thereto and the payment of all fees, indemnities, expenses, and other payments provided for in connection therewith, and authorization of the Reorganized Debtors to enter into and execute any other documents necessary to effectuate the transactions in Section 4.13 of the Plan.

2.17	Approval of the Common Equity Convenience Buyout and Common Equity Convenience Buyout Documents

The Common Equity Convenience Buyout shall be conducted by the Debtors and consummated in accordance with the Plan and on the terms and subject to the conditions set forth in the Common Equity Convenience Buyout Procedures and the Equity Rights Offering Backstop Commitment Agreement. The Common Equity Convenience Buyout shall be fully backstopped by the Equity Rights Offering Backstop Parties in accordance with and subject to the terms and conditions of the Equity Rights Offering Backstop Commitment Agreement.

In accordance with the Common Equity Convenience Buyout Procedures and the Plan, any Holder of an Allowed Senior Notes Claim may (solely at the option of such Holder) elect the Senior Notes Claim Cash Option in lieu of the Senior Notes Claim Equity Recovery such Holder would otherwise be entitled to receive under the Plan; provided, that only Holders which vote to accept the Plan are eligible to elect the Senior Notes Claim Cash Option, absent the consent of the Debtors and the Required Consenting Senior Noteholders.

Pursuant to the Equity Rights Offering Backstop Commitment Agreement, the Equity Rights Offering Backstop Parties, all of whom are QIBs and/or Accredited Investors, have agreed to (i) refrain from electing the Senior Notes Claim Cash Option, and (ii) fund on or prior to the Effective Date, severally but not jointly, their respective shares (as set forth in the Equity Rights Offering Backstop Commitment Agreement) of the incremental capital necessary to fund the aggregate Senior Notes Claim Cash Amount, up to the Common Equity Convenience Buyout Cap, in exchange for (x) shares of Reorganized Common Equity issued by the Reorganized Company that would have otherwise been issued to Holders of Allowed Senior Notes Claims that elected the Senior Notes Claim Cash Option pursuant to clause (A) of the Senior Notes Claim Equity

Recovery minus the number of shares of Reorganized Common Equity issued to Holders of Allowed Senior Notes Claims that elected the Senior Notes Claim Cash Option on account of the Cash-Out Reduction (the “Common Equity Convenience Buyout Shares”) and (y) the Common Equity Convenience Buyout Premium. The Equity Rights Offering Backstop Commitment shall be treated as a put option and the Common Equity Convenience Buyout Premium shall be treated as remuneration for agreeing to enter into such put option. The Common Equity Convenience Buyout Premium shall be paid in accordance the Equity Rights Offering Backstop Commitment Order.

To the extent any Senior Notes Claim Cash Option is elected, the Common Equity Convenience Buyout Shares, will instead be issued and sold by Reorganized Debtors to the Equity Rights Offering Backstop Parties funding the Senior Notes Claim Cash Amount, for Cash equal to the aggregate Senior Notes Claim Cash Amount. For the avoidance of doubt, the Equity Rights Offering Backstop Parties shall not be required or authorized to fund more than an amount equal to the aggregate Common Equity Convenience Buyout Cap.

In order to elect to receive the Senior Notes Claim Cash Option pursuant to Section 4.14 of the Plan with respect all of its Allowed Senior Notes Claim, a Holder of an Allowed Senior Notes Claim will be required to tender all of the underlying Senior Notes into a contra-CUSIP pursuant to DTC’s ATOP procedures by the deadline specified in the Common Equity Convenience Buyout Documents, and the Senior Notes that are tendered into the contra-CUSIP will no longer be transferable.

Entry of the Equity Rights Offering Backstop Commitment Order shall constitute Bankruptcy Court approval of the Common Equity Convenience Buyout contemplated in Section 4.14 of the Plan and the Common Equity Convenience Buyout Documents, and all transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred by the Reorganized Debtors in connection therewith, including the issuance of Reorganized Common Equity pursuant thereto and the payment of all fees, indemnities, expenses, and other payments provided for in connection therewith, and authorization of the Reorganized Debtors to enter into and execute any other documents necessary to effectuate the transactions in Section 4.14 of the Plan.

2.18	Exemption from Registration Requirements

The issuance, and distribution of the Subscription Rights and the Reorganized Common Equity under the Plan, including in connection with the Equity Rights Offering, shall be exempt from registration requirements under Securities Act, or any state or local law requiring registration for offer and sale of a security, in reliance upon the exemption provided in section 1145(a) of the Bankruptcy Code to the maximum extent permitted by law, or, if section 1145(a) of the Bankruptcy Code is not available, then the Reorganized Common Equity will be offered, issued, and distributed under the Plan pursuant to other applicable exemptions from registration under the Securities Act and any other applicable securities laws.

Any Reorganized Common Equity issued on account of the Common Equity Convenience Buyout Shares, any Reorganized Common Equity that is unsubscribed in the Equity Rights Offering and issued to the Equity Rights Offering Backstop Parties pursuant to the Equity Rights Offering Backstop Commitment Agreement on account of the Equity Rights Offering Backstop Commitment, any Direct Investment Shares, and any Reorganized Common Equity issued to an entity that is an “underwriter” with respect to such securities, as that term is defined in section 1145(b) of the Bankruptcy Code (collectively, the “Placement Securities”) shall be issued in reliance upon Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder and on equivalent state law registration exemptions or, solely to the extent such exemptions are not available, other available exemptions from registration under the Securities Act. The Subscription Rights and all of the Reorganized Common Equity issuable under the Plan other than the Placement Securities (collectively, the “1145 Securities”) shall be exempt, without further act or actions by any Entity, from registration under the Securities Act and any other applicable securities laws pursuant to section 1145 of the Bankruptcy Code.

Subject to the transfer provisions, if any, and other applicable provisions of the New Organizational Documents, the Reorganized Common Equity comprising 1145 Securities may be resold without registration under the Securities Act or other federal securities Laws pursuant to the exemption provided by section 4(a)(1) of the Securities Act, unless the holder (i) is an “underwriter” with respect to such securities, as that term is defined in section 1145(b) of the Bankruptcy code, (ii) is an “affiliate” of the Reorganized Debtors (as defined in rule 144(a)(1) in the Securities Act), or (iii) has been such an “affiliate” within ninety (90) days of such transfer. In addition, subject to the transfer provisions, if any, and other applicable provisions of the New Organizational Documents, such 1145 Securities may generally be resold without registration under state securities laws pursuant to various exemptions provided by the respective Laws of the several states.

The Placement Securities will be considered “restricted securities” and may not be transferred except pursuant to an effective registration statement or under an available exemption from the registration requirements of the Securities Act, such as, under certain conditions, the resale provisions of Rule 144 of the Securities Act, subject to, in each case, the transfer provisions, if any, and other applicable provisions set forth in the New Shareholders Agreement, if any, and the New Organizational Documents.

Neither the Debtors, the Reorganized Company, nor any other Person shall be required to provide any further evidence other than the Plan or the Confirmation Order with respect to the treatment of the Reorganized Common Equity under applicable securities laws. DTC and any transfer agent (as applicable) shall be required to accept and conclusively rely upon the Plan or Confirmation Order in lieu of a legal opinion regarding whether the Reorganized Common Equity are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services (to the extent applicable).

Notwithstanding anything to the contrary in the Plan, no Person (including DTC and any transfer agent) shall be entitled to require a legal opinion regarding the validity of any transaction contemplated by the Plan, including whether the Reorganized Common Equity are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.

2.19	Organizational Documents

On the Effective Date, the Reorganized Debtors shall enter into such agreements and amend their corporate governance documents to the extent necessary to implement the terms and provisions of the Plan. The New Organizational Documents shall comply with section 1123(a)(6) of the Bankruptcy Code.

2.20	Exemption from Certain Transfer Taxes and Recording Fees

To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, any transfer from the Debtors to the Reorganized Debtors or to any Entity pursuant to, in contemplation of, or in connection with the Plan, the Restructuring Transactions, or pursuant to: (i) the issuance, distribution, transfer, or exchange of any debt, securities, or other interest in the Debtors or the Reorganized Debtors, including the Reorganized Common Equity; (ii) the creation, modification, consolidation, or recording of any mortgage, deed of trust or other security interest, or the securing of additional indebtedness by such or other means, including the grant of collateral as security for any or all of the Exit Facility; (iii) the making, assignment, or recording of any lease or sublease; or (iv) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, shall not be subject to any Stamp or Similar Tax or governmental assessment, and the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment. Unless the Bankruptcy Court orders otherwise, all sales, transfers, and assignments of owned and leased property approved by the Bankruptcy Court on or before the Effective Date shall be deemed to have been in furtherance of, or in connection with, the Plan.

2.21	Managers, Directors, and Officers of the Reorganized Debtors

Except to the extent that a member of the board of directors or board of managers, or the sole manager, as applicable, of any Debtor is designated in the Plan Supplement to serve as a director, manager, or sole manager of the Reorganized Debtors on the Effective Date, the members of the board of directors or board of managers, or the sole manager, as applicable, of any Debtor prior to the Effective Date, in their capacities as such, shall have no continuing obligations to the Reorganized Debtors on or after the Effective Date, and each such director, manager, or sole manager shall be deemed to have resigned or shall otherwise cease to be a director, manager, or sole manager of the Reorganized Debtors on the Effective Date.

Each of the directors, managers, sole managers, and officers of the Reorganized Debtors shall serve pursuant to the terms of the applicable New Organizational Documents of the Reorganized Debtors and may be designated, replaced, or removed in accordance with such New Organizational Documents. The members of the Reorganized Board, if known, shall be disclosed prior to the Combined Hearing in accordance with section 1129(a)(5) of the Bankruptcy Code.

2.22	Incentive Plans.

(a) All existing equity incentive plans of the Debtors shall be terminated, or deemed terminated, as of the Effective Date.

(b) The Reorganized Company shall reserve for senior management a pool of 10% of the fully diluted Reorganized Common Equity that is issued and outstanding on the Effective Date for a post-Effective Date Management Incentive Plan.

(c) It is also expected that the Reorganized Company will provide a long-term incentive program for employees in continuation of historical practice and the Reorganized Board shall determine the performance criteria, structure, and form of compensation, in consultation with compensation consultant(s) and key holders of Reorganized Common Equity as appropriate.

2.23	Effectuating Documents; Further Transactions

Prior to, on, and after the Effective Date, the Debtors and Reorganized Debtors and the directors, managers, officers, authorized persons, and members of the board of directors or managers and directors thereof, are authorized to and may issue, execute, deliver, file, or record such contracts, securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and provisions of the Plan, the Restructuring Support Agreement, the Exit Facility Documents, the Equity Rights Offering Documents, the Common Equity Convenience Buyout Documents, the New Organizational Documents, and any other securities issued pursuant to the Plan in the name of and on behalf of the Reorganized Debtors, without the need for any approvals, authorizations, actions, or consents except for those expressly required pursuant to the Plan.

The Confirmation Order shall, and shall be deemed to, pursuant to both section 1123 and section 363 of the Bankruptcy Code, authorize, among other things, all actions as may be necessary or appropriate to effectuate any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan.

2.24	Restructuring Expenses and DIP Facility Expenses

The Restructuring Expenses and fees and expenses payable to the DIP Agent under the DIP Facility Documents, including fees and expenses of counsel, shall be paid in full in Cash on the Effective Date (to the extent not previously paid during the course of the Chapter 11 Cases) without any requirement to file a fee application with the Bankruptcy Court, without any requirement for Bankruptcy Court review or approval. All Restructuring Expenses and fees and expenses payable to the DIP Agent under the DIP Facility Documents, including fees and expenses of counsel to be paid on the Effective Date shall be estimated prior to and as of the Effective Date and such estimates shall be delivered to the Debtors at least three (3) Business Days before the anticipated Effective Date (or such other period as the Debtors and the Required Consenting Senior Noteholders may reasonably agree); provided, that such estimate shall not limit any party’s entitlement to be paid or repaid its Restructuring Expenses or fees and expenses payable to the DIP Agent under the DIP Facility Documents, including fees and expenses of counsel. On or as soon as reasonably practicable after the Effective Date (but no later than thirty (30) days after the Effective Date), final invoices for all Restructuring Expenses and fees and expenses payable to the DIP Agent under the DIP Facility Documents, including fees and expenses of counsel incurred prior to and as of the Effective Date, shall be submitted to the Debtors.

2.25	Retained Causes of Action

Unless any Causes of Action or Claims against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan, the DIP Orders, or by a Final Order, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and may enforce all rights to commence and pursue any and all Causes of Action or Claims in the ordinary course, whether arising before or after the Petition Date, including any actions specifically enumerated in the Plan Supplement, and the Reorganized Debtors’ rights to commence, prosecute, or settle such Causes of Action and Claims shall be preserved notwithstanding the occurrence of the Effective Date. The Reorganized Debtors may pursue such retained Causes of Action or Claims and may exercise any and all rights in connection therewith. For the avoidance of doubt, in no instance will any Cause of Action preserved pursuant to Section 4.22 of the Plan include any Claim or Cause of Action with respect to, or against, a Released Party that is released under the Plan.

No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against it as any indication that the Debtors or the Reorganized Debtors will not pursue any and all available Causes of Action against it. Unless any such Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, assigned, or settled in the Plan, Confirmation Order, or a Final Order, all such Causes of Action shall be expressly reserved by the Reorganized Debtors for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or Consummation of the Plan. The Debtors and the Reorganized Debtors expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise expressly provided in the Plan.

2.26	Assumption of Executory Contracts and Unexpired Leases

All Executory Contracts and Unexpired Leases of the Debtors shall be assumed absent an objection as set forth in Section 5.2 of the Plan or an order requiring rejection, without the need for any further notice to or action, order, or approval of the Bankruptcy Court, pursuant to section 365 of the Bankruptcy Code as of the Effective Date, except for those Executory Contracts and Unexpired Leases that, in each case, (i) have been assumed or rejected by the Debtors by prior order of the Bankruptcy Court, (ii) are the subject of a motion to reject filed by the Debtors pending on the Effective Date, (iii) are identified as rejected Executory Contracts and Unexpired Leases by the Debtors on the Schedule of Rejected Executory Contracts and Unexpired Leases to be filed in the Plan Supplement, which may be amended by the Debtors up to and through the Effective Date to add or remove Executory Contracts and Unexpired Leases by filing with the Bankruptcy Court a subsequent Plan Supplement and serving it on the affected non-Debtor contract parties, or (iv) are rejected or terminated pursuant to the terms of the Plan. Each Executory Contract and Unexpired Lease shall be fully enforceable by the Reorganized Debtors in accordance with the terms thereof, except as otherwise modified by the provisions of the Plan, or by any order of the Bankruptcy Court.

The Confirmation Order shall constitute an order of the Bankruptcy Court: (i) approving the assumption of all Executory Contracts or Unexpired Leases, as described in the Plan, pursuant to Bankruptcy Code sections 365(a) and 1123(b)(2); (ii) providing that each assumption, assumption and assignment, or rejection, as the case may be, is in the best interests of the Reorganized Debtors, their Estates, and all parties in interest in the Chapter 11 Cases; and (iii) providing that the requirements for assumption or assumption and assignment of any Executory Contract or Unexpired Lease to be assumed have been satisfied. Unless otherwise indicated, all assumptions or rejections of Executory Contracts or Unexpired Leases pursuant to the Plan are effective as of the Effective Date.

Except as otherwise provided in the Plan or agreed to by the Debtors and the applicable counterparty, each assumed Executory Contract or Unexpired Lease shall include all modifications, amendments, supplements, restatements, or other agreements related thereto, and all rights related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests. To the maximum extent permitted by law, to the extent any provision in any Executory Contract or Unexpired Lease assumed pursuant to the Plan restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption of such Executory Contract or Unexpired Lease (including any “change of control” provision), then such provision shall be deemed modified such that the transactions contemplated by the Plan shall not entitle the non-Debtor party thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto. Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease or the validity, priority, or amount of any Claims that may arise in connection therewith.

2.27	Cure of Defaults for Assumed Executory Contracts and Unexpired Leases

Unless otherwise agreed in writing by such counterparty, any monetary defaults that are required to be cured to assume an Executory Contract or Unexpired Lease shall be satisfied pursuant to section 365(b)(1) of the Bankruptcy Code in the ordinary course of business. Any counterparty to an Executory Contract or Unexpired Lease that fails to timely raise any objection that could have been raised under section 365 of the Bankruptcy Code shall be deemed to have consented to the Debtors’ assumption of such Executory Contract or Unexpired Lease, to the extent any such consent is required, and all such counterparties shall be forever enjoined and barred from objecting to the Debtors’ assumption of such Executory Contract or Unexpired Lease for any reason.

If there is a dispute regarding (i) the amount of any Cure Cost, (ii) the ability of the Reorganized Debtors to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assumed or (iii) any other matter pertaining to assumption, then the Bankruptcy Court shall retain jurisdiction in all respects to hear such disputes; provided that the occurrence of any such dispute shall not prevent or delay Confirmation or Consummation of the Plan; provided further that the Debtors may settle any such dispute without any further notice to any party or any action, order, or approval of the Bankruptcy Court; provided further that notwithstanding anything to the contrary in the Plan, the Debtors reserve the right to either reject, or nullify the assumption of, any Executory Contract or Unexpired Lease within forty-five (45) days after the entry of a Final Order resolving an objection to assumption, determining the Cure Cost under an Executory Contract or Unexpired Lease that was subject to a dispute, or resolving any request for adequate assurance of future performance required to assume such Executory Contract or Unexpired Lease.

Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise, and the continued performance thereunder (or the payment of a Cure Cost, if any), shall result in the full release, satisfaction, and cure of any defaults thereunder, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of such assumption or assumption and assignment. Any and all Proofs of Claim filed with respect to an Executory Contract or Unexpired Lease that has been assumed or assumed and assigned in the Chapter 11 Cases, including pursuant to the Confirmation Order, and for which any Cure Cost has been fully paid pursuant to Section 5.2 of the Plan, shall be deemed Disallowed and expunged as of the Effective Date, without the need for any objection thereto or any further notice to or action, order, or approval of the Bankruptcy Court.

2.28	Claims Based on Rejection of Executory Contracts or Unexpired Leases

If the rejection by the Debtors, pursuant to the Plan or otherwise, of an Executory Contract or Unexpired Lease gives rise to a Claim, a Proof of Claim must be served upon the Debtors and their counsel within thirty (30) days after the earlier of (i) notice of entry of the Confirmation Order or (ii) other notice that the Executory Contract or Unexpired Lease has been rejected. Any Claims not served within the applicable time period will be forever barred from assertion against the Debtors, the Reorganized Debtors, their Estates, and their property.

2.29	Indemnification Obligations

Any and all Indemnification Obligations of the Debtors, including pursuant to its corporate charter, agreements, bylaws, memorandum, or other organizational documents, or board resolutions, employment contracts, or other agreements for the directors, officers, managers, employees, attorneys, other professionals, and agents employed by the Debtors to indemnify current and former officers, directors, agents, or employees with respect to all present and future actions, suits, and proceedings against the Debtors based upon any act or omission for or on behalf of the Debtors shall remain in full force and effect to the maximum extent permitted by applicable Law and shall not be discharged, impaired, or otherwise affected by the Plan. All such obligations shall be deemed and treated as Executory Contracts that are assumed by the Debtors under the Plan and shall continue as obligations of the Reorganized Debtors. Any Claim based on the Debtors’ obligations in Section 5.4 of the Plan herein shall not be a Disputed Claim or subject to any objection, in either case, by reason of section 502(e)(1)(B) of the Bankruptcy Code or otherwise.

2.30	Contracts and Leases Entered Into After the Petition Date

Contracts and leases entered into after the Petition Date by the Debtors, including any Executory Contracts and Unexpired Leases assumed by the Debtors, shall be performed by the Debtors or Reorganized Debtors liable thereunder in the ordinary course of business. Accordingly, such contracts and leases (including any assumed Executory Contracts and Unexpired Leases) will survive and remain unaffected by entry of the Confirmation Order.

2.31	Insurance Policies

All Insurance Policies pursuant to which the Debtors have any obligations in effect as of the Effective Date shall be deemed and treated as Executory Contracts pursuant to the Plan and shall be assumed by the Reorganized Debtors and shall continue in full force and effect thereafter in accordance with such policy’s respective terms.

2.32	Reservation of Rights

Nothing contained in the Plan shall constitute an admission by the Debtors that any contract or lease is in fact an Executory Contract or Unexpired Lease or that the Reorganized Debtors have any liability thereunder.

2.33	Conditions Precedent to the Effective Date of the Plan

The following are conditions precedent to the Effective Date that must be satisfied, waived pursuant to Section 8.2 of the Plan, or are conditions that must be satisfied substantially contemporaneous with consummation of the Restructuring Transactions, as applicable:

(a)

the following documents shall be in full force and effect substantially contemporaneous with the consummation of the Restructuring Transactions, and shall not be stayed, modified, revised, or vacated, or subject to any pending appeal, and shall not have been terminated prior to the Effective Date: (a) the New Organizational Documents; (b) the Exit Facility Documents; (c) the Equity Rights Offering Documents; (d) the Management Incentive Plan; (e) the Common Equity Convenience Buyout Documents; (f) such other motions, orders, agreements, and documentation necessary or desirable to consummate and document the transactions contemplated by the Restructuring Support Agreement and the Plan; (g) to the extent not included in the foregoing, all financing documents needed to effectuate the Restructuring Transactions, and (h) all other material customary documents delivered in connection with transactions of this type (including, without limitation, any and all other documents implementing, achieving, contemplated by or relating to the Restructuring Transactions);

(b)

(i) the Restructuring Support Agreement shall not have been terminated by any party thereto in accordance with the provisions thereof; (ii) the Restructuring Support Agreement shall not have been invalidated or deemed unenforceable by the Bankruptcy Court or any other Governmental Unit; and (iii) to the extent not otherwise waived, there shall not be continuing any properly noticed cure period with respect to any event, occurrence, or condition that would permit the Required Consenting Senior Noteholders to terminate the Restructuring Support Agreement in accordance with its terms following the end of such cure period;

(c)

each of the conditions precedent for consummation of the transactions contemplated in Section 7.1 of the Equity Rights Offering Backstop Commitment Agreement shall have been satisfied or waived in accordance with the terms thereof;

(d)	the Bankruptcy Court shall have entered the Confirmation Order, and the Confirmation Order shall be a Final Order;

(e)	the Bankruptcy Court shall have entered the Equity Rights Offering Backstop Commitment Order, and the Equity Rights Offering Backstop Commitment Order shall be a Final Order;

(f)	the Bankruptcy Court shall have entered the Disclosure Statement Order, and the Disclosure Statement Order shall be a Final Order;

(g)	the Bankruptcy Court shall have entered the DIP Orders, and the Final DIP Order shall be a Final Order;

(h)

no Default or Event of Default (each as defined in the DIP Credit Agreement or DIP Orders, as applicable) shall have occurred and be continuing under the DIP Credit Agreement or the DIP Order, as applicable, that has not been waived by the DIP Agent or cured by the Debtors in a manner consistent with the DIP Facility Documents;

(i)

each of (a) the Exit Facility, (b) the Equity Rights Offering, (c) the Common Equity Convenience Buyout, and (d) the Reorganized Common Equity shall have been issued or completed, as applicable, and any funding required thereunder shall have occurred substantially contemporaneously with consummation of the Restructuring Transactions, in each case, in accordance with the terms of the Restructuring Support Agreement, the Equity Rights Offering Documents, the Common Equity Convenience Buyout Documents, and the documents and agreements governing the same;

(j)

all documents, certificates, and agreements necessary to implement the Plan shall have been executed and tendered for delivery to the required parties and, to the extent required, filed with the applicable Governmental Units in accordance with applicable Laws, and all conditions precedent to the effectiveness of such documents and agreements shall have been satisfied or waived pursuant to the terms thereof (or will be satisfied and waived substantially concurrently with the occurrence of the Effective Date);

(k)	all actions necessary to implement the Plan shall have been effected;

(l)

all requisite governmental, regulatory, and material third-party approvals, KYC requirements, and any other authorizations, consents, rulings, or documents required to implement and effectuate the Restructuring Transactions shall have been obtained;

(m)	there shall be no ruling, judgment, or order issued by any Governmental Unit making illegal, enjoining, or otherwise preventing or prohibiting the consummation of the Restructuring Transactions;

(n)	the Professional Fee Escrow Account shall have been established and the Professional Fee Reserve Amount shall have been funded in accordance with the Plan;

(o)

the Debtors shall have paid in full in Cash (or the Debtors shall pay in full in Cash substantially contemporaneously with consummation of the Restructuring Transactions) all Restructuring Expenses and fees and expenses payable to the DIP Agent under the DIP Facility Documents, including fees and expenses of counsel incurred or estimated to be incurred, through the Effective Date;

(p)

the guarantees, mortgages, deeds of trust, Liens, pledges, or other security interests held by any Holders of Other Secured Claims shall be fully released and discharged (or will be fully released and discharged substantially contemporaneously with the consummation of the Restructuring Transactions);

(q)

the conditions to the effectiveness of the Exit Facility set forth in the Exit Facility Documents (other than the occurrence of the Effective Date) shall have been or contemporaneously will be satisfied or waived;

(r)

the conditions of the effectiveness of the Equity Rights Offering set forth in the Equity Rights Offering Documents (other than the occurrence of the Effective Date) shall have been satisfied or waived;

(s)	the Equity Rights Offering Backstop Commitment Agreement shall not have terminated as to all parties thereto and shall continue to be in full force and effect;

(t)

the final version of the Plan Supplement and all of the schedules, documents, and exhibits contained therein (and any amendment thereto) shall have been filed in a manner consistent with the consent rights contained herein; and

(u)	each Definitive Document shall be in form and substance reasonably satisfactory to the Debtors and the Required Consenting Senior Noteholders (unless otherwise provided for herein).

For the avoidance of doubt, any condition that requires any agreement, order or document to be in full force and effect, or entered by the Bankruptcy Court, as applicable, shall include a requirement that such agreement, order or document is consistent with the Restructuring Support Agreement and otherwise in form and substance as set forth in the Restructuring Support Agreement.

2.34	Discharge of Claims and Termination of Interests; Compromise and Settlement of Claims, Interests, and Controversies

Pursuant to and to the fullest extent permitted by section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan, the distributions, rights, and treatment that are provided in the Plan shall be in full and final satisfaction, settlement, release, and discharge, effective as of the Effective Date, of all Interests and Claims of any nature whatsoever, including any interest accrued on Claims from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against the Debtors, the Reorganized Debtors or any of their properties, including property of the Estates, and regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims, including demands, liabilities, and Causes of Action that arose before the Effective Date, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not: (i) a Proof of Claim is filed or deemed filed pursuant to section 501 of the Bankruptcy Code; (ii) a Claim or Interest is Allowed; or (iii) the Holder of such Claim or Interest has accepted or rejected, or been deemed to accept or reject, the Plan. Except as otherwise provided herein, any default by the Debtors or their Affiliates with respect to any Claim or Interest that existed immediately prior to or on account of the filing of the Chapter 11 Cases shall be deemed cured on the Effective Date. The Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the Effective Date occurring, except as otherwise expressly provided in the Plan.

2.35	Release, Injunction, and Related Provisions

(a)	Releases by the Debtors

NOTWITHSTANDING ANYTHING CONTAINED IN THE PLAN TO THE CONTRARY, AS OF THE EFFECTIVE DATE, EXCEPT FOR THE RIGHTS AND REMEDIES THAT REMAIN IN EFFECT TO ENFORCE THE PLAN, PURSUANT TO SECTION 1123(B) OF THE BANKRUPTCY CODE, FOR GOOD AND VALUABLE CONSIDERATION, THE ADEQUACY OF WHICH IS HEREBY CONFIRMED, INCLUDING THE OBLIGATIONS OF THE DEBTORS UNDER THE PLAN AND THE CONTRIBUTIONS OF THE RELEASED PARTIES TO FACILITATE AND IMPLEMENT THE PLAN, ON AND AFTER THE EFFECTIVE DATE, THE RELEASED PARTIES ARE DEEMED CONCLUSIVELY, ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY, AND FOREVER RELEASED AND DISCHARGED BY AND ON BEHALF OF THE DEBTORS, THE REORGANIZED DEBTORS, AND THEIR ESTATES, IN EACH CASE ON BEHALF OF THEMSELVES AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, REPRESENTATIVES AND ANY AND ALL OTHER PERSONS THAT MAY PURPORT TO ASSERT ANY CAUSE OF ACTION DERIVATIVELY, BY OR THROUGH THE FOREGOING PERSONS, FROM ANY AND ALL CLAIMS, OBLIGATIONS, RIGHTS, SUITS, DAMAGES, CAUSES OF ACTION, REMEDIES, AND LIABILITIES WHATSOEVER, INCLUDING ANY DERIVATIVE CLAIMS, ASSERTED OR ASSERTABLE ON BEHALF OF THE DEBTORS, WHETHER LIQUIDATED OR UNLIQUIDATED, FIXED OR CONTINGENT, MATURE OR UNMATURED, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, EXISTING OR HEREINAFTER ARISING, IN LAW, EQUITY, CONTRACT, TORT OR OTHERWISE, BY STATUTE, VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS OR OTHERWISE THAT THE DEBTORS, THE REORGANIZED DEBTORS, THEIR ESTATES, OR THEIR AFFILIATES WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT IN THEIR OWN RIGHT (WHETHER INDIVIDUALLY OR COLLECTIVELY) OR ON BEHALF OF THE HOLDER OF ANY CLAIM OR INTEREST OR OTHER PERSON, BASED ON OR RELATING TO, OR IN ANY MANNER ARISING FROM, IN WHOLE OR IN PART, THE CHAPTER 11 CASES, THE DEBTORS, ANY RESTRUCTURING TRANSACTION, THE GOVERNANCE, MANAGEMENT, TRANSACTIONS, OWNERSHIP, OR OPERATION OF THE DEBTORS, THE

PURCHASE, SALE OR RESCISSION OF ANY SECURITY OF OR CLAIM AGAINST THE DEBTORS OR THE REORGANIZED DEBTORS, THE SUBJECT MATTER OF, OR THE TRANSACTIONS OR EVENTS GIVING RISE TO, ANY CLAIM OR INTEREST THAT IS TREATED IN THE PLAN, THE BUSINESS OR CONTRACTUAL ARRANGEMENTS BETWEEN THE DEBTORS AND ANY RELEASED PARTY, THE RESTRUCTURING OF CLAIMS AND INTERESTS BEFORE OR DURING THE CHAPTER 11 CASES, THE NEGOTIATION, FORMULATION, PREPARATION, EXECUTION, FILING, SOLICITATION, ENTRY INTO, AND/OR CONSUMMATION OF THE PLAN, THE PLAN SUPPLEMENT, THE DISCLOSURE STATEMENT, THE RESTRUCTURING SUPPORT AGREEMENT, THE DIP FACILITY, DIP CREDIT AGREEMENT, EXIT FACILITY, THE EQUITY RIGHTS OFFERING AND EQUITY RIGHTS OFFERING DOCUMENTS, THE COMMON EQUITY CONVENIENCE BUYOUT AND COMMON EQUITY CONVENIENCE BUYOUT DOCUMENTS, OR ANY RELATED CONTRACT, INSTRUMENT, RELEASE, OR OTHER AGREEMENT OR DOCUMENT (INCLUDING ANY LEGAL OPINION REQUESTED BY ANY ENTITY REGARDING ANY TRANSACTION, CONTRACT, INSTRUMENT, DOCUMENT, OR OTHER AGREEMENT CONTEMPLATED BY THE PLAN OR THE RELIANCE BY ANY RELEASED PARTY ON THE PLAN OR CONFIRMATION ORDER IN LIEU OF SUCH LEGAL OPINION) CREATED OR ENTERED INTO IN CONNECTION WITH THE FOREGOING, THE PURSUIT OF CONFIRMATION AND CONSUMMATION OF THE PLAN, THE ADMINISTRATION AND IMPLEMENTATION OF THE PLAN OR CONFIRMATION ORDER, INCLUDING THE ISSUANCE OR DISTRIBUTION OF SECURITIES PURSUANT TO THE PLAN (INCLUDING, BUT NOT LIMITED TO, THE REORGANIZED COMMON EQUITY), OR THE DISTRIBUTION OF PROPERTY UNDER THE PLAN, OR ANY OTHER AGREEMENT, ACT OR OMISSION, TRANSACTION, EVENT, OR OTHER OCCURRENCE TAKING PLACE ON OR BEFORE THE EFFECTIVE DATE. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE FOREGOING, THE RELEASES SET FORTH IN SECTION 9.3 OF THE PLAN SHALL NOT BE CONSTRUED AS (I) RELEASING ANY RELEASED PARTY FROM CLAIMS OR CAUSES OF ACTION ARISING FROM AN ACT OR OMISSION JUDICIALLY DETERMINED BY A FINAL ORDER TO HAVE CONSTITUTED INTENTIONAL FRAUD (PROVIDED THAT FRAUD SHALL NOT EXEMPT FROM THE SCOPE OF THESE DEBTORS RELEASES ANY CLAIMS OR CAUSES OF ACTION ARISING UNDER SECTIONS 544 OR 548 OF THE BANKRUPTCY CODE OR STATE LAWS GOVERNING FRAUDULENT OR OTHERWISE AVOIDABLE TRANSFERS OR CONVEYANCES), GROSS NEGLIGENCE, RECKLESSNESS OR WILLFUL MISCONDUCT, (II) RELEASING ANY CONTRACTUAL, POST-EFFECTIVE DATE OBLIGATIONS OF ANY PARTY OR ENTITY UNDER THE PLAN, THE CONFIRMATION ORDER, ANY RESTRUCTURING TRANSACTION, OR ANY DOCUMENT, INSTRUMENT, OR AGREEMENT (INCLUDING THOSE SET FORTH IN THE PLAN SUPPLEMENT) EXECUTED TO IMPLEMENT THE PLAN, OR (III) TO THE EXTENT THE SPECIAL COMMITTEE OF CUTERA, INC. DETERMINES TO RECOMMEND THAT ANY DEBTOR SHOULD NOT GRANT RELEASES IN FAVOR OF ANY PARTY WITH RESPECT TO ANY CLAIMS, OBLIGATIONS, RIGHTS, SUITS, DAMAGES, CAUSES OF ACTION, REMEDIES, AND LIABILITIES WHATSOEVER, INCLUDING THOSE THAT ARE PROPOSED TO BE RELEASED HEREIN BY THE DEBTORS, ANY SUCH RELEASES GIVEN BY THE DEBTORS WILL BE NULL AND VOID AGAINST SUCH PARTY AND ITS RELATED PARTIES.

(b)	Releases by Holders of Claims and Interests

NOTWITHSTANDING ANYTHING CONTAINED IN THE PLAN TO THE CONTRARY, AS OF THE EFFECTIVE DATE, EXCEPT FOR THE RIGHTS AND REMEDIES THAT REMAIN IN EFFECT TO ENFORCE THE PLAN, PURSUANT TO SECTION 1123(B) OF THE BANKRUPTCY CODE, FOR GOOD AND VALUABLE CONSIDERATION, THE ADEQUACY OF WHICH IS HEREBY CONFIRMED, EXCEPT AS OTHERWISE PROVIDED IN THE PLAN OR IN THE CONFIRMATION ORDER, TO THE FULLEST EXTENT PERMISSIBLE UNDER APPLICABLE LAW, AS SUCH LAW MAY BE EXTENDED OR INTEGRATED AFTER THE EFFECTIVE DATE, EACH RELEASING PARTY SHALL BE DEEMED TO HAVE CONCLUSIVELY, ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY, AND FOREVER, RELEASED, AND DISCHARGED THE DEBTORS, THE REORGANIZED DEBTORS, THEIR ESTATES, AND THE RELEASED PARTIES, IN EACH CASE ON BEHALF OF THEMSELVES AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, REPRESENTATIVES, AND ANY AND ALL OTHER PERSONS THAT MAY PURPORT TO ASSERT ANY CAUSE OF ACTION DERIVATIVELY, BY OR THROUGH THE FOREGOING PERSONS, FROM ANY AND ALL CLAIMS, OBLIGATIONS, RIGHTS, SUITS, DAMAGES, CAUSES OF ACTION, REMEDIES, AND LIABILITIES WHATSOEVER, INCLUDING ANY DERIVATIVE CLAIMS OR CAUSES OF ACTION ASSERTED OR THAT MAY BE ASSERTED ON BEHALF OF THE DEBTORS OR THEIR ESTATES, THAT SUCH ENTITY WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT IN THEIR OWN RIGHT (WHETHER INDIVIDUALLY OR COLLECTIVELY) OR ON BEHALF OF THE HOLDER OF ANY CLAIM OR INTEREST, WHETHER LIQUIDATED OR UNLIQUIDATED, FIXED OR CONTINGENT, MATURE OR UNMATURED, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, EXISTING OR HEREINAFTER ARISING, IN LAW, EQUITY, CONTRACT, TORT, OR OTHERWISE, BASED ON OR RELATING TO, OR IN ANY MANNER ARISING FROM, IN WHOLE OR IN PART, ANY ACT OR OMISSION, TRANSACTION, AGREEMENT, EVENT, OR OTHER OCCURRENCE TAKING PLACE ON OR BEFORE THE EFFECTIVE DATE, INCLUDING ANY CLAIMS OR CAUSES OF ACTION BASED ON OR RELATING TO, OR IN ANY MANNER ARISING FROM, IN WHOLE OR IN PART, THE CHAPTER 11 CASES, THE DEBTORS, ANY RESTRUCTURING TRANSACTION, THE GOVERNANCE, MANAGEMENT, TRANSACTIONS, OWNERSHIP, OR OPERATION OF THE DEBTORS, THE PURCHASE, SALE OR RESCISSION OF ANY SECURITY OF OR CLAIM AGAINST THE DEBTORS OR THE REORGANIZED DEBTORS, THE SUBJECT MATTER OF, OR THE TRANSACTIONS OR EVENTS GIVING RISE TO, ANY CLAIM OR INTEREST THAT IS TREATED IN THE PLAN, THE BUSINESS OR CONTRACTUAL ARRANGEMENTS BETWEEN THE DEBTORS AND ANY RELEASED PARTY, THE RESTRUCTURING OF CLAIMS AND INTERESTS BEFORE OR DURING THE CHAPTER 11 CASES, THE NEGOTIATION, FORMULATION, PREPARATION, EXECUTION, FILING, SOLICITATION, ENTRY INTO, AND/OR CONSUMMATION

OF THE PLAN, THE PLAN SUPPLEMENT, THE DISCLOSURE STATEMENT, THE RESTRUCTURING SUPPORT AGREEMENT, THE DIP FACILITY, DIP CREDIT AGREEMENT, EXIT FACILITY, THE EQUITY RIGHTS OFFERING AND EQUITY RIGHTS OFFERING DOCUMENTS, THE COMMON EQUITY CONVENIENCE BUYOUT AND COMMON EQUITY CONVENIENCE BUYOUT DOCUMENTS, OR ANY RELATED CONTRACT, INSTRUMENT, RELEASE, OR OTHER AGREEMENT OR DOCUMENT (INCLUDING ANY LEGAL OPINION REQUESTED BY ANY ENTITY REGARDING ANY TRANSACTION, CONTRACT, INSTRUMENT, DOCUMENT, OR OTHER AGREEMENT CONTEMPLATED BY THE PLAN OR THE RELIANCE BY ANY RELEASED PARTY ON THE PLAN OR CONFIRMATION ORDER IN LIEU OF SUCH LEGAL OPINION) CREATED OR ENTERED INTO IN CONNECTION WITH THE FOREGOING, THE PURSUIT OF CONFIRMATION AND CONSUMMATION OF THE PLAN, THE ADMINISTRATION AND IMPLEMENTATION OF THE PLAN OR CONFIRMATION ORDER, INCLUDING THE ISSUANCE OR DISTRIBUTION OF SECURITIES PURSUANT TO THE PLAN (INCLUDING, BUT NOT LIMITED TO, THE REORGANIZED COMMON EQUITY), OR THE DISTRIBUTION OF PROPERTY UNDER THE PLAN, OR ANY OTHER AGREEMENT, ACT OR OMISSION, TRANSACTION, EVENT, OR OTHER OCCURRENCE TAKING PLACE ON OR BEFORE THE EFFECTIVE DATE. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE FOREGOING, THE RELEASES SET FORTH IN SECTION 9.3 OF THE PLAN SHALL NOT BE CONSTRUED AS (I) RELEASING ANY RELEASED PARTY FROM CLAIMS OR CAUSES OF ACTION ARISING FROM AN ACT OR OMISSION JUDICIALLY DETERMINED BY A FINAL ORDER TO HAVE CONSTITUTED INTENTIONAL FRAUD (PROVIDED THAT FRAUD SHALL NOT EXEMPT FROM THE SCOPE OF THESE RELEASES ANY CLAIMS OR CAUSES OF ACTION ARISING UNDER SECTIONS 544 OR 548 OF THE BANKRUPTCY CODE OR STATE LAWS GOVERNING FRAUDULENT OR OTHERWISE AVOIDABLE TRANSFERS OR CONVEYANCES), GROSS NEGLIGENCE, RECKLESSNESS OR WILLFUL MISCONDUCT, (II) RELEASING ANY CONTRACTUAL, POST-EFFECTIVE DATE OBLIGATIONS OF ANY PARTY OR ENTITY UNDER THE PLAN, THE CONFIRMATION ORDER, ANY RESTRUCTURING TRANSACTION, OR ANY DOCUMENT, INSTRUMENT, OR AGREEMENT (INCLUDING THOSE SET FORTH IN THE PLAN SUPPLEMENT) EXECUTED TO IMPLEMENT THE PLAN OR (III) TO THE EXTENT THE SPECIAL COMMITTEE OF CUTERA, INC. DETERMINES TO RECOMMEND THAT ANY DEBTOR SHOULD NOT GRANT RELEASES IN FAVOR OF ANY PARTY WITH RESPECT TO ANY CLAIMS, OBLIGATIONS, RIGHTS, SUITS, DAMAGES, CAUSES OF ACTION, REMEDIES, AND LIABILITIES WHATSOEVER, ANY SUCH RELEASES GIVEN BY THE CONSENTING SENIOR NOTEHOLDERS WILL BE NULL AND VOID AND THE CONSENTING SENIOR NOTEHOLDERS WILL HAVE NO OBLIGATIONS TO OFFER OR CONSENT TO SUCH RELEASES OF SUCH PARTY OR ANY OF ITS RELATED PARTIES; PROVIDED HOWVER, THAT NOTWITHSTANDING ANYTHING TO THE CONTRARY IN SECTION 9.3 OF THE PLAN, UPON THE RECOMMENDATION OF THE SPECIAL COMMITTEE OF CUTERA, INC., THE RELEASES SET FORTH IN SECTION 9.3 OF THE PLAN MAY INCLUDED RELEASES IN FAVOR OF ANY RELEASED PARTY WITH RESPECT TO ANY CLAIMS, OBLIGATIONS, RIGHTS, SUITS, DAMAGES, CAUSES OF ACTION, REMEDIES, AND LIABILITIES WHATSOEVER, INCLUDING THOSE THAT ARE PROPOSED TO BE RELEASED HEREIN BY THE DEBTORS, INCLUDING THOSE IN THE ACTION STYLED NIQUETTE V. HARRIS ET AL., CASE NO. 1:23-CV-01371 (DE).

(c)	Exculpation and Limitation of Liability

WITHOUT AFFECTING OR LIMITING THE RELEASES SET FORTH IN SECTION 9.3 OF THE PLAN, AND NOTWITHSTANDING ANYTHING IN THE PLAN TO THE CONTRARY, NO EXCULPATED PARTY SHALL HAVE OR INCUR LIABILITY FOR, AND EACH EXCULPATED PARTY IS HEREBY RELEASED AND EXCULPATED FROM ANY AND ALL CLAIMS, INTERESTS, OBLIGATIONS, RIGHTS, SUITS, DAMAGES, CAUSES OF ACTION, REMEDIES, AND LIABILITIES WHATSOEVER, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, EXISTING OR HEREINAFTER ARISING, IN LAW, EQUITY, OR OTHERWISE, BASED ON OR RELATING TO, OR IN ANY MANNER ARISING FROM, IN WHOLE OR IN PART, THE DEBTORS, THE CHAPTER 11 CASES, THE PLAN, THE PLAN SUPPLEMENT, THE DISCLOSURE STATEMENT, THE RESTRUCTURING SUPPORT AGREEMENT, THE DIP FACILITY, DIP CREDIT AGREEMENT, EXIT FACILITY, THE EQUITY RIGHTS OFFERING AND EQUITY RIGHTS OFFERING DOCUMENTS, THE COMMON EQUITY CONVENIENCE BUYOUT AND COMMON EQUITY CONVENIENCE BUYOUT DOCUMENTS, THE FORMULATION, PREPARATION, DISSEMINATION, NEGOTIATION OF ANY OF THE FOREGOING OR ANY CONTRACT, INSTRUMENT, RELEASE, OR OTHER AGREEMENT OR DOCUMENT CREATED OR ENTERED INTO IN CONNECTION WITH ANY OF THE FOREGOING, THE PURSUIT OF CONFIRMATION OF THE PLAN, THE SOLICITATION OF VOTES ON THE PLAN, OR PARTICIPATION IN THE COMMON EQUITY CONVENIENCE BUYOUT AND THE EQUITY RIGHTS OFFERING, THE PURSUIT OF CONSUMMATION OF THE PLAN, THE ADMINISTRATION AND IMPLEMENTATION OF THE PLAN, INCLUDING THE ISSUANCE OR DISTRIBUTION OF SECURITIES PURSUANT TO THE PLAN, OR THE DISTRIBUTION OF PROPERTY UNDER THE PLAN OR ANY OTHER RELATED AGREEMENT, OR UPON ANY OTHER ACT OR OMISSION, TRANSACTION, AGREEMENT, EVENT, OR OTHER OCCURRENCE TAKING PLACE ON OR BEFORE THE EFFECTIVE DATE RELATED OR RELATING TO THE FOREGOING, EXCEPT FOR CLAIMS OR CAUSES OF ACTION ARISING FROM AN ACT OR OMISSION THAT IS JUDICIALLY DETERMINED IN A FINAL ORDER TO HAVE CONSTITUTED INTENTIONAL FRAUD, WILLFUL MISCONDUCT, OR GROSS NEGLIGENCE, BUT IN ALL RESPECTS, SUCH EXCULPATED PARTIES SHALL BE ENTITLED TO REASONABLY RELY UPON THE ADVICE OF COUNSEL WITH RESPECT TO THEIR DUTIES AND RESPONSIBILITIES. THE EXCULPATED PARTIES HAVE, AND UPON COMPLETION OF THE PLAN, SHALL BE DEEMED TO HAVE, PARTICIPATED IN GOOD FAITH AND IN COMPLIANCE WITH THE APPLICABLE LAWS WITH REGARD TO THE SOLICITATION OF, VOTES AND DISTRIBUTION OF CONSIDERATION PURSUANT TO, THE PLAN AND, THEREFORE, ARE NOT, AND ON ACCOUNT OF SUCH DISTRIBUTIONS SHALL NOT BE, LIABLE AT ANY TIME FOR THE VIOLATION OF ANY APPLICABLE LAW,

RULE, OR REGULATION GOVERNING THE SOLICITATION OF ACCEPTANCES OR REJECTIONS OF THE PLAN OR SUCH DISTRIBUTIONS MADE PURSUANT TO THE PLAN. THIS EXCULPATION SHALL BE IN ADDITION TO, AND NOT IN LIMITATION OF, ALL OTHER RELEASES, INDEMNITIES, EXCULPATIONS, AND ANY OTHER APPLICABLE LAWS, RULES, OR REGULATIONS PROTECTING SUCH EXCULPATED PARTIES FROM LIABILITY.

(d)	Injunction

UPON ENTRY OF THE CONFIRMATION ORDER, ALL HOLDERS OF CLAIMS AND INTERESTS AND OTHER PARTIES IN INTEREST, ALONG WITH THEIR RESPECTIVE PRESENT OR FORMER EMPLOYEES, AGENTS, OFFICERS, DIRECTORS, PRINCIPALS, AFFILIATES, AND RELATED PARTIES SHALL BE ENJOINED FROM TAKING ANY ACTIONS TO INTERFERE WITH THE IMPLEMENTATION OR CONSUMMATION OF THE PLAN IN RELATION TO ANY CLAIM EXTINGUISHED, DISCHARGED, OR RELEASED PURSUANT TO THE PLAN. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THE PLAN OR THE CONFIRMATION ORDER, ALL ENTITIES THAT HAVE HELD, HOLD, OR MAY HOLD CLAIMS AGAINST OR INTERESTS IN THE DEBTORS AND OTHER PARTIES IN INTEREST (OTHER THAN CLAIMS THAT ARE REINSTATED UNDER THE PLAN), ALONG WITH THEIR RESPECTIVE PRESENT OR FORMER EMPLOYEES, AGENTS, OFFICERS, DIRECTORS, PRINCIPALS, AFFILIATES, AND RELATED PARTIES, ARE PERMANENTLY ENJOINED, FROM AND AFTER THE EFFECTIVE DATE, FROM TAKING ANY OF THE FOLLOWING ACTIONS AGAINST, AS APPLICABLE, THE DEBTORS, THE REORGANIZED DEBTORS, THE RELEASED PARTIES, OR THE EXCULPATED PARTIES (TO THE EXTENT OF THE EXCULPATION PROVIDED PURSUANT TO SECTION 9.4 OF THE PLAN WITH RESPECT TO THE EXCULPATED PARTIES): (I) COMMENCING, CONDUCTING, OR CONTINUING IN ANY MANNER, DIRECTLY OR INDIRECTLY, ANY ACTION OR OTHER PROCEEDING OF ANY KIND ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS, INTERESTS, OR CAUSES OF ACTION; (II) ENFORCING, LEVYING, ATTACHING, COLLECTING, OR RECOVERING BY ANY MANNER OR MEANS, WHETHER DIRECTLY OR INDIRECTLY, ANY JUDGMENT, AWARD, DECREE, OR ORDER AGAINST SUCH ENTITIES ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS, INTERESTS, OR CAUSES OF ACTION; (III) CREATING, PERFECTING, OR ENFORCING ANY LIEN OR ENCUMBRANCE OF ANY KIND, DIRECTLY OR INDIRECTLY, AGAINST SUCH ENTITIES OR THE PROPERTY OR THE ESTATES OF SUCH ENTITIES ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS, INTERESTS, OR CAUSES OF ACTION; (IV) ASSERTING ANY RIGHT OF SETOFF, SUBROGATION, OR RECOUPMENT OF ANY KIND AGAINST ANY OBLIGATION DUE FROM SUCH ENTITIES OR AGAINST THE PROPERTY OF SUCH ENTITIES ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS, INTERESTS, OR CAUSES OF ACTION UNLESS SUCH ENTITY HAS TIMELY ASSERTED SUCH SETOFF RIGHT IN A DOCUMENT FILED WITH THE BANKRUPTCY COURT ON OR BEFORE THE EFFECTIVE DATE EXPLICITLY PRESERVING SUCH SETOFF, AND

NOTWITHSTANDING AN INDICATION OF A CLAIM OR INTEREST OR OTHERWISE THAT SUCH ENTITY ASSERTS, HAS, OR INTENDS TO PRESERVE ANY RIGHT OF SETOFF PURSUANT TO APPLICABLE LAW OR OTHERWISE; AND (V) COMMENCING, CONDUCTING, OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS, INTERESTS, OR CAUSES OF ACTION RELEASED OR SETTLED PURSUANT TO THE PLAN. NO PERSON OR ENTITY MAY COMMENCE OR PURSUE A CLAIM OR CAUSE OF ACTION OF ANY KIND AGAINST THE DEBTORS, THE REORGANIZED DEBTORS, OR THE RELEASED PARTIES THAT RELATES TO OR IS REASONABLY LIKELY TO RELATE TO ANY ACT OR OMISSION IN CONNECTION WITH, RELATING TO, OR ARISING OUT OF A CLAIM OR CAUSE OF ACTION RELATED TO THE CHAPTER 11 CASES PRIOR TO THE EFFECTIVE DATE, WITHOUT REGARD TO WHETHER SUCH PERSON OR ENTITY IS A RELEASING PARTY, WITHOUT THE BANKRUPTCY COURT (1) FIRST DETERMINING, AFTER NOTICE AND A HEARING, THAT SUCH CLAIM OR CAUSE OF ACTION REPRESENTS A COLORABLE CLAIM AND (2) SPECIFICALLY AUTHORIZING SUCH PERSON OR ENTITY TO BRING SUCH CLAIM OR CAUSE OF ACTION AGAINST THE DEBTORS, REORGANIZED DEBTORS, OR RELEASED PARTY. AT THE HEARING FOR THE BANKRUPTCY COURT TO DETERMINE WHETHER SUCH CLAIM OR CAUSE OF ACTION REPRESENTS A COLORABLE CLAIM OF ANY KIND, THE BANKRUPTCY COURT MAY, OR SHALL IF ANY DEBTOR, REORGANIZED DEBTOR, EXCULPATED PARTY, RELEASED PARTY, OR OTHER PARTY IN INTEREST REQUESTS BY MOTION (ORAL MOTION BEING SUFFICIENT), DIRECT THAT SUCH PERSON OR ENTITY SEEKING TO COMMENCE OR PURSUE SUCH CLAIM OR CAUSE OF ACTION FILE A PROPOSED COMPLAINT WITH THE BANKRUPTCY COURT EMBODYING SUCH CLAIM OR CAUSE OF ACTION, SUCH COMPLAINT SATISFYING THE APPLICABLE RULES OF FEDERAL PROCEDURE, INCLUDING, BUT NOT LIMITED TO, RULE 8 AND RULE 9 (AS APPLICABLE), WHICH THE BANKRUPTCY COURT SHALL ASSESS BEFORE MAKING A DETRMINATION. FOR THE AVOIDANCE OF DOUBT, ANY PARTY THAT OBTAINS SUCH DETERMINATION AND AUTHORIZATION AND SUBSEQUENTLY WISHES TO AMEND THE AUTHORIZED COMPLAINT OR PETITION TO ADD ANY CLAIMS OR CAUSES OF ACTION NOT EXPLICITLY INCLUDED IN THE AUTHORIZED COMPLAINT OR PETITION MUST OBTAIN AUTHORIZATION FROM THE BANKRUPTCY COURT BEFORE FILING ANY SUCH AMENDMENT IN THE COURT WHERE SUCH COMPLAINT OR PETITION IS PENDING. THE BANKRUPTCY COURT WILL HAVE SOLE AND EXCLUSIVE JURISDICTION TO ADJUDICATE THE UNDERLYING COLORABLE CLAIM OR CAUSE OF ACTION.

NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE FOREGOING, THE INJUNCTION DOES NOT ENJOIN ANY PARTY UNDER THIS PLAN, THE CONFIRMATION ORDER, OR UNDER ANY OTHER DEFINITIVE DOCUMENT OR OTHER DOCUMENT, INSTRUMENT, OR AGREEMENT (INCLUDING THOSE IN THE PLAN SUPPLEMENT) EXECUTED TO IMPLEMENT THIS PLAN OR THE CONFIRMATION ORDER, FROM BRINGING AN ACTION TO ENFORCE THE TERMS OF THIS PLAN, THE CONFIRMATION ORDER, OR SUCH DOCUMENT, INSTRUMENT, OR AGREEMENT (INCLUDING THOSE IN THE PLAN SUPPLEMENT) EXECUTED TO IMPLEMENT THIS PLAN OR THE CONFIRMATION ORDER.

THE INJUNCTIONS IN SECTION 9.5 OF THE PLAN SHALL EXTEND TO ANY SUCCESSORS OF THE DEBTORS, THE REORGANIZED DEBTORS, THE RELEASED PARTIES, AND THE EXCULPATED PARTIES AND THEIR RESPECTIVE PROPERTY AND INTERESTS IN PROPERTY.

2.36	Setoffs and Recoupment

Except as otherwise provided in the Plan or in the DIP Orders, the Reorganized Debtors pursuant to the Bankruptcy Code (including section 553 of the Bankruptcy Code), applicable bankruptcy or non-bankruptcy Law, or as may be agreed to by the Holder of an Allowed Claim, may set off or recoup against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Allowed Claim, any Claims, rights, and Causes of Action of any nature that the Debtors or Reorganized Debtors may hold against the Holder of such Allowed Claim, to the extent such Claims, rights, or Causes of Action have not been otherwise compromised or settled on or prior to the Effective Date (whether pursuant to the Plan, a Final Order or otherwise); provided that neither the failure to effect such a setoff or recoupment nor the allowance of any Claim pursuant to the Plan shall constitute a waiver or release by such Reorganized Debtors of any such Claims, rights, and Causes of Action.

In no event shall any Holder of Claims be entitled to set off or recoup any Claim against any Claim, right, or Cause of Action of a Debtor or a Reorganized Debtor, as applicable, unless such Holder actually has performed such recoupment and provided notice thereof in writing to the Debtors in accordance with Section 11.12 of the Plan on or before the Effective Date, notwithstanding any indication in any Proof of Claim or otherwise that such Holder asserts, has, or intends to preserve any right of recoupment.

2.37	Release of Liens

Except as otherwise provided in the Plan or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates (other than Liens securing the DIP Facility, which Liens shall be retained by the DIP Agent to secure the Exit Facility and any remaining obligations under the DIP Facility) shall be fully released and discharged, and all of the right, title, and interest of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtors and their successors and assigns.

To the extent that any Holder of a Secured Claim that has been satisfied or discharged in full pursuant to the Plan, or any agent for such Holder, has filed or recorded publicly any Liens or security interests to secure such Holder’s Secured Claim, then as soon as practicable on or after the Effective Date, such Holder (or the agent for such Holder) shall take any and all steps requested by the Debtors or the Reorganized Debtors that are necessary or desirable to record or effectuate the cancellation or extinguishment of such Liens or security interests, including the making of any applicable filings or recordings, and the Reorganized Debtors shall be entitled to make any such filings or recordings on such Holder’s behalf.

2.38	No Substantive Consolidation

The Plan is being proposed as a joint plan of reorganization of the Debtors for administrative purposes only and constitutes a separate chapter 11 plan of reorganization for each Debtor. The Plan is not premised upon the substantive consolidation of the Debtors with respect to the Classes of Claims or Interests set forth in the Plan.

ARTICLE III

VOTING PROCEDURES AND REQUIREMENTS

3.1	Class Entitled to Vote on the Plan

The following Class is entitled to vote to accept or reject the Plan (the “Voting Class”):

Class	Claim or Interest	Status
3	Senior Notes Claims	Impaired

If your Claim or Interest is not included in the Voting Class, you are not entitled to vote with respect to the Plan and you will not receive Solicitation Materials (as defined below). If you are a Holder of a Claim or Interest in the Voting Class, you should read your ballot(s) and carefully follow the instructions included therein. Please use only the ballot(s) that accompany the applicable Solicitation Materials, if any, or the ballot(s) that the Debtors, or Kurtzman Carson Consultants, Inc. d/b/a Verita Global (“Verita Global” or, the “Solicitation Agent”), on behalf of the Debtors, otherwise provided to you.

3.2	Votes Required for Acceptance by a Class

Under the Bankruptcy Code, acceptance of a plan of reorganization by a class of claims or interests is determined by calculating the amount and, if a class of claims, the number, of claims and interests voting to accept, as a percentage of the allowed claims or interests, as applicable, that have voted. Acceptance by a class of claims requires an affirmative vote of more than one-half (1/2) in number of total allowed claims that have voted and an affirmative vote of at least two-thirds (2/3) in dollar amount of the total allowed claims that have voted. Acceptance by a class of interests requires an affirmative vote of at least two-thirds (2/3) in amount of the total allowed interests that have voted.

3.3	Certain Factors to Be Considered Prior to Voting

There are a variety of factors that all Holders of Claims and Interests entitled to vote on the Plan should consider prior to voting to accept or reject the Plan. These factors may impact recoveries under the Plan and include, among other things:

•

unless otherwise specifically indicated, the financial information contained in this Disclosure Statement has not been audited and is based on an analysis of data available at the time of the preparation of the Plan and this Disclosure Statement;

•

although the Debtors believe that the Plan complies with all applicable provisions of the Bankruptcy Code, the Debtors can neither assure such compliance nor that the Bankruptcy Court will confirm the Plan;

•	the Debtors will seek Confirmation without the acceptance of the Plan by all Impaired Classes in accordance with section 1129(b) of the Bankruptcy Code; and

•	any delays of either Confirmation or Consummation could result in, among other things, increased Administrative Claims and Professional Fee Claims.

While these factors could affect distributions available to Holders of Allowed Claims or Interests under the Plan, the occurrence or impact of such factors may not necessarily affect the validity of the vote of the Voting Class or necessarily require a re-solicitation of the votes of Holders of Claims or Interests in the Voting Class pursuant to section 1127 of the Bankruptcy Code.

For a further discussion of risk factors, please refer to “Certain Factors to Be Considered” described in Article VI of this Disclosure Statement.

3.4	Classes Not Entitled To Vote on the Plan

Under the Bankruptcy Code, Holders of Claims and Interests are not entitled to vote if their contractual rights are Unimpaired by the proposed Plan or if they will receive no property under the Plan. Accordingly, the following Classes of Claims against and Interests in the Debtors are not entitled to vote to accept or reject the Plan (the “Non-Voting Classes”):

Class	Claim or Interest	Status	Voting Rights

1	Other Secured Claims	Unimpaired	No (conclusively presumed to accept)

2	Other Priority Claims	Unimpaired	No (conclusively presumed to accept)

4	General Unsecured Claims	Unimpaired	No (conclusively presumed to accept)

5	Intercompany Claims	Unimpaired/ Impaired	No (conclusively presumed to accept or deemed not to accept)

6	Intercompany Interests	Unimpaired/ Impaired	No (conclusively presumed to accept or deemed not to accept)

7	Existing Common Interests	Impaired	No (deemed not to accept)

8	Section 510(b) Claims	Impaired	No (deemed not to accept)

Holders of Claims or Interests in all Non-Voting Classes may opt-out of becoming a Releasing Party by checking the applicable box on the Opt-Out Form.

3.5	Disputes Regarding Impairment

If a Holder of a Claim or Interest disputes the classification of such Holder’s Claim or Interest, then upon the filing of an objection to the Plan by such Holder, the Bankruptcy Court shall, after notice and a hearing, determine the proper classification of such Claim or Interest on or before the Confirmation Date.

3.6	Nonconsensual Confirmation

Because certain Classes of Claims or Interests are deemed not to vote to accept the Plan, the Debtors will seek Confirmation of the Plan under section 1129(b) of the Bankruptcy Code.

3.7	Subordinated Classes

The allowance, classification, and treatment of all Allowed Claims and Interests, and the respective distributions and treatments under the Plan, shall take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510 of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, except where otherwise provided herein, the Debtors reserve the right to reclassify any Allowed Claim or Interest in accordance with any contractual, legal, or equitable subordination rights relating thereto.

3.8	Vacant Classes

Any Class of Claims or Interests that does not have a Holder of an Allowed Claim or Allowed Interest or a Claim or Interest temporarily Allowed by the Bankruptcy Court as of the date of the Combined Hearing shall not be deemed to have voted on the Plan for purposes of determining acceptance or rejection of the Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.

3.9	Intercompany Interests

To the extent Reinstated under the Plan, distributions on account of Intercompany Interests are not being received by Holders of such Intercompany Interests on account of their Intercompany Interests but for the purposes of administrative convenience and due to the importance of maintaining the corporate structure of the Reorganized Debtors.

3.10	No Waiver

Nothing contained in the Plan shall be construed to waive the Debtors’ or Reorganized Debtors’ right to object on any basis to any Claim, including after the Effective Date.

3.11	Solicitation Procedures

(a)	Solicitation Agent

The Debtors have retained Verita Global to act as, among other things, the Solicitation Agent in connection with the solicitation of votes to accept or reject the Plan.

(b)	Materials

The following materials constitute the solicitation materials (collectively, the “Solicitation Materials”) distributed to Holders of Claims in the Voting Class (Class 3):

•	the notice of the Combined Hearing;

•	this Disclosure Statement and all exhibits hereto, including the Plan and all exhibits thereto;

•	the Equity Rights Offering Procedures and Common Equity Convenience Buyout Procedures and related subscription or election forms; and

•	a Ballot and applicable voting instructions.

Holders of Claims or Interests in all Non-Voting Classes are receiving a Notice of Non-Voting Status and Opt-Out Form (the “Non-Voting Materials”).

(c)	Distribution of the Materials

One day prior to the Petition Date, the Debtors caused the Solicitation Materials to be distributed to all Holders of Claims in the Voting Class; provided, that only Holders that were QIBs or Accredited Investors were permitted to vote prior to conditional approval of the Disclosure Statement by the Bankruptcy Court (the “Solicitation Procedures Order”).

Following entry of the Solicitation Procedure Order, on March [7], 2025, the Debtors caused the Solicitation Agent to distribute the Solicitation Materials to all Holders of Claims in the Voting Class and the Non-Voting Materials to Holders of Claims or Interests in the Non-Voting Classes, publish the required publication notice, and mail the notice of a combined hearing for the approval of the Disclosure Statement and Confirmation of the Plan.

The Solicitation Materials (except the Ballots) may also be obtained from the Solicitation Agent by: (i) calling the Solicitation Agent at (888) 788-0109 (domestic toll-free) or (781) 575-2045 (international toll) or (ii) emailing CuteraInfo@veritaglobal.com and referencing “Cutera” in the subject line. After the Debtors file the Chapter 11 Cases, you may also obtain copies of any pleadings filed with the Bankruptcy Court for free by visiting the Debtors’ restructuring website, https://www.veritaglobal.net/cutera, or for a fee via PACER at https://www.pacer.gov/.

3.12	Voting Procedures

[March 3], 2025, at 5:00 p.m. prevailing Central Time (the “Voting Record Date”) is the date that was used for determining which Holders of Claims and Interests are entitled to vote to accept or reject the Plan and receive the Solicitation Materials in accordance with the solicitation procedures.

In order for the Holder of a Claim in the Voting Class to have its Ballot counted as a vote to accept or reject the Plan, such Holder’s Ballot must be properly completed, executed, and submitted to the Holder’s bank, broker or other intermediary (each a “Nominee”) through which they hold their publicly traded securities in “street name,” or submit its voting instructions according to its Nominee’s instructions, in sufficient time for the Nominee to transcribe the beneficial holders’ voting instructions onto a Master Ballot and submit it to the Solicitation Agent via first class mail, overnight courier, or hand delivery at Cutera Ballot Processing, c/o KCC dba Verita, 222 N. Pacific Coast Highway, Suite 300, El Segundo, CA 90245, or via email at CuteraBallots@veritaglobal.com, so that such Holder’s ballot is actually received by the Solicitation Agent on or before the voting deadline (the “Voting Deadline”), which is [April 9], 2025 at 4:00 p.m. (prevailing Central Time).

You may receive more than one Ballot if you hold Claims or Interests through one or more affiliated funds or Nominees, in which case the vote cast by each such affiliated fund will be counted separately. Separate Claims or Interests held by affiliated funds in a particular Class shall not be aggregated, and the vote of each such affiliated fund related to its Claims or Interests shall be treated as a separate vote to accept or reject the Plan, as applicable. If you hold any portion of a single Claim or Interest, you and all other Holders of any portion of such Claim or Interest will be (i) treated as a single creditor or equity holder for voting purposes and (ii) required to vote every portion of such Claim or Interest collectively to either accept or reject the Plan.

IF A BALLOT IS RECEIVED AFTER THE VOTING DEADLINE, IT WILL NOT BE COUNTED UNLESS THE DEBTORS DETERMINE OTHERWISE OR AS ORDERED BY THE BANKRUPTCY COURT.

ANY BALLOT THAT IS PROPERLY EXECUTED BY THE HOLDER OF A CLAIM OR INTEREST BUT THAT DOES NOT CLEARLY INDICATE AN ACCEPTANCE OR REJECTION OF THE PLAN OR ANY BALLOT THAT INDICATES BOTH AN ACCEPTANCE AND A REJECTION OF THE PLAN WILL NOT BE COUNTED FOR PURPOSES OF ACCEPTING OR REJECTING THE PLAN.

EACH HOLDER OF A CLAIM IN CLASS 3 MUST VOTE ALL OF ITS CLASS 3 CLAIMS EITHER TO ACCEPT OR REJECT THE PLAN AND MAY NOT SPLIT SUCH VOTES. BY SIGNING AND RETURNING A BALLOT, EACH HOLDER OF A CLAIM OR INTEREST WILL CERTIFY TO THE BANKRUPTCY COURT AND THE DEBTORS THAT NO OTHER BALLOTS WITH RESPECT TO SUCH CLAIM OR INTEREST HAVE BEEN CAST OR, IF ANY OTHER BALLOTS HAVE BEEN CAST WITH RESPECT TO SUCH CLASS OF CLAIMS OR INTERESTS, SUCH OTHER BALLOTS INDICATED THE SAME VOTE TO ACCEPT OR REJECT THE PLAN. IF A HOLDER CASTS MULTIPLE BALLOTS WITH RESPECT TO THE SAME CLAIM OR INTEREST AND THOSE BALLOTS ARE IN CONFLICT WITH EACH OTHER, SUCH BALLOTS WILL NOT BE COUNTED FOR PURPOSES OF ACCEPTING OR REJECTING THE PLAN.

IT IS IMPORTANT THAT THE HOLDER OF A CLAIM IN A VOTING CLASS FOLLOW THE SPECIFIC INSTRUCTIONS PROVIDED ON SUCH HOLDER’S BALLOT AND THE ACCOMPANYING INSTRUCTIONS. NO BALLOT MAY BE WITHDRAWN OR MODIFIED AFTER THE VOTING DEADLINE WITHOUT THE DEBTORS’ PRIOR CONSENT OR PERMISSION OF THE BANKRUPTCY COURT.

EXCEPT AS OTHERWISE SPECIFIED HEREIN OR AS MAY BE COMMUNICATED BY THE DEBTORS, PRIOR TO ENTRY OF THE SOLICITATION PROCEDURES ORDER, THE SOLICITATION OF VOTES ON THE PLAN WITH RESPECT TO THE CLASS 3 CLAIMS IS BEING MADE PURSUANT TO EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING PURSUANT TO SECTION 4(A)(2) THEREOF, AND APPLICABLE UNITED STATES STATE SECURITIES LAWS, AND ONLY FROM HOLDERS OF SUCH CLAIMS WHO ARE ACCREDITED INVESTORS OR QIBs.

ARTICLE IV

CORPORATE AND CAPITAL STRUCTURE

4.1	Prepetition Corporate and Capital Structure

(a)	Corporate Structure

An organizational chart illustrating the corporate structure of the Debtors and their non-Debtor affiliates is annexed hereto as Exhibit F.

(b)	The Debtors’ Capital Structure

(1)	Senior Notes

As of the Petition Date, the Debtors’ capital structure includes approximately $429.13 million, exclusive of unamortized debt issuance costs, of total principal debt obligations, consisting of: (i) 2.25% Convertible Senior Notes due 2026 in the amount of approximately $69.13 million, (ii) 2.25% Convertible Senior Notes due 2028 in the amount of approximately $240 million and (iii) 4.00% Convertible Senior Notes due 2029 in the amount of approximately $120 million (collectively, the “Senior Notes”). Each series of the Senior Notes is a general senior unsecured obligation that ranks senior to any of the Company’s indebtedness that is explicitly subordinated to such series of the Senior Notes. Each series of the Senior Notes have equal rank in right of payment with all existing and future unsecured indebtedness (including each other series of Senior Notes). Cutera also has approximately $550,000 of unsecured debt outstanding in connection with a “Paycheck Protection Program” loan made pursuant to the Coronavirus Aid, Relief, and Economic Security (CARES) Act. While the Debtors were previously told the full balance was forgiven, the U.S. Small Business Administration (“SBA”) in its review of prior loans revised its position and noted that approximately $550,000 remained outstanding and due. The Debtors are awaiting further instruction on payment timing and terms but have not heard any updates since December 8, 2023.

A.	2026 Senior Notes

On March 9, 2021, the Company entered into that certain Indenture (the “2026 Senior Notes Indenture”) with U.S. Bank Trust Company, National Association as trustee (the “2026 Senior Notes Indenture Trustee”), pursuant to which the Company issued those certain unsecured convertible senior notes in an original principal amount of $138.3 million (all such notes issued pursuant to the 2026 Senior Notes Indenture, the “2026 Senior Notes”) in a private placement offering. On February 24, 2025, Crystal Sub, LLC was added as an obligor under the 2026 Senior Notes via a supplemental indenture.

The 2026 Senior Notes have a maturity date of March 15, 2026, and bear interest at a fixed rate of 2.25% per year payable semiannually in arrears on March 15 and September 15 of each year. The 2026 Senior Notes are convertible at the noteholders’ discretion. Upon conversion, the Company may elect whether the 2026 Senior Notes are exchanged for cash, shares of common stock or a combination thereof. As of the Petition Date, approximately $69.13 million of principal remains outstanding under the 2026 Senior Notes Indenture.

B.	2028 Senior Notes

On May 27, 2022, the Company entered into that certain Indenture (the “2028 Senior Notes Indenture”) with U.S. Bank Trust Company, National Association as trustee (the “2028 Senior Notes Indenture Trustee”), pursuant to which the Company issued those certain unsecured convertible senior notes in an original principal amount of $240.0 million (all such notes issued pursuant to the 2028 Senior Notes Indenture, the “2028 Senior Notes”). On February 24, 2025, Crystal Sub LLC was added as an obligor under the 2028 Senior Notes via a supplemental indenture. A total of $230.0 million in aggregate principal amount of 2028 Senior Notes was issued in a private placement offering. Concurrently with this private placement offering, the Company entered into a purchase agreement with Voce Capital Management LLC (“Voce”), an entity affiliated with J. Daniel Plants, the Company’s former Executive Chairperson. Under such purchase agreement, the Company issued to Voce $10.0 million aggregate principal amount of 2028 Senior Notes on identical terms and conditions.

The 2028 Senior Notes have a maturity date of June 1, 2028, and bear interest at a fixed rate of 2.25% per year payable semiannually in arrears on June 1 and December 1 of each year. The 2028 Senior Notes are convertible at the noteholders’ discretion. Upon conversion, the Company may elect whether the 2028 Senior Notes are exchanged for cash, shares of common stock or a combination thereof. As of the Petition Date, approximately $240 million of principal remains outstanding under the 2028 Senior Notes Indenture.

C.	2029 Senior Notes

The Company entered into that certain Indenture, dated as of December 12, 2022 (the “2029 Senior Notes Indenture”) with U.S. Bank Trust Company, National Association, as trustee (the “2029 Senior Notes Indenture Trustee”), pursuant to which the Company issued those certain unsecured convertible senior notes in an original principal amount of $120.0 million (all such notes issued pursuant to the 2029 Senior Notes Indenture, the “2029 Senior Notes” and the holders of the 2029 Senior Notes together with holders of the 2026 Senior Notes, the 2028 Senior Notes, the “Senior Noteholders”) in a private placement offering. On February 24, 2025, Crystal Sub, LLC was added as an obligor under the 2029 Senior Notes via a supplemental indenture.

The 2029 Senior Notes have a maturity date of June 1, 2029, and bear interest at a fixed rate of 4.00% per year payable semiannually in arrears on June 1 and December 1 of each year. The 2029 Senior Notes are convertible at the noteholders’ discretion. Upon conversion, the Company may elect whether the 2029 Senior Notes are exchanged for cash, shares of common stock or a combination thereof. As of the Petition Date, approximately $120 million of principal remains outstanding under the 2029 Senior Notes Indenture.

(2)	Existing Equity

The Company’s common stock is publicly traded on the NASDAQ Stock Market under the trading symbol “CUTR”. As of March 3, 2025, the Company has 20,185,926 shares of common stock issued and outstanding. As of March 3, 2025, the trading price of the common stock at market close was $0.32 with a 52-week high of $3.00 and a 52-week low of $0.28. The issued and outstanding common stock is held by six holders of record as of March 3, 2025. The Company believes the actual number of stockholders is greater than this number of record holders and includes stockholders who are beneficial owners, but whose shares are held in “street” name by brokerage firms and other nominees. This number of holders of record also does not include holders whose shares may be held in trust by other entities.

ARTICLE V

CIRCUMSTANCES LEADING TO THESE CHAPTER 11 CASES

The need to commence these chapter 11 cases arose from a number of factors, including product roll-out difficulties, leadership turnover, loss of a key skincare distribution partnership, increased market competition and macroeconomic pressures affecting customers’ willingness and ability to invest in capital equipment. The negative impacts from these factors on the business was further exacerbated by an unsustainable capital structure. To preserve and maximize value, the Debtors have already begun implementing certain business plan initiatives to strengthen operations and performance. Due to the Debtors’ burdensome capital structure and declining revenues however, the Debtors have been unable to successfully execute all phases of their business transformation plan. Delayed execution of the strategic transformation plan has limited the Debtors ability to navigate industry challenges and has negatively impacted revenues.

5.1	Product Roll-Out Difficulties, Leadership Turnover, Impaired Business Relationships with Distributors, and Market Competition and Macroeconomic Pressures

(a)	Product Roll-Out Difficulties

While AviClear is a marquee product offering for the Company, its initial North American launch in 2022 under prior management was hampered, primarily due to an ineffective go-to-market strategy. The Company initially placed AviClear devices under a leasing model in over 1,300 customer locations during 2022 and 2023. This volume level required a significant increase in production capacity, which the Company addressed by utilizing a third-party contract manufacturer for both AviClear and another flagship product, excel V+. This outsourcing relationship proved to be problematic for multiple reasons. The quality and reliability of the outsourced products was much worse than the Company’s products historically, and the cost for the Company was higher than the cost for internal manufacturing. The Company committed to purchase 2,000 machines annually from the outsourced manufacturing partner, an unsustainably high level not matched by underlying demand. Compounding with this issue, unsuccessful execution of the leasing model (described below) failed to produce high system utilization. Over half of installed systems were located at medical spas which typically do not treat acne, the primary use of AviClear. Sales representatives and field service teams were not adequately equipped to provide the necessary responses and service to the customer base using AviClear systems, largely due to an increased volume of requests and limited parts availability. The Company’s back-office employees and customer service departments became overwhelmed by issues resulting from this strategy, leading to systems being underutilized by practitioners.

The initial roll-out offered AviClear systems under a leasing model, where the upfront costs for obtaining an AviClear system were minimal and offset by annual lease payments. Due to the placement of systems at practices with limited acne patient flows, this leasing model greatly impaired cash flow. Given the critical importance of AviClear to the Company’s product portfolio and business growth strategy, this flawed launch significantly impacted revenue and profitability. After Mr. Taylor Harris assumed the role of Chief Executive Officer of the Company in August 2023, the Company halted new placements of AviClear under the leasing model, and the Company decided to forego renewing the outsourced manufacturing agreement. The Company settled its purchase obligations and expenses with the manufacturing partner for a payment of $19.5 million.

(b)	Leadership Turnover

The Company experienced significant changes in its executive leadership and Board of Directors during 2023. In May 2023, the current interim Chief Financial Officer was appointed, in July 2023, a new slate of directors was elected by the Company’s stockholders and in August 2023, Mr. Taylor Harris was announced as the President and Chief Executive Officer.

While the Company expects these leadership changes will be beneficial in the long term, changes to strategic or operating goals can create short term uncertainty. The beginnings of leadership transition periods are often difficult until new executives gain detailed knowledge of business operations. Management turnover inherently causes some degree of loss to institutional knowledge, which can negatively affect strategy and the ability to execute quickly and efficiently. Since experiencing this turnover, the Company has integrated new executives and board members effectively. The Company expects these changes to increasingly help manage the business to improve its financial condition and profitability.

(c)	Impaired Business Relationships with Distributors

The Company has historically relied on the Japanese market for approximately 25% of its global sales, primarily through the distribution of skincare products manufactured by ZO Skin Health, Inc. (“ZO”). In 2023 and 2022, revenue from these skincare products was $34.0 million and $42.5 million, respectively, representing 16% and 17% of the Company’s consolidated revenue. Following unsuccessful negotiations to extend the existing distribution agreement, on February 28, 2024, all agreements between the Company, Cutera KK (the Company’s Japanese subsidiary), and ZO were terminated, ending the Company’s distribution of ZO’s products in Japan.

The termination of the ZO distribution agreement significantly impacted the Company’s revenue and profitability in Japan, and the Company’s ability to maintain and grow its business was impacted. While the Company has entered into a new skincare distribution partnership in Japan, it is generating significantly less revenue compared to the ZO distribution agreement, which the Company had invested in and grown over an almost ten-year period.

(d)	Market Competition and Macroeconomic Pressures

The aesthetic market is highly competitive and characterized by rapid innovation. The Company faces competition from competitors offering alternative solutions, competitors with greater resources and competitors with broader product offerings. Increased industry consolidation, coupled with the international expansion of aesthetic companies in lower-cost markets has intensified competition. This has led to downward pressure on product prices and reduced profit margins across the industry. Starting in 2023, the Company began to experience reduced demand due to the broader macroeconomic environment. The impact of higher interest rates and the reduced availability of capital impaired the ability of its customers to finance the purchase of equipment. At the same time the market for body contouring machines, such as TruSculpt and TruFlex, declined substantially due to the introduction of new treatments for obesity.

(e)	Capital Structure Overhang

These operational challenges have, in turn, created additional challenges with respect to the Company’s funded debt load. As noted above, the Company’s debt balance totals approximately $429.13 million. In 2025, debt service payments will total approximately $12 million plus maturity payments on account of the 2026 Senior Notes of approximately $69 million in March 2026 if the Company’s capital structure remains unchanged. The substantial size of these debt service payments and its maturity profile put significant pressure on the business.

(f)	Ongoing Litigation

The Company is facing ongoing shareholder litigation that alleges potential violations of state and federal securities laws and regulations. On May 24, 2023, purported shareholder Erie County Employees’ Retirement System filed a putative class action securities fraud complaint in the U.S. District Court for the Northern District of California against the Company and certain individuals asserting claims for violations of Section 10(b) and 20(a) of the Securities Act of 1934. The case is styled Erie County Employees Retirement System v. Cutera, Inc., et al., Case No. 3:23-cv-02560 (N.D. Cal.) (Tigar, J.). The complaint alleges, among other things, that the Company made materially false or misleading statements and failed to disclose certain material adverse facts about the Company’s business operations. The Company is also facing a derivative action filed in the U.S. District Court for the District of Delaware related to the Erie County lawsuit styled Niquette v. Cutera, Case No. 1:23-cv-01371-GBW (D. Del.), which has been stayed by the court pending resolution of the Erie County case.

5.2	Debtors’ Efforts to Address Business Challenges

(a)	Cost Restructuring

During the second quarter of 2024, the Company completed the global restructuring program, which resulted in expense savings of approximately $20 million on an annualized basis. In addition, the Company identified an additional $10 million cost reduction opportunity, which the Company expects to be fully realized in 2025. In total, the Company has reduced its total headcount from approximately 525 employees in the middle of 2023 to approximately 350 currently. The Company also undertook FY2025 cost reduction initiatives that included (i) implementing a return merchandise authorization handpiece return policy for warranty customers to drive 100% return rate for warranty repair; (ii) implementing a refurbishment program for high-dollar field service components instead of scrapping; (iii) implementing production lines and work cells for high volume handpiece repair and production lines to improve cycle times and reduce labor costs; (iv) renegotiating shipping discounts for new AviClear markets; and (v) consolidation of field service repair parts shipments into three new centralized warehouses.

(b)	Revamped Sales Model

The Company also revamped its North American launch strategy for its AviClear platform, leveraging best practices from a successful international launch which boosted receptivity and utilization. This strategy entails four key changes: (i) a focus on providing systems to aesthetic dermatologists; (ii) shifting to a capital sales model; (iii) re-training and restructuring the sales force; and (iv) implementing a comprehensive service offering.

(1)

Focus on Aesthetic Dermatologists. The Company identified priority targets in the United States, by focusing on dermatology practices experienced in aesthetics that likely utilize other devices or lasers. This shifts the primary focus away from the previously targeted medical spa ecosystem, though the Company still views any practice which has a natural flow of acne patients as a good candidate for AviClear.

(2)

Capital Sales Model. To incentivize the adoption of AviClear, the Company revised its business model to sell the system to providers upfront with a reduced per-treatment cost (in contrast to the prior, ineffective leasing model), thereby aligning economic interests to promote usage.

(3)

Re-Training Sales Force. The Company also aimed to improve the effectiveness and productivity of its sales force through additional sales training and restructuring of its sales organization. The new sales force is better aligned with the practice development team that is responsible for assisting customers in growing their business.

(4)

Comprehensive Product and Service Offering. The Company also expanded the AviClear platform to offer improved customer support through training via “Cutera Academy,” timely equipment servicing, and cooperative marketing.

(c)	Engagement with Stakeholders to Address Capital Structure

In the middle of 2024, the Company began engaging with its key stakeholders, the Ad Hoc Committee of Consenting Senior Noteholders, to explore strategic options to address the upcoming maturity of the 2026 Senior Notes and more broadly, to right size the Company’s balance sheet. The Company and the Ad Hoc Committee of Consenting Senior Noteholders, together with their advisors, explored a variety of alternatives including, among other things, the possibility of an out-of-court public exchange.

To lead these stakeholder negotiations, the Company engaged Ropes & Gray, LLP (“Ropes & Gray”) as restructuring counsel, Houlihan Lokey Capital, Inc. (“Houlihan”), as investment banker, and FTI Consulting, Inc., as financial advisor. Houlihan explored various strategic alternatives, including an attempted a third-party capital raise. Houlihan contacted 50 potential lenders and entered into confidentiality agreements with 18 to provide copies of a confidential investment memorandum. Houlihan held multiple calls to discuss possible funding arrangements, but ultimately no potential lenders elected to proceed.

Beginning in the fall of 2024, the Company and its advisors explored and negotiated a potential strategic transaction. Over several months, the transaction evolved into the transaction contemplated here today, to be implemented via chapter 11.

In connection with the restructuring efforts described above, the Ad Hoc Committee of Consenting Senior Noteholders engaged Paul, Weiss, Rifkind, Wharton & Garrison LLP as legal counsel, Porter Hedges LLP as local counsel, and Centerview Partners LLC as financial advisor and investment banker. In connection with the Chapter 11 Cases, the Debtors also hired FTI Consulting, Inc. as financial advisor, Hunton Andrews Kurth LLP as local counsel, and Verita Global as solicitation and claims agent.

(d)	Appointment of an Independent Director

The Restructuring Support Agreement and the Plan also contemplated the provision of typical releases to the Debtors’ directors and officers, among others. In light of the proposed releases, in February 2025, contemporaneously with a director’s resignation from the Board of Directors, Paul Wierbicki was appointed as an independent director (the “Independent Director”) to the Board of Directors. The Independent Director was delegated the investigative authority with respect to affiliate transactions and potential claims and causes of action against directors and officers.

(e)	Strategic Engagement

On March 4, 2025, after months of good faith, arm’s-length negotiations, the Debtors reached consensus and executed the Restructuring Support Agreement with holders of approximately 74% of the Senior Notes (the “Consenting Senior Noteholders”). The signing of the Restructuring Support Agreement was undertaken only after careful consideration by the Board of Directors, in consultation with the management team and their experienced financial and legal advisors.

The Restructuring Support Agreement provides for a much-needed deleveraging: equitizing all of the prepetition Senior Notes and infusing new-money capital to the post-emergence company. More specifically, the Restructuring Support Agreement contemplates, among other things:6 (i) a DIP Facility that provides for a $25 million new-money, super-priority secured term loan debtor in possession financing facility, (ii) an Exit Facility consisting of (a) conversion term loans issued under the Exit Facility in an aggregate outstanding principal amount equal to the principal amount the term loans outstanding under the DIP Facility Documents on the Effective Date plus (b) a $10 million new money term loan with delayed draw capacity available upon emergence from the Chapter 11 Cases, each as provided by the Consenting Senior Noteholders in their capacity as Exit Lenders; (iii) a $30 million Equity Rights Offering, backstopped by the Consenting Senior Noteholders; (iv) a Common Equity Convenience Buyout, and (v) most critically, support by the Consenting Senior Noteholders who represent a substantial majority of the Company’s prepetition capital structure and hold approximately 74% of the Claims in the sole Voting Class, all subject to a robust fiduciary out provision.

The Restructuring Support Agreement provides the Debtors with a viable path forward and a framework to exit chapter 11 successfully and efficiently; the restructuring made possible by the Restructuring Support Agreement presents the most cost-effective path through settlement and compromise rather than litigation. Therefore, the Debtors believe execution of the Restructuring Support Agreement was an exercise of their reasonable business judgment.

ARTICLE VI

CERTAIN FACTORS TO BE CONSIDERED

6.1	General

THE FOLLOWING PROVIDES A SUMMARY OF VARIOUS IMPORTANT CONSIDERATIONS AND RISK FACTORS ASSOCIATED WITH THE PLAN; HOWEVER, IT IS NOT EXHAUSTIVE. PRIOR TO VOTING TO ACCEPT OR REJECT THE PLAN, ALL HOLDERS OF CLAIMS THAT ARE ENTITLED TO VOTE SHOULD READ AND CAREFULLY CONSIDER THE FACTORS SET FORTH HEREIN, AS WELL AS ALL OTHER INFORMATION SET FORTH OR OTHERWISE REFERENCED IN THIS DISCLOSURE STATEMENT. ALTHOUGH THESE RISK FACTORS ARE MANY, THESE FACTORS SHOULD NOT BE REGARDED AS CONSTITUTING THE ONLY RISKS PRESENT IN CONNECTION WITH THE DEBTORS’ BUSINESS, THE PLAN AND ITS IMPLEMENTATION, OR THE SECURITIES OF THE REORGANIZED DEBTORS.

6.2	Risks Relating to the Plan and Other Bankruptcy Law Considerations

(a)	A Holder of a Claim or Interest May Object to, and the Bankruptcy Court May Disagree with, the Debtors’ Classification of Claims and Interests

Section 1122 of the Bankruptcy Code provides that a plan may place a claim or an equity interest in a particular class only if such claim or equity interest is substantially similar to the other claims or equity interests in such class. The Debtors believe that the classification of Claims and Interests under the Plan complies with the requirements set forth in the Bankruptcy Code because the Debtors created eight Classes of Claims or Interests, each encompassing Claims or Interests, as applicable, that are substantially similar to the other Claims or Interests in each such Class. However, a Holder of a Claim or Interest could challenge the Debtors’ classification. In such an event, the cost of the Chapter 11 Cases and the time needed to confirm the Plan may increase, and there can be no assurance that the Bankruptcy Court will agree with the Debtors’ classification. If the Bankruptcy Court concludes that the classifications of Claims and Interests under the Plan do not comply with the requirements of the Bankruptcy Code, the Debtors may need to modify the Plan. Such modification could require re-solicitation of votes on the Plan. The Plan may not be confirmed if the Bankruptcy Court determines that the Debtors’ classification of Claims and Interests is not appropriate.

[6]	Capitalized terms not defined in this section shall have the meanings ascribed to them in the Restructuring Support Agreement.

(b)	The Debtors May Not Be Able to Satisfy the Voting Requirements for Confirmation of the Plan

If votes are received in number and amount sufficient to enable the Bankruptcy Court to confirm the Plan, the Debtors may seek, as promptly as practicable thereafter, Confirmation. If the Plan does not receive the required support from Class 3, the Debtors may elect to amend the Plan, seek to sell their assets pursuant to section 363 of the Bankruptcy Code, or proceed with liquidation. There can be no assurance that the terms of any such alternative chapter 11 plan or sale pursuant to section 363 of the Bankruptcy Code would be similar or as favorable to the Holders of Allowed Claims or Interests as the Restructuring Transactions contemplated by the Plan.

(c)	The Bankruptcy Court May Not Confirm the Plan or May Require the Debtors to Re-Solicit Votes with Respect to the Plan

The Debtors cannot assure you that the Plan will be confirmed by the Bankruptcy Court. Section 1129 of the Bankruptcy Code, which sets forth the requirements for confirmation of a plan of reorganization, requires, among other things, a finding by the Bankruptcy Court that the plan of reorganization is “feasible,” that all claims and interests have been classified in compliance with the provisions of section 1122 of the Bankruptcy Code, and that, under the plan of reorganization, each holder of a claim or interest within each impaired class either accepts the plan of reorganization or receives or retains cash or property of a value, as of the date the plan of reorganization becomes effective, that is not less than the value such holder would receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code. With respect to any impaired Classes of Claims or Interests that do not accept the Plan or are deemed not to accept the Plan, section 1129(b) requires that the Plan be fair and equitable and not discriminate unfairly with respect to such classes. There can be no assurance that the Bankruptcy Court will conclude that the feasibility test and other requirements of section 1129 of the Bankruptcy Code have been met with respect to the Plan. There can be no assurance that modifications to the Plan will not be required for Confirmation, or that such modifications would not require a re-solicitation of votes on the Plan.

The Bankruptcy Court could fail to approve this Disclosure Statement and determine that the votes in favor of the Plan should be disregarded. The Debtors then would be required to recommence the solicitation process, which could include re-filing a plan of reorganization and disclosure statement. This process includes a Bankruptcy Court hearing with respect to the required approval of a disclosure statement, followed (after Bankruptcy Court approval) by solicitation of claim or equity interest holder votes for the plan of reorganization, followed by a confirmation hearing at which the Bankruptcy Court will determine whether the requirements for confirmation have been satisfied, including the requisite claim or interest holder acceptances.

If the Plan is not confirmed, the Chapter 11 Cases may be converted into a case under chapter 7 of the Bankruptcy Code, pursuant to which a trustee would be appointed or elected to liquidate the Debtors’ assets for distribution in accordance with the priorities established by the Bankruptcy Code. A discussion of the effects that a chapter 7 liquidation would have on the recoveries of Holders of Claims or Interests and the Debtors’ analysis thereof are set forth in the unaudited Liquidation Analysis, attached hereto as Exhibit C. The Debtors believe that liquidation under chapter 7 of the Bankruptcy Code would result in, among other things, smaller distributions being made to creditors and interest holders than those provided for in the Plan because of:

•

the likelihood that the Debtors’ assets would have to be sold or otherwise disposed of in a disorderly fashion over a short period of time rather than reorganizing or selling in a controlled manner, affecting the business as a going concern;

•	additional administrative expenses involved in the appointment of a chapter 7 trustee; and

•	additional expenses and Claims, some of which would be entitled to priority, that would be generated during the liquidation.

(d)	Risk of Non-Approval of the Disclosure Statement as Containing Adequate Information

Because the Chapter 11 Cases have not yet been commenced, this Disclosure Statement has not, as of the date hereof, been approved by the Bankruptcy Court as containing “adequate information” within the meaning of section 1125(a) of the Bankruptcy Code. Upon filing, the Debtors will promptly seek entry of an order by the Bankruptcy Court conditionally approving this Disclosure Statement, and the Debtors will seek a Final Order approving the Disclosure Statement at the Combined Hearing. While the Debtors believe that this Disclosure Statement provides “adequate information” within the meaning of section 1125(a), there can be no assurance that the Bankruptcy Court will reach the same conclusion.

(e)	Even if the Debtors Receive All Necessary Acceptances for the Plan to Become Effective, the Debtors May Fail to Meet All Conditions Precedent to Effectiveness of the Plan

Although the Debtors believe that the Effective Date would occur shortly after the Confirmation Date, there can be no assurance as to such timing.

The Confirmation and Consummation of the Plan are subject to certain conditions that may or may not be satisfied. The Debtors cannot assure you that all requirements for Confirmation and effectiveness required under the Plan will be satisfied. If each condition precedent to Confirmation is not met or waived, the Plan will not be confirmed, and if each condition precedent to Consummation is not met or waived, the Effective Date will not occur. In the event that the Plan is not confirmed or is not consummated, the Debtors may seek to confirm of an alternative plan of reorganization.

(f)	The Bankruptcy Court May Find the Solicitation of Acceptances Inadequate

The Debtors may solicit votes prior to the commencement of a chapter 11 case in accordance with sections 1125(g) and 1126(b) of the Bankruptcy Code and Bankruptcy Rule 3018(b). Bankruptcy Rule 3018(b) provides that a holder of a claim or interest who has accepted or rejected a plan before the commencement of the case under the Bankruptcy Code will not be deemed to have accepted or rejected the plan if the court finds after notice and a hearing that: (a) the plan was not sent to substantially all creditors and equity security holders of the same class; (b) an unreasonably short time was prescribed for those creditors and equity security holders to accept or reject the plan; or (c) the solicitation did not comply with section 1126(b). Section 1126(b) of the Bankruptcy Code provides that a holder of a claim or interest that has accepted or rejected a plan before the commencement of a case under the Bankruptcy Code is deemed to have accepted or rejected the plan if (i) the solicitation of such acceptance or rejection was in compliance with applicable nonbankruptcy law, rule or regulation governing the adequacy of disclosure in connection with such solicitation or (ii) there is no such law, rule, or regulation, and such acceptance or rejection was solicited after disclosure to such holder of adequate information (as defined by section 1125(a) of the Bankruptcy Code). While the Debtors believe that the requirements of sections 1125(g) and 1126(b) of the Bankruptcy Code and Bankruptcy Rule 3018(b) will be met, there can be no assurance that the Bankruptcy Court will reach the same conclusion.

(g)	There is a Risk of Loss of Support for the Plan

The Plan is currently supported by Holders of approximately 74% in amount of Senior Notes Claims, but there is a risk that unforeseen changes in circumstances could result in the loss of support for the Plan by such stakeholders prior to Confirmation and could result in the loss of use of cash collateral by the Debtors under certain circumstances. Any such loss of support could adversely affect the Debtors’ ability to confirm and consummate the Plan.

(h)	The Bankruptcy Court May Dismiss Some or All of the Chapter 11 Cases

Certain parties in interest may contest the Debtors’ authority to commence or prosecute the Chapter 11 Cases. If, pursuant to any such proceeding, the Bankruptcy Court finds that the Debtors could not commence the Chapter 11 Cases for any reason, the Debtors may be unable to consummate the transactions contemplated by the Plan. If the Chapter 11 Cases is dismissed, the Debtors may be forced to cease operations due to insufficient funding or liquidate their business in another forum to the detriment of all parties in interest.

(i)	Parties May Object to the Plan on Account of the Debtors’ Releases, Third-Party Releases, Exculpations, or Injunction Provisions

Any party in interest, including the United States Trustee for the Southern District of Texas (the “U.S. Trustee”), could object to the (i) Debtors release contained in Article IX of the Plan, (ii) the consensual third-party release contained in Article IX of the Plan, (iii) the exculpation contained in Article IX of the Plan, or (iv) the injunction contained in Article IX of the Plan. In response to such an objection, the Bankruptcy Court could determine that any of these provisions are not valid under the Bankruptcy Code. If the Bankruptcy Court makes such a determination, the Plan could not be confirmed without modifying the Plan to alter or remove the applicable provision. This could result in substantial delay in Confirmation of the Plan, or the Plan not being confirmed at all.

(j)	The Debtors May Seek To Amend, Waive, Modify, or Withdraw the Plan at Any Time Prior to Confirmation

The Debtors reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, and consistent with the terms of the Plan, to amend the terms of the Plan or waive any conditions thereto if and to the extent such amendments or waivers are necessary or desirable to consummate the Plan. The potential impact of any such amendment or waiver on the Holders of Claims or Interests cannot presently be foreseen but may include a change in the economic impact of the Plan on some or all of the proposed Classes or a change in the relative rights of such Classes. All Holders of Claims or Interests will receive notice of such amendments or waivers required by applicable law and the Bankruptcy Court. If, after receiving sufficient acceptances, but prior to Confirmation of the Plan, the Debtors seek to modify the Plan, the previously solicited acceptances will be valid only if (i) all classes of adversely affected creditors and interest holders accept the modification in writing, or (ii) the Bankruptcy Court determines, after notice to designated parties, that such modification was de minimis or purely technical or otherwise did not adversely change the treatment of Holders of accepting Claims and Interests or is otherwise permitted by the Bankruptcy Code.

(k)	The Chapter 11 Cases May Have Material Adverse Effects on the Debtors’ Operations

The commencement of the Chapter 11 Cases could adversely affect the relationships between the Debtors and their respective customers, employees, partners, vendors, and other parties. The process will also involve additional expense and may divert some of the attention of the Debtors’ management away from business operations. Although the Plan is designed to minimize the duration of the Chapter 11 Cases, it is impossible to predict with certainty the amount of time that the Debtors may spend in bankruptcy or to assure parties in interest that the Plan will be confirmed. Even if confirmed on a timely basis, bankruptcy proceedings to confirm the Plan could have an adverse effect on the Debtors’ business. While the Debtors expect to continue normal operations during the Chapter 11 Cases, such adverse effects could materially impair the Debtors’ operations and adversely affect the Debtors’ ability to reorganize and emerge.

(l)

The Debtors Cannot Predict the Amount of Time Spent in Bankruptcy for the Purpose of Implementing the Plan, and Lengthy Bankruptcy Case Could Disrupt the Debtors’ Business, as Well as Impair the Prospect for Reorganization on the Terms Contained in the Plan

While the Debtors believe that the Chapter 11 Cases will be of short duration and will not be materially disruptive to the Debtors’ business, there can be no assurance as to such timing or lack of disruptiveness. The Chapter 11 Cases could last considerably longer than anticipated if, for example, Confirmation is contested or the conditions to Confirmation or Consummation are not satisfied or waived.

Although the Plan is designed to minimize the length of the bankruptcy proceedings, it is impossible to predict with certainty the amount of time that the Debtors may spend in bankruptcy, and the Debtors cannot be certain that the Plan will be confirmed. Even if confirmed on a timely basis, a bankruptcy proceeding to confirm the Plan could itself have an adverse effect on the Debtors’ business. There is a risk, due to uncertainty about the Debtors’ futures that, among other things:

•	customers could move to the Debtors’ competitors;

•	employees could be distracted from performance of their duties or more easily attracted to other career opportunities; and

•

suppliers, vendors, or other business partners could terminate their relationships with the Debtors or demand financial assurances or enhanced performance, any of which could impair the Debtors’ future prospects.

A lengthy bankruptcy case also would involve additional expenses and divert the attention of Management from the operation of the Debtors’ business. The disruption that the bankruptcy process would have on the Debtors’ business could increase with the length of time it takes to complete the Chapter 11 Cases. If the Debtors are unable to obtain Confirmation of the Plan on a timely basis, because of a challenge to the Plan or otherwise, the Debtors may be forced to operate in bankruptcy for an extended period of time while they try to develop a different plan of reorganization that can be confirmed. A protracted bankruptcy case could increase both the probability and the magnitude of the adverse effects described above.

(m)	Other Parties in Interest Might Be Permitted to Propose Alternative Plans of Reorganization That May Be Less Favorable to Certain of the Debtors’ Constituencies Than the Plan

Other parties in interest could seek authority from the Bankruptcy Court to propose an alternative plan of reorganization to the Plan. Under the Bankruptcy Code, a debtor-in-possession initially has the exclusive right to propose and solicit acceptances of a plan of reorganization for a period of 120 days from the Petition Date. However, such exclusivity period can be reduced or terminated upon order of the Bankruptcy Court. If such an order were to be entered, parties in interest other than the Debtors would then have the opportunity to propose alternative plans of reorganization. If another party in interest were to propose an alternative plan of reorganization following expiration or termination of the Debtors’ exclusivity period, such a plan may be less favorable to existing Holders of Claims or Interests.

(n)	The Debtors May Be Unsuccessful in Obtaining First Day Orders To Permit Them to Continue Operating in the Ordinary Course of Business

The Debtors have attempted to address potential concerns of their customers, vendors, employees and other key parties in interest that might arise from the filing of Chapter 11 Cases through a variety of provisions incorporated into or contemplated by the Plan and relief to be sought at the outset of the Chapter 11 Cases, including the Debtors’ intention to seek appropriate Bankruptcy Court orders to permit the Debtors to pay amounts owed to all general unsecured creditors and employee obligations consistent with their ordinary course practices. However, there can be no guarantee that the Debtors will be successful in obtaining the necessary approvals of the Bankruptcy Court for such arrangements or for every party in interest the Debtors may seek to treat in this manner, and, as a result, the Debtors’ business might suffer.

(o)	The Bankruptcy Court May Not Approve the DIP Facility

Upon commencing the Chapter 11 Cases, the Debtors will ask the Bankruptcy Court to authorize the Debtors to enter into postpetition financing arrangements to fund the Chapter 11 Cases. Such access to postpetition financing will provide liquidity during the pendency of the Chapter 11 Cases. There can be no assurance that the Bankruptcy Court will approve the DIP Facility on the terms requested. Moreover, if the Chapter 11 Cases take longer than expected to conclude, the Debtors may exhaust their available cash. There is no assurance that the Debtors will be able to obtain an extension of the right to obtain further postpetition financing, in which case, the liquidity necessary for the orderly functioning of the Debtors’ business may be impaired materially.

(p)	The Bankruptcy Court May Not Approve the Backstop Commitment Agreement

Upon commencing the Chapter 11 Cases, the Debtors will ask the Bankruptcy Court to authorize the Debtors to enter into the Equity Rights Offering Backstop Commitment Agreement. The commitments to be provided by the Equity Rights Offering Backstop Parties are necessary to ensure the Debtors have, at emergence, the funding necessary to consummate the Equity Rights Offering and the Common Equity Convenience Buyout. There can be no assurance that the Bankruptcy Court will approve the Equity Rights Offering Backstop Commitment Agreement on the terms requested, in which case, there is no assurance that the Debtors will be able to obtain alternative financing for the Equity Rights Offering and Common Equity Convenience Buyout, or on similar or better terms.

(q)	Certain Claims May Not Be Discharged and Could Have a Material Adverse Effect on the Debtors’ Financial Condition and Results of Operations

The Bankruptcy Code provides that the confirmation of a plan of reorganization discharges the Debtors from substantially all debts arising prior to confirmation. With few exceptions, all Claims that arise prior to the Debtors’ filing of their petitions or before confirmation of the plan of reorganization (a) would be subject to compromise or treatment under the plan of reorganization or (b) would be discharged in accordance with the terms of the plan of reorganization. Any Claims not ultimately discharged through a plan of reorganization could be asserted against the reorganized entity and may have an adverse effect on the Reorganized Debtors’ financial condition and results of operations on a post-reorganization basis.

(r)	Risk of Termination of the Restructuring Support Agreement or Other Plan Documents

The Restructuring Support Agreement contains certain provisions that give the parties thereto the ability to terminate the applicable agreement upon the occurrence or non-occurrence of certain events, including failure to achieve certain milestones in these Chapter 11 Cases or breach of any variance or reporting covenants contemplated thereunder. Termination of the Restructuring Support Agreement could result in protracted Chapter 11 Cases, which could significantly and detrimentally impact the Debtors’ relationships with vendors, suppliers, employees, and major customers.

In addition, the Equity Rights Offering Backstop Commitment Agreement provides that the Equity Rights Offering Backstop Parties’ and the Debtors’ obligations with respect to the Equity Rights Offering and the Common Equity Convenience Buyout will, in each case, be terminable upon the occurrence of certain events or the continuation of certain conditions, as set forth therein. Termination of the Equity Rights Offering and/or the Common Equity Convenience Buyout could prevent the Debtors from consummating the Plan.

6.3	Risks Relating to the Restructuring Transactions

(a)	The Debtors will Be Subject to Business Uncertainties and Contractual Restrictions Prior to the Effective Date

Uncertainty about the effects of the Plan on employees may have an adverse effect on the Debtors. These uncertainties may impair the Debtors’ ability to retain and motivate key personnel and could cause customers and others that deal with the Debtors to defer entering into contracts with the Debtors or making other decisions concerning the Debtors or seek to change existing business relationships with the Debtors. In addition, the Debtors are highly dependent on the efforts and performance of Management. If key employees depart because of uncertainty about their future roles and potential complexities of the Restructuring Transactions, the Debtors’ business, financial condition, liquidity, and results of operations could be adversely affected.

(b)	There Is Inherent Uncertainty in the Debtors’ Financial Projections Such that the Reorganized Debtors May Not Be Able to Meet the Projections

The Financial Projections attached hereto as Exhibit D includes projections covering the Debtors’ operations through December 2029. These projections are based on assumptions that are an integral part of the projections, including Confirmation and Consummation of the Plan in accordance with its terms, the anticipated future performance of the Debtors, industry performance, general business and economic conditions, and other matters, many of which are beyond the control of the Debtors and some or all of which may not materialize.

In addition, unanticipated events and circumstances occurring after the date hereof may affect the actual financial results of the Debtors’ operations. These variations may be material and may adversely affect the value of the Reorganized Common Equity and the ability of the Debtors to make payments with respect to their indebtedness. Because the actual results achieved may vary from projected results, perhaps significantly, the Financial Projections should not be relied upon as a guarantee or other assurance of the actual results that will occur.

Further, during the Chapter 11 Cases, the Debtors expect that their financial results will continue to be volatile as restructuring activities and expenses significantly impact the Debtors’ consolidated financial statements. As a result, the Debtors’ historical financial performance likely will not be indicative of their financial performance after the Petition Date. In addition, if the Debtors emerge from the Chapter 11 Cases, the amounts reported in subsequent consolidated financial statements may materially change relative to historical consolidated financial statements, including as a result of revisions to the Debtors’ operating plans pursuant to a plan of reorganization. The Debtors also may be required to adopt fresh start accounting, in which case their assets and liabilities will be recorded at fair value as of the fresh start reporting date, which may differ materially from the recorded values of assets and liabilities on the Debtors’ consolidated balance sheets. The Debtors’ financial results after the application of fresh start accounting also may be different from historical trends.

Lastly, the business plan was developed by the Debtors with the assistance of their advisors. There can be no assurances that the Debtors’ business plan will not change, perhaps materially, as a result of decisions that the Debtors’ board of directors may make after reevaluating the strategic direction of the Debtors and their business plan. Any deviations from the Debtors’ existing business plan would necessarily cause a deviation from the Financial Projections and could result in materially different outcomes from those projected.

(c)	Failure to Implement the Restructuring Transactions and Confirm and Consummate the Plan Could Negatively Impact the Debtors

If the Restructuring Transactions are not implemented, the Debtors may consider other restructuring alternatives available at that time, which may include the filing of an alternative chapter 11 plan, conversion to chapter 7, commencement of section 363 sales of the Debtors’ assets, or any other transaction that would maximize value of the Debtors’ estate. Any alternative restructuring proposal may be on terms less favorable to Holders of Claims against and Interests in the Debtors than the terms of the Plan. Any delay in Confirmation of the Plan, or the Chapter 11 Cases, or the threat of rejection of the Plan by the Bankruptcy Court, could add substantial expense and uncertainty to the process.

If the Plan is not confirmed and consummated, the ongoing business of the Debtors may be adversely affected and there may be various consequences, including:

•

the adverse impact to the Debtors’ business caused by the failure to pursue other beneficial opportunities due to the focus on the Restructuring Transactions, without realizing any of the anticipated benefits of the Restructuring Transactions;

•	the incurrence of substantial costs by the Debtors in connection with the Restructuring Transactions, without realizing any of the anticipated benefits of the Restructuring Transactions;

•	the possibility, for the Debtors, of being unable to repay indebtedness when due and payable; and

•

the Debtors pursuing non-prepackaged chapter 11 or chapter 7 proceedings, resulting in recoveries for creditors and interest holders that are less than contemplated under the Plan, or resulting in no recovery for certain creditors and interest holders.

(d)	The Reorganized Debtors May Not Be Able to Service Their Post-Petition Indebtedness

The Exit Facility is intended to provide the Debtors liquidity to operate their business and carry out their business plan after the Effective Date. However, there is no assurance that the Reorganized Debtors will be able to meet all of the terms and conditions of the Exit Facility, which may hinder the Debtors’ ability to consummate the Plan. There is a risk that the Reorganized Debtors default under the Exit Facility and the lenders thereunder take enforcement actions against the Reorganized Debtors, including execution or foreclosure against assets thereof. The Reorganized Debtors’ ability to service their debt obligations will depend on, among other things, its compliance with affirmative and negative covenants, its future operating performance, which depends partly on economic, financial, competitive, and other factors beyond its control. The Reorganized Debtors may not be able to generate sufficient cash from operations to meet their debt service obligations as well as fund necessary capital expenditures. In addition, if it they need to refinance their debt, obtain additional financing, or sell assets or equity, the Reorganized Debtors may not be able to do so on commercially reasonable terms, if at all.

(e)	Restrictive Covenants

The agreement governing the Reorganized Debtors’ Exit Facility is expected to be contain various covenants that will limit the discretion of the Reorganized Debtors’ management by restricting the Reorganized Debtors’ ability to, among other things, incur additional indebtedness, incur liens, pay dividends or make certain restricted payments, make investments, consummate certain asset sales, enter into certain transactions with affiliates, merge, consolidate and/or sell or dispose of all or substantially all of their assets. As a result of these covenants, the Reorganized Debtors will be limited in the manner in which they conduct their business and they may be unable to engage in favorable business activities or finance future operations or capital needs.

(f)	Risks Related to Modification of the Equity Rights Offering Procedures and Common Equity Convenience Buyout Procedures

The Debtors may modify the Equity Rights Offering Procedures or and Common Equity Convenience Buyout Procedures with the approval of the requisite Equity Rights Offering Backstop Parties, to, among other things, adopt additional detailed procedures if necessary to administer the distribution and exercise of Subscription Rights or to comply with applicable law. Such modifications may adversely affect the rights of those participating in the Equity Rights Offering and the Common Equity Convenience Buyout.

(g)	Even if the Restructuring Transactions are Successful, the Debtors will Continue to Face Risks

The Restructuring Transactions are generally designed to reduce the amount of the Debtors’ cash interest expense and improve the Debtors’ liquidity and financial and operational flexibility to generate long-term growth. Even if the Restructuring Transactions are implemented, the Debtors will continue to face a number of risks, including certain risks that are beyond the Debtors’ control, such as changes in economic conditions or in the Debtors’ industry. As a result of these risks and others, there is no guarantee that the Restructuring Transactions will achieve the Debtors’ stated goals.

6.4	Risks Relating to the Reorganized Common Equity

(a)	The Value of the Reorganized Common Equity is Not Intended to Represent Potential Market Value, and May Become Depressed Following the Effective Date

Neither the valuation of the Reorganized Debtors, attached hereto as Exhibit E, nor the offering price in the Equity Rights Offering is intended to represent the trading value of Reorganized Common Equity in public or private markets, and such trading value is subject to additional uncertainties and contingencies, all of which are difficult to predict. Actual market prices of such securities at issuance will depend upon, among other things: (i) prevailing interest rates; (ii) conditions in the financial markets; (iii) the anticipated initial securities holdings of prepetition creditors, some of whom may prefer to liquidate their investment rather than hold it on a long-term basis; and (iv) other factors that generally influence the prices of securities. The actual market price of the Reorganized Common Equity is likely to be volatile. Many factors, including factors unrelated to the Reorganized Debtors’ actual operating performance and other factors not possible to predict, could cause the market price of the Reorganized Common Equity to rise and fall. Accordingly, the values stated herein and in the Plan of the Reorganized Common Equity to be issued or sold in the Equity Rights Offering does not necessarily reflect, and should not be construed as reflecting, values that will be attained for the Reorganized Common Equity in the public or private markets. In addition, following the Effective Date, holders of such instruments may elect to engage in sales to satisfy withholding tax requirements or to obtain liquidity. Such sales and the volume of such instruments available for trading could cause the related trading prices to be depressed, particularly in the absence of established trading markets therefor.

(b)	A Liquid Trading Market May Not Develop for the Reorganized Common Equity

The Reorganized Common Equity is being newly issued in connection with the Plan and, accordingly, there is currently no established public trading market therefor. The Debtors do not currently contemplate applying to list any of the foregoing instruments on any national securities exchange or to arrange for quotation on any automated dealer quotation system and, as such, make no assurance that liquid trading markets for the Reorganized Common Equity will develop. The liquidity of any market for the Reorganized Common Equity will depend, among other things, upon the number of Holders of Reorganized Common Equity, the Reorganized Debtors’ financial performance, and the market for similar instruments, none of which can be determined or predicted. Therefore, the Debtors cannot assure that an active trading market will develop or, if a market develops, what the liquidity or pricing characteristics of that market will be. In addition, the New Organizational Documents may also contain restrictions on the transferability of the foregoing instruments, which may adversely affect the liquidity in any trading market. Accordingly, holders of the Reorganized Common Equity may bear certain risks associated with holding Reorganized Common Equity for an indefinite period of time.

(c)	The Acquisition of Reorganized Common Equity, Including Through the Plan and the Equity Rights Offering, May Be Subject to Regulatory Restrictions

The acquisition of Reorganized Common Equity, including through the Plan and the Equity Rights Offering, and the ability to vote such Reorganized Common Equity, may be subject to compliance with regulatory requirements and/or prior regulatory approvals by the holder or acquirer of Reorganized Common Equity. Such regulatory approvals may include, without limitation, approvals from any other regulatory body or bodies, or the satisfaction of any notification and waiting period requirements, such as those of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules promulgated thereunder (the “HSR Act”). The applicability of regulatory approvals may depend on the amount of Reorganized Common Equity to be acquired or to be voted, as applicable, or, in the case of the HSR Act, if certain size of parties and size of transaction thresholds are satisfied and no exemption is applicable. The ability to obtain regulatory approvals may depend upon the business activities of the proposed acquirers of Reorganized Common Equity, and the affiliates of such proposed acquirers. Regulatory approvals may be denied, conditioned, or delayed and may not be available. Denial, condition, or delay could prevent a proposed holder from acquiring Reorganized Common Equity and could prevent a holder from voting its securities. A holder or acquirer of Reorganized Common Equity should consult with its own legal counsel with regard to compliance with and/or obtaining appropriate regulatory approvals. The acquisition of Reorganized Common Equity, or voting of the same, prior to obtaining and/or complying with any necessary regulatory approvals, may result in liability including potentially substantial civil penalties.

(d)	Certain Holders of the Reorganized Common Equity May be Restricted in their Ability to Transfer or Sell such Interests

The recipients of securities of the Reorganized Debtors under the Plan who are deemed “underwriters” as defined in section 1145(b) of the Bankruptcy Code will be restricted in their ability to transfer or sell their securities. In addition, Placement Securities, and securities issued under the Plan to affiliates of the Reorganized Debtors, if any, will be subject to restrictions on resale. These persons will be permitted to transfer or sell such securities only pursuant to an effective registration statement under the Securities Act, or pursuant to the provisions of Rule 144 under the Securities Act, if available, or another available exemption from the registration requirements of the Securities Act. These restrictions may adversely impact the value of the Reorganized Debtors’ securities and make it more difficult for such persons to dispose of their securities, or to realize value on such securities, at a time when they wish to do so. The Debtors make no representation regarding the right of any holder of securities of the Reorganized Debtors to freely resell such securities. See Article VIII of this Disclosure Statement entitled “Important Securities Law Disclosure.” In addition, the Reorganized Common Equity may be subject to restrictions on transferability pursuant to the terms of the New Organizational Documents.

The availability of the exemption under Section 1145 of the Bankruptcy Code, Section 4(a)(2) under the Securities Act, or any other applicable exemption from securities laws will not be a condition to the occurrence of the Effective Date.

(e)	The Terms of the Reorganized Common Equity and New Organizational Documents are Subject to Change Based on Negotiation and the Approval of the Bankruptcy Court

The final terms of the Reorganized Common Equity and the New Organizational Documents are subject to change based on negotiations between the Debtors and the parties to the Restructuring Support Agreement, and other holders of Claims and Interests will not participate in these negotiations and the results of such negotiations may alter the terms of the Reorganized Common Equity and New Organizational Documents in a material manner, and may affect the rights of holders of Reorganized Common Equity following the Effective Date. As a result, the final terms of the Reorganized Common Equity and the New Organizational Documents may be different than as described herein and in the Plan and Restructuring Support Agreement, thereby giving rise to a potential right to termination under the Restructuring Support Agreement.

(f)	A Small Number of Holders or Voting Blocks May Control the Reorganized Debtors

Consummation of the Plan may result in a small number of holders owning a significant percentage of the outstanding Reorganized Common Equity in the Reorganized Debtors. These holders, may, among other things, exercise significant influence over the business and affairs of the Reorganized Debtors, including over the election of directors or managers and approval of significant mergers and other material corporate transactions. The interests of such holders may conflict with the interests of other stockholders. Further, the possibility that one or more holders of significant numbers of the Reorganized Common Equity may determine to sell all or a large portion of their Reorganized Common Equity in a short period of time may adversely affect the market price of the Reorganized Common Equity.

(g)	The Issuance of Reorganized Common Equity Under the Management Incentive Plan, As Well As Future Equity Issuances, Will Dilute the Reorganized Common Equity

On the Effective Date, a percentage of the Reorganized Common Equity will be reserved for issuance in connection with the Management Incentive Plan. If the Reorganized Debtors distribute such equity-based awards to eligible participants pursuant to the Management Incentive Plan, it is contemplated that such distributions will dilute the Reorganized Common Equity issued under the Plan and the ownership percentage represented by the Reorganized Common Equity distributed under the Plan.

In the future, similar to all companies, additional equity financings or other equity issuances by the Reorganized Debtors could adversely affect the value of the Reorganized Common Equity. The amount and dilutive effect of any of the foregoing could be material.

(h)	The Interests in Reorganized Common Equity are Equity Interests and Therefore Subordinated to the Indebtedness of the Reorganized Debtors

In any liquidation, dissolution, or winding up of the Reorganized Debtors, the Reorganized Common Equity would rank junior to all debt claims and other liabilities against the Reorganized Debtors. As a result, holders of Reorganized Common Equity will not be entitled to receive any payment or other distribution of assets upon the liquidation, dissolution, or winding up of the Reorganized Debtors until after all of their obligations to their debt holders have been satisfied.

(i)	The Reorganized Debtors will be a Private Company

The Reorganized Debtors do not expect to be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act. As a result, holders of the Reorganized Common Equity will receive substantially less information with respect to the Reorganized Debtors’ business than they would have received if the Reorganized Debtors were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act. The Reorganized Debtors will also be relieved of the obligation to comply with the requirements of the proxy rules under Section 14 of the Exchange Act. The suspension of the reporting obligations under the Exchange Act would likely further reduce the limited trading market and liquidity for the Reorganized Common Equity and may negatively impact the value of, and ability to sell, such shares. In addition, shareholders may not be able to rely on Rule 144 under the Securities Act to sell their shares of Reorganized Common Equity in the absence of current public information about the Reorganized Debtors, which would limit the trading in the Reorganized Common Equity. Shareholders also could be adversely affected by a reduction in the Reorganized Debtors’ “public float,” that is, the number of shares owned by outside shareholders and available for trading in the securities markets. In addition, the Reorganized Debtors might also have substantially less access to capital markets and be severely limited in their ability to use equity to effect acquisitions as a non-reporting company.

(j)	The Reorganized Debtors May Not Pay Any Dividends On The Reorganized Common Equity

The Reorganized Debtors may not pay any dividends on the Reorganized Common Equity, and covenants in the Reorganized Debtors’ debt instruments on and after the Effective Date are expected to restrict their ability to pay dividends. The success of an investment in the Reorganized Debtors may depend entirely upon any future appreciation in the value of the Reorganized Common Equity and the ability to resell such Reorganized Common Equity in order to realize such appreciation. There is, however, no guarantee that the Reorganized Common Equity will appreciate in value or even maintain its initial valuation, or that a holder thereof will be able to resell such Reorganized Common Equity at such valuation or at all.

6.5	Risks Relating to the Debtors’ Businesses

(a)	The Debtors May Not Be Able To Implement the Business Plan

The Debtors may not achieve their business plan and financial restructuring strategy. In such event, the Reorganized Debtors may be unable to restructure their funded debt or be forced to sell all or parts of their business, develop and implement further restructuring plans not contemplated in this Disclosure Statement, or become subject to further insolvency proceedings.

The financing agreements governing the Reorganized Debtors’ indebtedness are expected to be contain various covenants that will limit the discretion of the Reorganized Debtors’ management by restricting the Reorganized Debtors’ ability to, among other things, incur additional indebtedness, incur liens, pay dividends or make certain restricted payments, make investments, consummate certain asset sales, enter into certain transactions with affiliates, merge, consolidate and/or sell or dispose of all or substantially all of their assets. As a result of these covenants, the Reorganized Debtors will be limited in the manner in which they conduct their business, and they may be unable to engage in favorable business activities or finance future operations or capital needs.

(b)	The Debtors’ Financial Projections Are Subject to Inherent Uncertainty Due to the Numerous Assumptions Upon Which They Are Based

The Debtors’ Financial Projections are based on numerous assumptions including: (i) timely Confirmation and Consummation pursuant to the terms of the Plan; (ii) the anticipated future performance of the Debtors; (iii) industry performance; general business and economic conditions; and (iv) other matters, many of which are beyond the control of the Debtors and some or all of which may not materialize. In addition, unanticipated events and circumstances occurring subsequent to the date that this Disclosure Statement is approved by the Bankruptcy Court may affect the actual financial results of the Debtors’ operations. These variations may be material and may adversely affect the ability of the Debtors to make payments with respect to indebtedness following Consummation. Because the actual results achieved throughout the periods covered by the projections may vary from the projected results, the projections should not be relied upon as an assurance of the actual results that will occur. Except with respect to the projections and except as otherwise specifically and expressly stated, this Disclosure Statement does not reflect any events that may occur subsequent to the date of this Disclosure Statement. Such events may have a material impact on the information contained in this Disclosure Statement. The Debtors does not intend to update the Financial Projections and therefore the Financial Projections will not reflect the impact of any subsequent events not already accounted for in the assumptions underlying the Financial Projections.

(c)	The Debtors May Not Be Able to Generate Sufficient Cash to Service All of Their Indebtedness

The Debtors’ ability to make scheduled payments on, or refinance their debt obligations, depends on the Debtors’ financial condition and operating performance, which are subject to prevailing economic, industry, and competitive conditions and to certain financial, business, legislative, regulatory, and other factors beyond the Debtors’ control. The Debtors may be unable to maintain a level of cash flow from operating activities sufficient to permit the Debtors to pay the principal, premium, if any, and interest on their post-emergence indebtedness, including, without limitation, borrowings in connection with emergence.

(d)	Existing and Increased Competition in the Industry or Decreasing Demand for the Debtors’ Products May Adversely Affect the Debtors’ Business and Results of Operations

The Debtors compete with numerous other companies in the industry that offer similar products and provide similar services as those offered by the Debtors. The Debtors’ competitors may be able to adopt more aggressive pricing and promotional policies, adapt to changes in customer preferences or requirements more quickly, devote greater resources to the design, sourcing, distribution, marketing, and sale of their products than the Debtors. In addition, the Debtors’ competitors may seek to emulate facets of the Debtors’ business strategy, which could result in a reduction of any competitive advantage or special appeal that the Debtors might possess. An inability to overcome potential competitive disadvantages or effectively market the Debtors’ products relative to the Debtors’ competitors could have an adverse effect on the Debtors’ business and results of operations.

(e)

The Debtors Must Continue to Retain, Motivate, and Recruit Executives and Other Key Employees, Which May Be Difficult in Light of Uncertainty Regarding the Plan, and Failure To Do So Could Negatively Affect the Debtors’ Business

The Reorganized Debtors’ success will depend, in part, on the efforts of their executive officers, their management team, and other key employees. These individuals possess sales, marketing, financial, administrative, technological, and other skills that are critical to the operation of the Debtors’ business. If the Reorganized Debtors lose or suffer an extended interruption in the services of one or more of their executive officers, managers, or other key employees, the Reorganized Debtors’ business, operational results, and financial condition may be negatively impacted.

(f)	The Reorganized Debtors May Be Adversely Affected by Litigation, Including Litigation Arising Out of the Chapter 11 Cases

As discussed above, the Debtors and their non-Debtor subsidiaries are currently defendants in a number of legal actions or threatened legal actions against the Company, and may also be involved in various other litigation, claims, and other proceedings, including proceedings relating to the conduct of the Company’s business and employee relations, which so long as they remain unresolved represent a legal issue and potential Claims for monetary damages. As the Plan proposes to leave Unimpaired all General Unsecured Claims, upon the occurrence of the Effective Date, these actions will be permitted to continue and shall be unaffected by these Chapter 11 Cases, other than those actions which assert Claims arising under Section 510(b) of the Bankruptcy Code or which are otherwise released pursuant to the Plan.

Additionally, in the future, the Debtors may become a party to litigation. In general, litigation can be expensive and time consuming to bring or defend against. Such litigation could result in settlements or damages that could significantly affect the Debtors’ financial results. It is also possible that certain parties will commence litigation with respect to the treatment of their Claims under the Plan. It is not possible to predict the potential litigation that the Debtors may become party to, nor the final resolution of such litigation. The impact of any such litigation on the Reorganized Debtors’ business and financial stability, however, could be material.

(g)	The Reorganized Debtors May Be Adversely Affected by Global Supply Chain Disruptions

Recent disruptions to the global economy have impeded global supply chains and resulted in longer lead times and increased component costs and freight expenses. In some instances, the Company depends on a sole source supplier arrangement, and alternative suppliers may not be readily available. The supply of these components is critical to the Company’s manufacturing needs. There can be no assurances that unforeseen future events in the global supply chain, and inflationary pressures, will not have a material adverse effect on the Reorganized Debtors’ business, financial condition, and results of operations.

(h)	Other Risk Factors Disclosed in Annual 10-K Filings

The Company has filed certain public filings with the Securities and Exchange Commission, including Form 10-K annual reports, which contain additional risk factors that should be considered in connection with the Plan and the Company’s business and operations.

6.6	Certain Tax Implications of the Chapter 11 Cases and the Plan

Holders of Allowed Senior Notes Claims should carefully review Article IX of this Disclosure Statement, “Certain U.S. Federal Income Tax Consequences,” to determine how the tax implications of the Plan and the Chapter 11 Cases may adversely affect the Debtors, Reorganized Debtors, and Holders of such Claims.

6.7	Disclosure Statement Disclaimer

(a)	Information Contained Herein Is Solely for Soliciting Votes

The information contained in this Disclosure Statement is for the purpose of soliciting acceptances of the Plan and may not be relied upon for any other purpose. Specifically, this Disclosure Statement is not legal advice to any Person or Entity. The contents of this Disclosure Statement should not be construed as legal, business, or tax advice. Each reader should consult its own legal counsel and accountant with regard to any legal, tax, and other matters concerning its Claim or Interest. This Disclosure Statement may not be relied upon for any purpose other than to determine how to vote to accept or reject the Plan and whether to object to Confirmation.

(b)	Disclosure Statement May Contain Forward-Looking Statements

This Disclosure Statement may contain “forward-looking statements”. Such statements consist of any statement other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as “may,” “expect,” “anticipate,” “estimate,” or “continue,” the negative thereof, or other variations thereon or comparable terminology.

The Debtors consider all statements regarding anticipated or future matters, including the following, to be forward-looking statements: any future effects as a result of the filing or pendency of the Chapter 11 Cases; financing plans; competitive position; business strategy; budgets; projected cost reductions; projected dividends; projected price increases; effect of changes in accounting due to recently issued accounting standards; projected and estimated liability costs; growth opportunities for existing products and services; results of litigation; disruption of operations; contractual obligations; projected general market conditions; plans and objectives of management for future operations; off-balance sheet arrangements; the Debtors’ expected future financial position, liquidity, results of operations, profitability, and cash flows; and growth opportunities for existing products and services.

Such statements are based on a variety of estimates and assumptions that are inherently uncertain and may be beyond the control of Management. Important factors that may affect whether such forward-looking statements materialize include, but are not limited to, risks and uncertainties relating to the Debtors’ business (including their ability to achieve strategic goals, objectives, and targets over applicable periods), industry performance, the regulatory environment, general business and economic conditions, and other factors, including management’s forecasts of key economic variables which may be significantly impacted by, among other factors, changes in the competitive environment, prices of goods, services, and labor, regulatory changes, or a variety of other factors, including the factors listed in this Disclosure Statement.

Accordingly, statements concerning these, and other matters are not guarantees of the Debtors’ future performance. The reader is cautioned that all forward-looking statements are necessarily speculative. The Liquidation Analysis, the recovery projections, and other information contained herein and attached hereto are estimates only, and the timing and amount of actual distributions to Holders of Allowed Claims and Interests may be affected by many factors that cannot be predicted. Forward-looking statements represent the Debtors’ estimates and assumptions only as of the date such statements were made. There are risks, uncertainties, and other important factors that could cause the Debtors’ actual performance or achievements to be materially different from those they may project, and the Debtors undertake no obligation to update any such statement.

(c)	No Legal, Business, or Tax Advice Is Provided to You by This Disclosure Statement

THIS DISCLOSURE STATEMENT IS NOT LEGAL, BUSINESS, OR TAX ADVICE TO YOU. The contents of this Disclosure Statement should not be construed as legal, business, or tax advice. Each Holder of a Claim or Interest should consult his or her own legal counsel and accountant with regard to any legal, tax, and other matters concerning his or her Claim or Interest. This Disclosure Statement may not be relied upon for any purpose other than to determine how to vote on the Plan or object to Confirmation.

(d)	No Admissions Made

The information and statements contained in this Disclosure Statement will neither (i) constitute an admission of any fact or liability by any entity (including the Debtors) nor (ii) be deemed evidence of the tax or other legal effects of the Plan on the Debtors, Holders of Allowed Claims or Interests, or any other parties in interest.

(e)	Failure to Identify Litigation Claims or Projected Objections

No reliance should be placed on the fact that a particular litigation Claim or projected objection to a particular Claim or Equity Interest is, or is not, identified in this Disclosure Statement. All Parties, including the Debtors, reserve the right to continue to investigate Claims and Interests and file and prosecute objections to Claims and Interests.

(f)	No Waiver of Right to Object or Right to Recover Transfers and Assets

The vote by a Holder of a Claim for or against the Plan does not constitute a waiver or release of any Claims or rights of the Debtors to object to that Holder’s Claim, or to bring Causes of Action or recover any preferential, fraudulent, or other voidable transfer of assets, regardless of whether any Claims or Causes of Action of the Debtors or their Estates are specifically or generally identified herein.

(g)	Information Was Provided by the Debtors and Was Relied Upon by the Debtors’ Advisors

Counsel to and other advisors retained by the Debtors have relied upon information provided by the Debtors in connection with the preparation of this Disclosure Statement. Although counsel to and other advisors retained by the Debtors have performed certain limited due diligence in connection with the preparation of this Disclosure Statement, they have not independently verified the information contained herein.

(h)	The Potential Exists for Inaccuracies and the Debtors Have No Duty to Update

The Debtors make the statements contained in this Disclosure Statement as of the date hereof, unless otherwise specified herein, and the delivery of this Disclosure Statement after that date does not imply that there has not been a change in the information set forth herein since such date. Although the Debtors have used their reasonable business judgment to ensure the accuracy of all of the information provided in this Disclosure Statement and in the Plan, the Debtors nonetheless cannot, and do not, confirm the current accuracy of all statements appearing in this Disclosure Statement. Further, although the Debtors may subsequently update the information in this Disclosure Statement, the Debtors have no affirmative duty to do so unless ordered by the Bankruptcy Court.

(i)	No Representations Outside of this Disclosure Statement Are Authorized

No representations concerning or relating to the Debtors, the Chapter 11 Cases, or the Plan are authorized by the Bankruptcy Court or the Bankruptcy Code, other than as set forth in this Disclosure Statement. In deciding whether to vote to accept or reject the Plan, you should not rely upon any representations or inducements made to secure your acceptance or rejection of the Plan that are other than as contained in, or included with, this Disclosure Statement, unless otherwise indicated herein. You should promptly report unauthorized representations or inducements to the counsel to the Debtors and the U.S. Trustee.

ARTICLE VII

CONFIRMATION OF THE PLAN

The following is a brief summary of the Confirmation process. Holders of Claims and Interests are encouraged to review the relevant provisions of the Bankruptcy Code and to consult with their own advisors.

7.1	The Confirmation Hearing

Under section 1128(a) of the Bankruptcy Code, the Bankruptcy Court, after notice, may hold a hearing to confirm a plan of reorganization. The Debtors will request, on the Petition Date, that the Bankruptcy Court approve the Plan and Disclosure Statement at a joint hearing. The Confirmation Hearing may, however, be continued from time to time without further notice other than an adjournment announced in open court, or a notice of adjournment filed with the Bankruptcy Court and served in accordance with the Bankruptcy Rules, without further notice to parties in interest. The Bankruptcy Court, in its discretion and prior to the Confirmation Hearing, may put in place additional procedures governing the Confirmation Hearing. Subject to section 1127 of the Bankruptcy Code, the Plan may be modified, if necessary, prior to, during, or as a result of the Confirmation Hearing, without further notice to parties in interest.

Additionally, section 1128(b) of the Bankruptcy Code provides that a party in interest may object to Confirmation. The Debtors, in the same motion requesting a date for the Confirmation Hearing, will request that the Bankruptcy Court set a date and time for parties in interest to file objections to Confirmation of the Plan. An objection to Confirmation of the Plan must be filed with the Bankruptcy Court and served on the Debtors and certain other parties in interest in accordance with the applicable order of the Bankruptcy Court so that it is actually received on or before the deadline to file such objections as set forth therein.

7.2	Confirmation Standards

Among the requirements for Confirmation of the Plan pursuant to Bankruptcy Code section 1129 are: (i) the Plan is in the “best interests” of holders of Claims of Interests; (ii) the Plan is feasible and (iii) the Plan is accepted by all Impaired Classes of Claims or Interests, or if rejected by an Impaired Class or if an Impaired Class is deemed to reject, the Plan “does not discriminate unfairly” and is “fair and equitable” as to the Class.

At the Confirmation Hearing, the Bankruptcy Court will determine among other things whether the Plan satisfies all of the requirements of Bankruptcy Code section 1129. The Debtors believe that: (i) the Plan satisfies or will satisfy all of the necessary statutory requirements of chapter 11; (ii) the Debtors have complied or will have complied with all of the necessary requirements of chapter 11; and (iii) the Plan has been proposed in good faith.

7.3	Best Interests Test/Liquidation Analysis

As described above, section 1129(a)(7) of the Bankruptcy Code requires that each Holder of an Impaired Claim or Interest either (a) accept the Plan or (b) receive or retain under the Plan property of a value, as of the Effective Date, that is not less than the value such Holder would receive if the Debtors were liquidated under chapter 7 of the Bankruptcy Code. The Debtors, with the assistance of Houlihan Lokey, has prepared an unaudited liquidation analysis, which is attached hereto as Exhibit C (the “Liquidation Analysis”), to assist Holders of Claims and Interests in evaluating the Plan. The Liquidation Analysis is based on the value of the Debtors’ assets and liabilities as of a certain date and incorporates various estimates and assumptions, including a hypothetical conversion to a chapter 7 liquidation as of a certain date. Based on the unaudited Liquidation Analysis, the Debtors believe that the value of any distributions if the Chapter 11 Cases were converted to a case under chapter 7 of the Bankruptcy Code would be no greater than the value of distributions under the Plan. As a result, the Debtors believe Holders of Claims and Interests in all Impaired Classes will recover at least as much as a result of Confirmation of the Plan as they would recover through a hypothetical chapter 7 liquidation.

The Liquidation Analysis is subject to potentially material changes, including with respect to economic and business conditions and legal rulings. Therefore, the actual liquidation value of the Debtors could vary materially from the estimate provided in the Liquidation Analysis.

THE LIQUIDATION ANALYSIS HAS BEEN PREPARED SOLELY FOR USE IN THIS DISCLOSURE STATEMENT AND DOES NOT REPRESENT VALUES THAT ARE APPROPRIATE FOR ANY OTHER PURPOSE. NOTHING CONTAINED IN THE LIQUIDATION ANALYSIS IS INTENDED TO BE OR CONSTITUTES A CONCESSION BY OR ADMISSION OF ANY DEBTORS FOR ANY PURPOSE.

7.4	Feasibility

The Bankruptcy Code requires that a Debtor demonstrate that confirmation of a plan of reorganization is not likely to be followed by liquidation or the need for further financial reorganization. For purposes of determining whether the Plan meets this requirement, the Debtors have analyzed their ability to meet their obligations under the Plan. As part of this analysis and with the assistance of its advisors, the Debtors prepared projections for the five years ending 2026 to 2029, which, together with the assumptions on which they are based, are attached hereto as Exhibit D (the “Financial Projections”). For purposes of the Financial Projections, the Debtors have assumed an Effective Date of June 30, 2025. The Financial Projections assume that the Plan will be implemented in accordance with its stated terms. Based on such Financial Projections, the Debtors believe that they will be able to make all payments required under the Plan while conducting ongoing business operations. Therefore, Consummation of the Plan is not likely to be followed by liquidation or the need for further reorganization.

The Financial Projections are based on forecasts of key economic variables and may be significantly impacted by, among other factors, changes in the competitive environment, prices of goods, services, and labor, regulatory changes, or a variety of other factors, including the factors listed in this Disclosure Statement. The Debtors are currently unaware of any circumstances as of the date of this Disclosure Statement that would require the re-forecasting of the Financial Projections due to a material change in the Debtors’ prospects. Accordingly, the estimates and assumptions underlying the Financial Projections are inherently uncertain and are subject to significant business, economic, and competitive uncertainties. Therefore, such projections, estimates, and assumptions are not necessarily indicative of current values or future performance, which may be significantly less or more favorable than set forth herein. The Financial Projections should be read in conjunction with the assumptions, qualifications, and explanations set forth in this Disclosure Statement.

7.5	Confirmation Without Acceptance by All Impaired Classes

The Bankruptcy Code permits confirmation of a plan even if it is not accepted by all impaired classes, as long as (i) the plan otherwise satisfies the requirements for confirmation, (ii) at least one impaired class of claims has accepted the plan without taking into consideration the votes of any insiders in such class, and (iii) the plan is “fair and equitable” and does not “discriminate unfairly” as to any impaired class that has not accepted the plan. These so-called “cram down” provisions are set forth in section 1129(b) of the Bankruptcy Code.

(a)	No Unfair Discrimination

The no “unfair discrimination” test applies to Classes of Claims or Interests that are of equal priority and are receiving different treatment under the Plan. The test does not require that the treatment be the same or equivalent, but that such treatment be “fair.” The Debtors do not believe the Plan discriminates unfairly against any Impaired Class of Claims or Interests. The Debtors believe the Plan and the treatment of all Classes of Claims and Interests under the Plan satisfy the foregoing requirements for nonconsensual confirmation.

(b)	Fair and Equitable Test

The “fair and equitable” test applies to classes of different priority and status (e.g., secured versus unsecured) and includes the general requirement that no class of claims receives more than 100% of the amount of the allowed claims in the class. As to the dissenting (or deemed rejecting) class, the test sets different standards depending upon the type of claims or equity interests in the class.

A plan is fair and equitable as to a class of unsecured claims that rejects a plan if the plan provides (i) for each holder of a claim included in the rejecting class to receive or retain on account of that claim property that has a value, as of the effective date of the plan, equal to the allowed amount of such claim; or (ii) that the holder of any claim or interest that is junior to the claims of such class will not receive or retain on account of such junior claim or interest any property at all.

A plan is fair and equitable as to a class of interests that rejects a plan if the plan provides (i) for each holder of an interest included in the rejecting class to receive or retain on account of that interest property that has a value, as of the effective date of the plan, equal to the greatest of (a) the allowed amount of any fixed liquidation preference to which such interest holder is entitled, (b) any fixed redemption price to which such interest holder is entitled, or (c) the value of such interest; or (ii) the holder of any interest that is junior to the interests of the rejecting class will not receive or retain any property under the plan on account of such junior interest.

The Debtors submit that Confirmation of the Plan pursuant to the “cramdown” provisions of Bankruptcy Code section 1129(b), if necessary, is proper, as the Plan is structured so that it does not “discriminate unfairly” and satisfies the “fair and equitable” requirement. The Debtors believe that the Plan and the treatment of all Classes of Claims and Interests under the Plan satisfy the foregoing requirements for nonconsensual Confirmation of the Plan.

7.6	Alternatives to Confirmation and Consummation of the Plan

Subject to the Restructuring Support Agreement, if the Plan cannot be confirmed, the Debtors may seek to (i) prepare and present to the Bankruptcy Court an alternative chapter 11 plan for confirmation, (ii) effect a merger or sale transaction, including, potentially, a sale of all or substantially all of the Debtors’ assets pursuant to section 363 of the Bankruptcy Code, or (iii) liquidate their assets and business under chapter 7 of the Bankruptcy Code. If the Debtors were to pursue a liquidation of their assets and business in chapter 7, the Debtors would convert the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code, and a trustee would be appointed to liquidate the assets of the Debtors for distribution in accordance with the priorities established by the Bankruptcy Code. A discussion of the effects that a chapter 7 liquidation would have on creditors’ recoveries and the Debtors are described in the unaudited Liquidation Analysis attached hereto as Exhibit C.

ARTICLE VIII

IMPORTANT SECURITIES LAW DISCLOSURE

8.1	Exemption from Registration Requirements

The Subscription Rights and the Reorganized Common Equity will be “securities” as defined in section 2(a)(1) of the Securities Act, section 101 of the Bankruptcy Code and any applicable Blue Sky Law.

The Debtors are relying on exemptions from the registration requirements of the Securities Act, including Section 4(a)(2) thereof, and applicable Blue Sky Laws, to exempt the offer of the Reorganized Common Equity that may be deemed to be made pursuant to the prepetition solicitation of votes on the Plan. Accordingly, no registration statement will be filed under the Securities Act with respect to the offer of the Reorganized Common Equity that may be deemed to be made pursuant to the prepetition solicitation of votes on the Plan. To ensure that the prepetition solicitation is exempt from the registration requirements of the Securities Act, the ballots used in the prepetition solicitation of votes on the Plan include a certification that the voting holder of the related Claims is an “accredited investor” or a “qualified institutional buyer” (each as defined under the Securities Act).

The offering, issuance, and distribution of the Subscription Rights and the Reorganized Common Equity under the Plan after the Petition Date, including in connection with the Equity Rights Offering, shall be exempt from registration requirements under Securities Act, or any state or local law requiring registration for offer and sale of a security, in reliance upon the exemption provided in section 1145(a) of the Bankruptcy Code to the maximum extent permitted by law, or, if section 1145(a) of the Bankruptcy Code is not available, then the Subscription Rights and Reorganized Common Equity will be offered, issued, and distributed under the Plan pursuant to other applicable exemptions from registration under the Securities Act and any other applicable securities laws.

Any Reorganized Common Equity issued on account of the Common Equity Convenience Buyout, any Reorganized Common Equity that is unsubscribed in the Equity Rights Offering and issued to the Equity Rights Offering Backstop Parties pursuant to the Equity Rights Offering Backstop Commitment Agreement on account of the Equity Rights Offering Backstop Commitment, any Direct Investment Shares, and any Reorganized Common Equity issued to an entity that is an “underwriter” with respect to such securities, as that term is defined in section 1145(b) of the Bankruptcy Code (collectively, the “Placement Securities”) shall be issued in reliance upon Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder and on equivalent state law registration exemptions or, solely to the extent such exemptions are not available, other available exemptions from registration under the Securities Act. The Subscription Rights and all of the Reorganized Common Equity issuable under the Plan other than the Placement Securities (collectively, the “1145 Securities”) shall be exempt, without further act or actions by any Entity, from registration under the Securities Act and any other applicable securities laws pursuant to section 1145 of the Bankruptcy Code.

Subject to the transfer provisions, if any, and other applicable provisions of the New Organizational Documents, the Reorganized Common Equity comprising 1145 Securities may be resold without registration under the Securities Act or other federal securities Laws pursuant to the exemption provided by section 4(a)(1) of the Securities Act, unless the holder (i) is an “underwriter” with respect to such securities, as that term is defined in section 1145(b) of the Bankruptcy code, (ii) is an “affiliate” of the Reorganized Debtors (as defined in rule 144(a)(1) in the Securities Act), or (iii) has been such an “affiliate” within ninety (90) days of such transfer. In addition, subject to the transfer provisions, if any, and other applicable provisions of the New Organizational Documents, such 1145 Securities may generally be resold without registration under state securities laws pursuant to various exemptions provided by the respective Laws of the several states.

The Placement Securities will be considered “restricted securities” and may not be transferred except pursuant to an effective registration statement or under an available exemption from the registration requirements of the Securities Act, such as, under certain conditions, the resale provisions of Rule 144 of the Securities Act, subject to, in each case, the transfer provisions, if any, and other applicable provisions set forth in the New Shareholders Agreement, if any, and the New Organizational Documents.

Neither the Debtors, the Reorganized Company, nor any other Person shall be required to provide any further evidence other than the Plan or the Confirmation Order with respect to the treatment of the Reorganized Common Equity under applicable securities laws. DTC and any transfer agent (as applicable) shall be required to accept and conclusively rely upon the Plan or Confirmation Order in lieu of a legal opinion regarding whether the Reorganized Common Equity are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services (to the extent applicable).

Notwithstanding anything to the contrary in the Plan, no Person (including DTC and any transfer agent) shall be entitled to require a legal opinion regarding the validity of any transaction contemplated by the Plan, including whether the Reorganized Common Equity are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.

8.2	Resales of the Securities

1145 Securities may be resold without registration under the Securities Act or other federal law or Blue Sky Laws pursuant to the exemption provided by section 4(a)(1) of the Securities Act and similar exemptions provided by the respective laws of the several states, provided, however, that such securities will not be freely tradable if, at the time of transfer, the holder thereof is an “affiliate” of the Reorganized Debtors, as defined in Rule 144(a)(1) under the Securities Act, or had been such an “affiliate” within 90 days of such transfer. In addition, as noted above and below, the exemptions provided for in section 1145(a) of the Bankruptcy Code do not apply to an entity that is deemed an “underwriter” as such term is defined in section 1145(b) of the Bankruptcy Code, or to the Placement Securities.

Section 1145(b)(1) of the Bankruptcy Code defines an “underwriter” as one who, except with respect to “ordinary trading transactions” of an entity that is not an “issuer”: (i) purchases a claim against, interest in, or claim for an administrative expense in the case concerning, the Debtors, if such purchase is with a view to distribution of any security received or to be received in exchange for such claim or interest; (ii) offers to sell securities offered or sold under a plan for the holders of such securities; (iii) offers to buy securities offered or sold under a plan from the holders of such securities, if such offer to buy is (a) with a view to distribution of such securities and (b) under an agreement made in connection with the plan, with the consummation of the plan, or with the offer or sale of securities under the plan; or (iv) is an issuer with respect to such securities within the meaning of section 2(a)(11) of the Securities Act.

The definition of an “issuer” for purposes of whether a person is an underwriter under section 1145(b)(1)(D) of the Bankruptcy Code, by reference to section 2(a)(11) of the Securities Act, includes as “statutory underwriters” all “affiliates,” which are all persons who, directly or indirectly, control, are controlled by, or are under common control with, an issuer of securities. The reference to “issuer,” as used in the definition of “underwriter” contained in section 2(a)(11) of the Securities Act, is intended to cover “Controlling Persons” of the issuer of the securities. “Control,” as defined in rule 405 of the Securities Act, means to possess, directly or indirectly, the power to direct or cause the direction of the management and policies of a person, whether through owning voting securities, by contract, or otherwise. Accordingly, an officer or director of a Reorganized Debtor or its successor may be deemed to be a “controlling person” of the Debtor or successor under a plan of reorganization, particularly if the management position or directorship is coupled with ownership of a significant percentage of the Reorganized Debtors’ or their successors’ voting securities.

Securities issued pursuant to Section 4(a)(2) of the Securities Act (including securities issued to entities that are deemed “underwriters” as well as the Placement Securities) are “restricted securities” (as defined under Rule 144 of the Securities Act) and may not be resold absent an exemption from the registration requirements of the Securities Act and applicable Blue Sky Laws. Under certain circumstances, Holders of Subscription Rights or Reorganized Common Equity who are “underwriters” or “affiliates” or whose Subscription Rights or Reorganized Common Equity are Placement Securities may be entitled to resell such securities pursuant to the limited safe harbor resale provisions of Rule 144 of the Securities Act.

Rule 144 defines an affiliate of the issuer as “a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such issuer.” A non-affiliate of an issuer that is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and who has not been an affiliate of the issuer during the ninety days preceding such sale may resell securities after a one-year holding period whether or not there is current public information regarding the issuer. An affiliate of an issuer that is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act may resell restricted securities after the one-year holding period, if applicable, if at the time of the sale certain current public information regarding the issuer is available. An affiliate must also comply with certain volume limitations, manner of sale requirements and certain other conditions of Rule 144.

Whether any particular Person would be deemed to be an “underwriter” with respect to the Subscription Rights or Reorganized Common Equity or an “affiliate” of the Reorganized Debtors would depend upon various facts and circumstances applicable to that Person. Accordingly, the Debtors express no view as to whether any Person would be deemed an “underwriter” with respect to the Reorganized Common Equity or an “affiliate” of the Reorganized Debtors and, in turn, whether any Person may freely resell Subscription Rights or Reorganized Common Equity.

Accordingly, the Debtors recommend that potential recipients of the Subscription Rights and the Reorganized Common Equity consult their own counsel concerning their ability to freely trade such securities without registration under the Securities Act or any applicable Blue Sky Law. In addition, the Debtors do not currently contemplate applying to list these securities on any national securities exchange. The Debtors make no representation concerning the ability of a person to dispose of the Reorganized Common Equity.

ARTICLE IX

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

The following discussion is a summary of certain United States (“U.S.”) federal income tax consequences of the consummation of the Plan to the Debtors, Reorganized Debtors, and to certain holders of Claims. The following summary does not address the U.S. federal income tax consequences to holders of Claims or Interests not entitled to vote to accept or reject the Plan. This summary is based on the Internal Revenue Code of 1986, as amended (the “IRC”), the U.S. Treasury Regulations promulgated thereunder (the “Treasury Regulations”), judicial authorities, published administrative positions of the U.S. Internal Revenue Service (the “IRS”), and other applicable authorities, all as in effect on the date of this Disclosure Statement and all of which are subject to change or differing interpretations, possibly with retroactive effect. Due to the lack of definitive judicial and administrative authority in a number of areas, substantial uncertainty may exist with respect to some of the tax consequences described below. No opinion of counsel has been obtained. The Debtors do not intend to seek a ruling from the IRS regarding the tax consequences of the Plan discussed below. The discussion below is not binding upon the IRS or the courts. No assurance can be given that the IRS would not assert, or that a court would not sustain, a different position than any position discussed herein.

This discussion does not purport to address all aspects of U.S. federal income taxation that may be relevant to the Debtors, Reorganized Debtors, or to certain holders of Claims or Interests in light of their individual circumstances. This discussion does not address tax issues with respect to such holders of Claims or Interests subject to special treatment under the U.S. federal income tax laws (including, for example, banks, governmental authorities or agencies, pass-through entities, subchapter S corporations, dealers and traders in securities, insurance companies, financial institutions, tax exempt organizations, small business investment companies, former citizens or residents of the United States, persons that use the accrual method of accounting that are required to include certain amounts in income no later than the time such amounts are reflected on certain financial statements, persons who are related to the Debtors within the meaning of the IRC, Persons using a mark-to-market method of accounting, holders of Claims who are themselves in bankruptcy, and regulated investment companies and those holding, or who will hold, Claims or Interests, or the Reorganized Common Equity or any other consideration to be received under the Plan, as part of a hedge, straddle, conversion, or other integrated transaction). No aspect of state, local, estate, gift, or non-U.S. taxation is addressed, nor is the 3.8% Medicare Tax on net investment income. Furthermore, this summary assumes that holders of Claims hold only Claims in a single Class and hold Claims as “capital assets” (within the meaning of section 1221 of the IRC). This summary does not address any special arrangements or contractual rights that are not being received or entered into in respect of an underlying Claim, including the tax treatment of any backstop premiums or similar arrangements (including any ramifications such arrangements may have on the treatment of a holder under the Plan). Specifically, this summary does not address the Equity Rights Offering Backstop Commitment Agreement or the tax treatment of the Equity Rights Offering Backstop Premium and Common Equity Convenience Buyout Premium. This summary also assumes that, except as otherwise mentioned herein, that each holder has not taken a bad debt deduction with respect to a Claim (or any portion thereof) in the current or any prior year and such Claim did not become completely or partially worthless in a prior taxable year and the various debt and other arrangements to which the Debtors and Reorganized Debtors are or will be a party will be respected for U.S. federal income tax purposes in accordance with their form, and, to the extent relevant, that the Claims constitute interests in the Debtors “solely as a creditor” for purposes of section 897 of the IRC.

For purposes of this discussion, a “U.S. Holder” is a holder of a Claim that is: (i) an individual citizen or resident of the United States for U.S. federal income tax purposes; (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of the source of such income; or (iv) a trust (a) if a court within the United States is able to exercise primary jurisdiction over the trust’s administration and one or more United States persons has authority to control all substantial decisions of the trust or (b) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person. For purposes of this discussion, a “Non-U.S. Holder” is any holder of a Claim that is not a U.S. Holder other than any partnership (or other entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes).

If a partnership (or other entity treated as a pass-through entity for U.S. federal income tax purposes) is a holder of a Claim or Interest, the tax treatment of a partner (or other beneficial owner) of such entity generally will depend upon the status of the partner (or other beneficial owner) and the activities of the partner (or other beneficial owner) and the entity. Partners (or other beneficial owners) of partnerships (or other pass-through entities) that are holders of Claims or Interests should consult their respective tax advisors regarding the U.S. federal income tax consequences of the Plan.

ACCORDINGLY, THE FOLLOWING SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE BASED UPON THE INDIVIDUAL CIRCUMSTANCES PERTAINING TO A HOLDER OF A CLAIM OR INTEREST. ALL HOLDERS OF CLAIMS OR INTERESTS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS FOR THE FEDERAL, STATE, LOCAL, AND NON-U.S. TAX CONSEQUENCES OF THE PLAN.

(a)	Certain U.S. Federal Income Tax Consequences to the Debtors and Reorganized Debtors

(1)	In General

The Debtors expect that the Restructuring Transactions will be structured as a recapitalization of the existing Debtors under their current corporate structure. Based on the facts as currently understood by the Debtors and except as otherwise described below, the Debtors do not currently expect to recognize material taxable gain or loss as a result of the Restructuring Transactions, but there can be no assurance in this regard. As a result of the Restructuring Transactions, the Debtors will be subject to the application of section 382 of the IRC, and will recognize a material amount of cancellation of indebtedness income (“COD Income”) and be subject to rules with respect to COD Income as described below.

(2)	Effects of the Restructuring Transactions on Tax Attributes of Debtors

A.	Existing Tax Attributes

The Debtors estimate that, as of December 31, 2024, the Debtors had consolidated net operating loss (“NOL”) carryforwards for U.S. federal income tax purposes of approximately $309.1 million and carryforwards of unused research tax credits of approximately $12.1 million. The Debtors expect to incur additional NOLs for the period through the Effective Date. The amount of any such NOLs and other tax attributes (“Tax Attributes”) remains subject to audit and potential adjustment by the IRS, and such Tax Attributes may be materially reduced as a result of the Restructuring Transactions as described below in “Cancellation of Indebtedness and Preservation of Tax Attributes.”

In addition, certain trading activity and certain other actions prior to the Effective Date relating to direct and indirect ownership of equity and securities of the Debtors could result in an “ownership change” of the Debtors independent of the Plan which could adversely affect the ability to fully utilize the Debtors’ Tax Attributes. In an attempt to minimize the likelihood of such an ownership change occurring, the Debtors will file on or about the Petition Date a motion to obtain a protective trading order at the inception of the Chapter 11 Cases.

B.	Cancellation of Indebtedness Income and Preservation of Tax Attributes

The Debtors expect to recognize COD Income resulting from the Restructuring Transactions, and, assuming COD Income does arise, the Debtors expect that it could be substantial. In general, absent an exception, a debtor will realize and recognize COD Income upon actual or deemed satisfaction of its outstanding indebtedness for total consideration less than the amount of such indebtedness. The amount of COD Income, in general, is the excess of (a) the adjusted issue price of the indebtedness satisfied, over (b) the sum of (X) the amount of Cash paid (or deemed paid), (Y) the issue price of any new indebtedness of the Debtors issued, and (Z) the fair market value of any other consideration, in each case, given in satisfaction of such indebtedness at the time of the satisfaction. For this purpose, various rules under section 108(e) of the IRC are expected to apply in determining the amount of COD Income recognized by the Debtors. Unless an exception or exclusion applies, COD Income constitutes taxable income like any other item of taxable income.

Pursuant to section 108(a)(1)(A) of the IRC, a debtor will not, however, be required to include any amount of COD Income in gross income if such debtor is under the jurisdiction of a court in a case under chapter 11 of the Bankruptcy Code and the discharge of indebtedness occurs pursuant to that proceeding. Instead, as a consequence of such exclusion, a debtor must reduce its tax attributes by the amount of COD Income that it excluded from gross income pursuant to section 108(a)(1)(A) of the IRC. In general, the Tax Attributes of a debtor will be reduced in the following order: (a) NOLs and NOL carryforwards; (b) general business credit carryovers; (c) minimum tax credit carryovers (d) capital loss carryovers; (e) tax basis in assets, which includes the stock of subsidiaries (subject to the Asset Tax Basis Floor, as described below); (f) passive activity loss and credit carryovers; and (g) foreign tax credits. Alternatively, a debtor with COD Income may elect to first reduce the basis of its depreciable assets pursuant to section 108(b)(5) of the IRC prior to effecting any other reductions in tax attributes set forth above, though it has not been determined whether the Debtors will make this election. Any disallowed business interest carryovers under section 163(j) of the IRC (“163(j) Carryovers”) are not reduced pursuant to these rules. The reduction in Tax Attributes occurs only after the taxable income (or loss) for the taxable year of the debt discharge has been determined. Any excess COD Income over the amount of available Tax Attributes will generally not give rise to U.S. federal income tax and will generally have no other U.S. federal income tax impact.

The aggregate tax basis of the Debtors in their assets is not required to be reduced below the amount of indebtedness that the Debtors will be subject to immediately after the cancellation of debt giving rise to COD Income (the “Asset Tax Basis Floor”). Generally, all of an entity’s obligations (including intercompany debt) that are treated as debt under general U.S. federal income tax principles are taken into account in determining an entity’s Asset Tax Basis Floor.

The exact amount of the COD Income (if any) that will be realized by the Debtors, and any resulting reduction in the tax attributes of the Debtors and their affiliates, will not be determinable until after the consummation of the Plan.

C.	Limitation of NOL Carryforwards and Other Tax Attributes Under Sections 382 and 383 of the IRC

After giving effect to the reduction in Tax Attributes resulting from excluded COD Income, the Debtors’ ability to use any remaining Tax Attributes post-emergence will be subject to certain limitations under sections 382 and 383 of the IRC.

(i)	Limitation of NOL Carryforwards and Other Tax Attributes Under Sections 382 and 383 of the IRC

Under sections 382 and 383 of the IRC, if the Debtors undergo an “ownership change,” (as determined for purposes of those sections) the amount of its NOLs and NOL carryforwards, 163(j) Carryovers, tax credit carryforwards, net unrealized built-in losses, and possibly certain other attributes of the Reorganized Debtors allocable to periods prior to the Effective Date (collectively, “Pre-Change Losses”) that may be utilized to offset future taxable income generally are subject to an annual limitation. For this purpose, if the Debtors have a net unrealized built-in gain at time of an “ownership change,” any built-in gains recognized (or, according to a currently effective IRS notice treated as recognized) during the following five years (up to the amount of the original net unrealized built-in gain) generally will increase the annual limitation in the year recognized, such that the Reorganized Debtors would be permitted to use their Pre-Change Losses against such built-in gain income in addition to its regular annual allowance. Alternatively, if the Debtors have a net unrealized built-in loss at the time of an “ownership change” (taking into account most assets and items of “built-in” income and deductions), then built-in losses (including amortization or depreciation deductions attributable to such built-in losses) and deductions recognized during the following five years (up to the amount of the original net unrealized built-in loss) generally will be treated as Pre-Change Losses and similarly will be subject to the annual limitation. In general, a debtor’s net unrealized built-in loss will be deemed to be zero unless it is greater than the lesser of (i) $10,000,000, or (ii) fifteen percent (15%) of the fair market value of its assets (with certain adjustments) before the ownership change.

The rules of sections 382 and 383 of the IRC are complicated, but as a general matter, the Debtors anticipate that the issuance of Reorganized Common Equity pursuant to the Plan will result in an “ownership change” of the Debtors for these purposes. The Reorganized Debtors’ use of their Pre-Change Losses will be subject to limitation under sections 382 and 383 of the IRC (in addition to any limitations in effect pursuant to such sections prior to the Restructuring) unless an exception to the general rules of sections 382 and 383 of the IRC applies.

(ii)	General Section 382 Annual Limitation

In general, the amount of the annual limitation to which a corporation that undergoes an “ownership change” would be subject (the “382 Limitation”) is equal to the product of (a) the fair market value of the stock of the corporation immediately before the “ownership change” (with certain adjustments), multiplied by (b) the “long-term tax-exempt rate” (which is the highest of the adjusted federal long-term rates in effect for any month in the 3-calendar-month period ending with the calendar month in which the “ownership change” occurs, currently: 3.67% for March 2025). As discussed above, the 382 Limitation may be increased by the amount of any net unrealized built-in gain (if any) at the time of the ownership change, to the extent that the Debtors recognize certain built-in gains in their assets during the five-year period following the ownership change, or are treated as recognizing built-in gains pursuant to the safe harbors provided in IRS Notice 2003-65 (as modified by IRS Notice 2018-30).7 Section 383 of the IRC applies a similar limitation to capital loss carryforwards and tax credits. Any unused limitation may be carried forward, thereby increasing the annual limitation in the subsequent taxable year. As discussed below, however, special rules may apply in the case of a corporation that experiences an ownership change as the result of a bankruptcy proceeding.

[7]

Regulations have been proposed that would significantly change the application of the rules relating to built-in gains and losses for purposes of computing the 382 Limitation. However, proposed regulations have also been released that would “grandfather” companies that undergo an “ownership change” pursuant to an order entered in a bankruptcy case that was commenced prior to, or within thirty (30) days of, the publication of the finalized new rules in this area. In each case, the applicability of these proposed regulations remains uncertain, and the proposed regulations may not become final. Accordingly, the Debtors do not expect the proposed regulations to apply to them or to the Reorganized Debtors with respect to the “ownership change” that will occur pursuant to the Plan and, accordingly, the remainder of this discussion assumes that Notice 2003-65 will apply to the Reorganized Debtors. In the event the proposed regulations are finalized more than thirty-one (31) days prior to the Effective Date and the “grandfather” rule does not apply to prevent the finalized regulations from being applied to the Debtors and/or the Reorganized Debtors, the Debtors will make a supplemental filing to explain the potential effect of such finalized regulations.

Notwithstanding the rules described above, if subsequent to an “ownership change,” a debtor corporation and its subsidiaries do not continue such debtor corporation’s historic business, or do not use a significant portion of their historic business assets in a new business, for the two years after the ownership change, the annual limitation resulting from the ownership change is zero, which precludes any utilization of the corporation’s Pre-Change Losses (absent any increases due to the recognition of any built-in gains as of the time of the ownership change).

(iii)	Special Bankruptcy Exceptions

Special rules may apply in the case of a corporation that experiences an “ownership change” as a result of a bankruptcy proceeding. An exception to the foregoing annual limitation rules generally applies when creditors of a debtor corporation in chapter 11 holding certain “qualified indebtedness” (generally, indebtedness that (i) was held by the creditor at least 18 months before the date of filing of the chapter 11 case or (ii) arose in the ordinary course of the trade or business of the debtor corporation and is held by the person who at all times held the beneficial interest in such indebtedness) receive, in respect of such qualified indebtedness, at least fifty percent (50%) of the vote and value of the stock of the Reorganized Debtors (or a controlling corporation if also in chapter 11) pursuant to a confirmed chapter 11 plan (the “382(l)(5) Exception”). If a debtor qualifies for the 382(l)(5) Exception, such debtor’s Pre-Change Losses are not limited on an annual basis, but, instead, NOLs, NOL carryforwards, and 163(j) Carryovers will be reduced by the amount of any interest deductions claimed during the three taxable years preceding the effective date of the plan of reorganization, and during the part of the taxable year prior to and including the effective date of the plan of reorganization, in respect of all debt converted into stock in the reorganization. If the 382(l)(5) Exception applies and the Reorganized Debtors undergo another “ownership change” within two years after the Effective Date, then the Debtors’ Pre-Change Losses thereafter would be effectively eliminated in their entirety. If the Reorganized Debtors were to undergo another “ownership change” after the expiration of this two-year period, the resulting 382 Limitation would be determined under the regular rules for ownership changes.

Where the 382(l)(5) Exception is not applicable to a corporation in bankruptcy (either because a debtor does not qualify for the 382(l)(5) Exception or a debtor otherwise elects not to utilize the 382(l)(5) Exception), a second special rule will generally apply (the “382(l)(6) Exception”). Under the 382(l)(6) Exception, the 382 Limitation will be calculated by reference to the lesser of the value of a debtor corporation’s new stock (with certain adjustments) immediately after the ownership change or the value of such debtor corporation’s assets (determined without regard to liabilities) immediately before the ownership change. This differs from the ordinary rule that requires the fair market value of a debtor corporation that undergoes an “ownership change” to be determined before the events giving rise to the change. The 382(l)(6) Exception also differs from the 382(l)(5) Exception because the debtor corporation is not required to reduce its NOLs, NOL carryforwards and 163(j) Carryforwards by the amount of interest deductions claimed within the prior three-year period, and the debtor may undergo a change of ownership within two years without automatically triggering the effective elimination of its Pre-Change Losses. The resulting limitation would be determined under the regular rules for ownership changes.

The Debtors do not expect to utilize the 382(l)(5) Exception, if available, and intend that the 382(l)(6) Exception apply to the Reorganized Debtors. The Reorganized Debtors’ use of their Pre-Change Losses after the Effective Date may be adversely affected if an “ownership change” within the meaning of section 382 of the IRC were to occur after the Effective Date.

(b)	Certain U.S. Federal Income Tax Consequences to U.S. Holders of Allowed Claims Entitled to Vote

(1)	Consequences to Holders of Senior Notes Claims

Pursuant to the Plan, and in complete and final satisfaction of their Claims, each Holder of Senior Notes Claims will receive either (i) the Senior Notes Claim Equity Recovery, which includes (x) Reorganized Common Equity and (y) Subscription Rights to participate in the Equity Rights Offering for its Pro-Rata Share of the Non-Holdback Rights Offering Amount, or upon election, (ii) the Senior Notes Claim Cash Option.

The tax consequences to a U.S. Holder of Senior Notes Claims from the exchange of such Claims for Reorganized Common Equity and Subscription Rights will depend on whether the Senior Notes Claims are treated as “securities” for U.S. federal income tax purposes and whether the Reorganized Common Equity and Subscription Rights are issued by the same entity as such securities. A right to acquire stock and, presumably, a right to acquire a “security” generally can also be treated as a “security.” The Subscription Rights may constitute a “security” of Reorganized Debtors.

Neither the IRC nor the Treasury Regulations define the term “security.” Whether a debt instrument constitutes a “security” for U.S. federal income tax purposes is determined based on all the relevant facts and circumstances, but most authorities have held that the length of the term of a debt instrument is an important factor in determining whether such instrument is a security for U.S. federal income tax purposes. These authorities have indicated that a term of less than five years is evidence that the instrument is not a security, whereas a term of ten years or more is evidence that it is a security. There are numerous other factors that could be taken into account in determining whether a debt instrument is a security, including the security for payment, the creditworthiness of the obligor, the subordination or lack thereof to other creditors, the right to vote or otherwise participate in the management of the obligor, convertibility of the instrument into an equity interest of the obligor, whether payments of interest are fixed, variable, or contingent, and whether such payments are made on a current basis or accrued.

The Senior Notes consist of three (3) different tranches of debt, each convertible into either Cash, shares of the Company’s common stock or a combination thereof, at the Company’s election: the 2026 Senior Notes have a five (5) year and six (6) day maturity at issuance; the 2028 Senior Notes have a five (5) year, nine (9) month, and three (3) day maturity at issuance; and the 2029 Senior Notes have a six (6) year, five (5) month, and twenty (20) day maturity at issuance.

The following discusses the potential treatment of the Senior Notes Claims as “securities” for U.S. federal income tax purposes and takes no position as to their treatment. U.S. Holders of Senior Notes Claims are urged to consult their own tax advisors regarding the appropriate status of their Claims as “securities” for U.S. federal income tax purposes.

An exchange of Senior Notes Claims that qualify as “securities” for (in whole or in part) stock or securities of the same issuer should qualify as a tax “reorganization” within the meaning of section 368(a) of the Tax Code (“Recapitalization”), with the consequences described below in “Recapitalization Treatment.” If the Senior Notes Claims do not qualify as “securities” for U.S. federal income tax purposes or with respect to the receipt of stock or securities of a different issuer or other consideration, the restructuring should be a fully taxable transaction with the consequences described below in “Fully Taxable Exchange.” If a U.S. Holder of Senior Notes Claims holds Senior Notes Claims that qualify “securities” as well as Senior Notes Claims that do not qualify as “securities,” in each case for U.S. federal income tax purposes, then a portion of the consideration received would be treated as received in respect of the “securities” and may qualify as a Recapitalization as described below, while another portion of the consideration received would be treated as received in respect of the Senior Notes Claims that do not qualify as “securities” in a fully taxable exchange as described below.

A.	Recapitalization Treatment

If the exchange by a U.S. Holder of Senior Notes Claims for Reorganized Common Equity qualifies for Recapitalization treatment, the U.S. Holder generally will not recognize gain or loss. Similarly, if the exchange by a U.S. Holder of Senior Notes Claims for Subscription Rights qualifies for Recapitalization treatment, the U.S. Holder generally will not recognize gain or loss. However, a U.S. Holder would have ordinary interest income to the extent of any consideration allocable to accrued but unpaid interest or possibly accrued original issue discount (“OID”) not previously included in income. See “Distributions in Respect of Accrued But Unpaid Interest or OID,” below. In addition, if any portion of the consideration received for Senior Notes Claims does not qualify as “stock or securities” for U.S. federal income tax purposes (including the Subscription Rights or any Cash), then a U.S. Holder will generally recognize gain up to the lesser of (i) the gain that would be recognized if the holder of the Senior Notes Claims disposed of such Claims for U.S. federal income tax purposes in a fully taxable transaction and (ii) the value of such portion of the consideration that does not qualify as “stock or securities” for U.S. federal income tax purposes.

In an exchange that qualifies for Recapitalization treatment, the aggregate tax basis of a U.S. Holder of Senior Notes Claims in the Reorganized Common Equity and Subscription Rights received in exchange for its Senior Notes Claim would equal the applicable U.S. Holder’s aggregate adjusted tax basis in the Claim exchanged therefor, increased by any gain recognized in the exchange and an amount equal to the fair market value of the Reorganized Common Equity and Subscription Rights, if any, attributable to accrued stated interest (to the extent such amount had not been previously included in the U.S. Holder’s aggregate adjusted tax basis in the Claim), and decreased by any money, the fair market value of any boot received, and any loss recognized on the exchange. The holding period of a U.S. Holder of Senior Notes Claims in the Reorganized Common Equity and Subscription Rights received in exchange for its Senior Notes would include its holding period in the Allowed Claim exchanged therefor, except to the extent of any consideration received in respect of accrued but unpaid interest or possibly accrued OID or treated as imputed interest income or, with respect to the Subscription Rights, to the extent the Subscription Rights are not treated as a “security,” in which case, the holding period for the Subscription Rights should begin the day following the Effective Date.

B.	Fully Taxable Exchange

In the case of a taxable exchange, a U.S. Holder of a Senior Notes Claim generally would recognize gain or loss in an amount equal to the difference, if any, between (i) the sum of the aggregate fair market value of the Reorganized Common Equity and Subscription Rights received (other than, in each case, to the extent received in respect of a Claim for accrued but unpaid interest and possibly accrued OID) and (ii) the U.S. Holder’s adjusted tax basis in the Senior Notes Claim exchanged therefor (other than any tax basis attributable to accrued but unpaid interest and possibly accrued OID). See “Character of Gain or Loss,” below. A U.S. Holder would have ordinary interest income to the extent of any consideration allocable to accrued but unpaid interest or possibly accrued OID not previously included in income. See “Distributions in Respect of Accrued But Unpaid Interest or OID,” below.

In the case of a taxable exchange, a U.S. Holder’s tax basis in the Reorganized Common Equity and Subscription Rights received would equal the fair market value of such Reorganized Common Equity and Subscription Rights, respectively. The U.S. Holder’s holding period in the Reorganized Common Equity and Subscription Rights generally would begin on the day following the Effective Date.

C.	Consequences to Holders of Senior Notes that Elect the Senior Notes Claim Cash Option

A U.S. Holder that elects to receive Cash in lieu of Reorganized Common Equity and Subscription Rights generally would recognize gain or loss in an amount equal to the difference, if any, between (i) the amount of Cash received (other than to the extent received in respect of a Claim for accrued but unpaid interest and possibly accrued OID) and (ii) the U.S. Holder’s adjusted tax basis in the Senior Notes Claim exchanged therefor (other than any tax basis attributable to accrued but unpaid interest and possibly accrued OID).

A U.S. Holder that elects to receive Cash in lieu of Senior Notes Claim Equity Recovery but that, as a result of a Cash-Out Reduction, receives both Cash and Reorganized Common Equity generally would, if the exchange qualifies for Recapitalization treatment, recognize gain up to the lesser of (i) the gain that would be recognized if such U.S. Holder disposed of its Senior Notes Claims for U.S. federal income tax purposes in a fully taxable transaction and (ii) the amount of Cash received. The tax basis and holding period of a U.S. Holder of Senior Notes Claims in the Reorganized Common Equity received in such partial exchange will be determined in the same manner described under “Recapitalization Treatment,” above.

A U.S. Holder that elects to receive Cash in lieu of Senior Notes Claim Equity Recovery but that, as a result of a Cash-Out Reduction, receives both Cash and Reorganized Common Equity generally would, in the case of a fully taxable exchange, recognize gain or loss in an amount equal to the difference, if any, between (i) the sum of (x) the amount of Cash received and (y) the fair market value of such Reorganized Common Equity (other than, in each case, to the extent received in respect of a Claim for accrued but unpaid interest and possibly accrued OID) and (ii) the U.S. Holder’s adjusted tax basis in the Senior Notes Claim exchanged therefor (other than any tax basis attributable to accrued but unpaid interest and possibly accrued OID). The tax basis and holding period of a U.S. Holder of Senior Notes Claims in the Reorganized Common Equity received in such partial exchange will be determined in the same manner described under “Fully Taxable Exchange,” above.

(2)	Subscription Rights

The characterization of the Subscription Rights and their subsequent exercise for U.S. federal income tax purposes as the exercise of options to acquire Reorganized Common Equity is uncertain given that the receipt and exercise of the Subscription Rights pursuant to the Plan could be viewed as an integrated transaction pursuant to which part of the underlying Reorganized Common Equity is treated as acquired directly in satisfaction of a holder’s Senior Note Claims and part are treated as acquired for Cash. The characterization of the Subscription Rights as the exercise of an option to acquire Reorganized Common Equity (and not as an integrated element within a larger purchase of Reorganized Common Equity) may impact, among other things, the amount of loss (if any) that a holder of Senior Note Claims may recognize if the satisfaction of its Senior Note Claim as part of the Plan is treated as a taxable exchange and, assuming the exercise of such rights, a holder’s tax basis in the Reorganized Common Equity received. Unless otherwise indicated, the discussion herein assumes that the Subscription Rights are respected as options to acquire Reorganized Common Equity.

Regardless of the characterization of the Subscription Rights, a U.S. Holder of Subscription Rights generally would not recognize any gain or loss upon the exercise of such Subscription Rights. A U.S. Holder’s aggregate tax basis in the Reorganized Common Equity received upon exercise of a Subscription Right should be equal to the sum of (i) the amount paid upon exercise of the Subscription Rights and (ii) the U.S. Holder’s tax basis in the Subscription Rights.

A U.S. Holder’s holding period in the Reorganized Common Equity received upon exercise of a Subscription Right generally should commence the day following the exercise of the Subscription Right. In addition, if the Subscription Rights are treated as received as part of a Recapitalization, any gain recognized upon a subsequent disposition of the Reorganized Common Equity may be treated as ordinary income to the extent of any carryover of accrued market discount in respect of the Senior Note Claim exchanged therefor not previously included in income. See “Character of Gain or Loss,” below.

It is uncertain whether a holder that receives but does not exercise a Subscription Right should be treated as receiving anything of additional value in respect of its Senior Note Claim. If the Subscription Rights are respected for U.S. federal income tax purposes as options to acquire Reorganized Common Equity, and a U.S. Holder is treated as having received a Subscription Right of value (despite its subsequent lapse), such that it obtains a tax basis in the Subscription Right, upon such lapse of the Subscription Right the U.S. Holder generally would recognize a loss to the extent of the U.S. Holder’s tax basis in the Subscription Right. In general, such loss would be a capital loss, long-term or short-term, depending upon whether the requisite holding period was satisfied (which in the case of a Recapitalization, even if the right lapses unexercised, should include the holding period of the Senior Note Claim exchanged therefor).

(3)	Character of Gain or Loss

When gain or loss is recognized by a U.S. Holder, the character of such gain or loss as long-term or short-term capital gain or loss or as ordinary income or loss is determined by a number of factors, including the tax status of the U.S. Holder, whether the Senior Notes Claim constitutes a capital asset in the hands of the U.S. Holder and how long it has been held, whether the Senior Notes Claim was acquired at a market discount, and whether and to what extent the U.S. Holder previously claimed a bad debt deduction.

In addition, a U.S. Holder that acquired a Claim from a prior holder at a “market discount” may be subject to the market discount rules of the IRC. A U.S. Holder that purchased its Claim from a prior holder would be considered to have purchased such Claim with “market discount” if the U.S. Holder’s adjusted tax basis in its Claim is less than the adjusted issue price of such Claim by at least a statutorily defined de minimis amount. Under these rules, gain recognized on the exchange of Claims (other than in respect of a Claim for accrued but unpaid interest) generally would be treated as ordinary income to the extent of the market discount accrued (on a straight line basis or, at the election of the U.S. Holder, on a constant yield basis) during the U.S. Holder’s period of ownership, unless the U.S. Holder elected to include the market discount in income as it accrued. If a U.S. Holder of Claims did not elect to include market discount in income as it accrued and, thus, under these rules, was required to defer all or a portion of any deductions for interest on debt incurred or maintained to purchase or carry its Claims, such deferred amounts would in the case of a fully taxable exchange become deductible at the time of the exchange (but would continue to be deferred in the event of Recapitalization treatment).

In the event of Recapitalization treatment, the IRC indicates that, under Treasury Regulations to be issued, any accrued market discount in respect of the Senior Notes Claims in excess of the gain recognized in the exchange is not expected to be currently includible in income. However, such accrued market discount would carry over to any non-recognition property received in exchange therefor, i.e., to the relevant Reorganized Common Equity and Subscription Rights. Any gain recognized by a U.S. Holder upon a subsequent disposition of such property would be treated as ordinary income to the extent of any accrued market discount carried over not previously included in income. To date, specific Treasury Regulations implementing this rule have not been issued. U.S. Holders should consult their own tax advisors concerning the application of the market discount rules to their Claim.

(4)	Distributions in Respect of Accrued But Unpaid Interest or OID

In general, to the extent that any consideration received pursuant to the Plan by a U.S. Holder of a Senior Note Claim is received in satisfaction of accrued interest or possibly accrued OID during the U.S. Holder’s holding period, such amount would be taxable to the U.S. Holder as interest income (if not previously included in the U.S. Holder’s gross income). Conversely, a U.S. Holder generally recognizes a deductible loss to the extent any accrued interest or accrued OID was previously included in its gross income and is not paid in full. However, the IRS has privately ruled that a holder of a “security” of a corporate issuer, in an otherwise tax-free exchange, could not claim a current loss with respect to any accrued but unpaid OID. Accordingly, it is also unclear whether, in similar circumstances or by analogy, any U.S. Holder of a Senior Notes Claim would be required to recognize a capital loss, rather than an ordinary loss, with respect to previously included OID with respect to such Claim that is not paid in full.

The Plan provides that, unless otherwise required by law (as reasonably determined by the Reorganized Debtors), distributions in respect of Allowed Claims shall be allocated first to the principal amount of such Claims (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claims, to the remainder of such Claims, including any portion of such Claims for accrued but unpaid interest as Allowed therein (in contrast, for example, to a pro rata allocation of a portion of the exchange consideration received between principal and interest, or an allocation first to accrued but unpaid interest). If the fair market value of the consideration received by a U.S. Holder is not sufficient to fully satisfy all principal and interest on its Claim, the extent to which such consideration will be attributable to accrued interest is unclear. There is no assurance that the IRS will respect such allocation for U.S. federal income tax purposes. Holders of Claims are urged to consult their own tax advisor regarding the allocation of consideration and the inclusion and deductibility of accrued but unpaid interest for U.S. federal income tax purposes.

(5)	U.S. Federal Income Tax Consequences to U.S. Holders Owning and Disposing of Reorganized Common Equity

A.	Dividends on Reorganized Common Equity

Any distributions made on account of the Reorganized Common Equity will constitute dividends for U.S. federal income tax purposes to the extent of the current or accumulated earnings and profits of Reorganized Holdings as determined under U.S. federal income tax principles. Certain qualified dividends received by a non-corporate taxpayer are taxed at preferential rates. To the extent that a holder receives distributions that would otherwise constitute dividends for U.S. federal income tax purposes but that exceed such current and accumulated earnings and profits, such distributions will be treated first as a non-taxable return of capital reducing the holder’s basis in its shares. Any such distributions in excess of the holder’s basis in its shares (determined on a share-by-share basis) generally will be treated as capital gain.

Distributions that constitute dividends for U.S. federal income tax purposes and are paid to U.S. Holders that are corporations generally will be eligible for the dividends-received deduction. However, the dividends-received deduction is only available if certain holding period requirements are satisfied. The length of time that a shareholder has held its stock is reduced for any period during which the shareholder’s risk of loss with respect to the stock is diminished by reason of the existence of certain options, contracts to sell, short sales, or similar transactions.

B.	Sale, Redemption, or Repurchase of Reorganized Common Equity

Unless a non-recognition provision of the IRC applies, and subject to the market discount rules discussed above, U.S. Holders generally will recognize capital gain or loss upon the sale, redemption, or other taxable disposition of Reorganized Common Equity. Such capital gain will be long-term capital gain if, at the time of the sale, exchange, retirement, or other taxable disposition, the U.S Holder held the applicable non-Cash consideration for more than one year. Long-term capital gains of a non-corporate taxpayer generally are taxed at preferential rates. Under the recapture rules of section 108(e)(7) of the IRC, a U.S. Holder may be required to treat gain recognized on such dispositions of the Reorganized Common Equity as ordinary income if such U.S. Holder took a bad debt deduction with respect to its Claim or recognized an ordinary loss on the exchange of its Claim for Reorganized Common Equity.

For a description of certain limitations on the deductibility of capital losses, see the section entitled “Limitation on Use of Capital Losses” below. For discussion regarding the potential treatment of certain redemptions and repurchases, see the section entitled “Application of Dividend Equivalence Rules”, below.

(6)	Limitations on Use of Capital Losses

A U.S. Holder of a Claim who recognizes capital losses as a result of the distributions under the Plan will be subject to limits on the use of such capital losses. For a non-corporate U.S. Holder, capital losses may be used to offset any capital gains (without regard to holding periods), and also ordinary income to the extent of the lesser of (1) $3,000 annually ($1,500 for married individuals filing separate returns) or (2) the excess of the capital losses over the capital gains. A non-corporate U.S. Holder may carry over unused capital losses and apply them against future capital gains and a portion of their ordinary income for an unlimited number of years. For corporate holders, capital losses may only be used to offset capital gains. A corporate U.S. Holder that has more capital losses than may be used in a tax year may carry back unused capital losses to the three years preceding the capital loss year or may carry over unused capital losses for the five years following the capital loss year.

(c)	Certain U.S. Federal Income Tax Consequences to Non-U.S. Holders of Allowed Claims Entitled to Vote

The following discussion includes only certain U.S. federal income tax consequences of the consummation of the Plan to Non-U.S. Holders. The discussion does not include any non-U.S. tax considerations. The rules governing the U.S. federal income tax consequences to Non-U.S. Holders are complex. Each Non-U.S. Holder should consult its own tax advisor regarding the U.S. federal, state, and local and the foreign tax consequences of the Restructuring Transactions to such Non-U.S. Holder and the ownership and disposition of non-Cash consideration.

(1)	Gain Recognition

Whether a Non-U.S. Holder realizes gain or loss on the exchange and the amount of such gain or loss is generally determined in the same manner as set forth above in connection with U.S. Holders.

Any gain realized by a Non-U.S. Holder on the exchange of its Claim generally will not be subject to U.S. federal income taxation unless (a) the Non-U.S. Holder is an individual who was present in the United States for 183 days or more during the taxable year in which the exchange occurs and certain other conditions are met, or (b) such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business in the United States (and if an income tax treaty applies, such gain is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States).

If the first exception applies, to the extent that any gain is taxable, the Non-U.S. Holder generally will be subject to U.S. federal income tax at a rate of thirty percent (30%) (or at a reduced rate or exemption from tax under an applicable income tax treaty) on the amount by which such Non-U.S. Holder’s capital gains allocable to U.S. sources exceed capital losses allocable to U.S. sources during the taxable year of the exchange. If the second exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax with respect to any gain realized on the exchange in the same manner as a U.S. Holder. In addition, if such a Non-U.S. Holder is a corporation, it may be subject to a branch profits tax equal to thirty percent (30%) (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

(2)	Subscription Rights

In general, it is not expected that the exercise of the Subscription Rights into Reorganized Common Equity will cause a Non-U.S. Holder to recognize gain or loss. However, Non-U.S. Holders should consult their own tax advisors prior to the exercise of the Subscription Rights into Reorganized Common Equity and prior to a sale or disposition of Reorganized Common Equity acquired by such exercise, including regarding FIRPTA reporting requirements to the IRS relating to such exercise and whether the exercise of the Subscription Rights or disposition of Reorganized Common Equity may be subject to U.S. federal income tax if Reorganized Debtors are a USRPHC (as defined below) and the Non-U.S. Holder does not satisfy certain exceptions.

(3)	Distributions in Respect of Accrued but Unpaid Interest or OID

Subject to the discussion of backup withholding and FATCA (as defined below), payments to a Non-U.S. Holder that are attributable to either (i) interest on (or OID accruals with respect to) debt received under the Plan, or (ii) accrued but untaxed interest on their Allowed Claim generally will qualify for the so-called “portfolio interest exemption” and, therefore, will not be subject to U.S. federal income or withholding tax, provided that the withholding agent has received or receives, prior to payment, appropriate documentation (generally, IRS Form W-8BEN or W-8BEN-E) establishing that the Non-U.S. Holder is not a U.S. person, unless:

•	the Non-U.S. Holder actually or constructively owns ten percent (10%) or more of the total combined voting power of all classes of the Reorganized Common Equity;

•	the Non-U.S. Holder is a “controlled foreign corporation” that is a “related person” with respect to the Debtors (each, within the meaning of the IRC);

•	the Non-U.S. Holder is a bank receiving interest described in section 881(c)(3)(A) of the IRC; or

•

such interest (or OID) is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (in which case, provided the Non-U.S. Holder provides a properly executed IRS Form W-8ECI (or successor form) to the withholding agent), the Non-U.S. Holder (i) generally will not be subject to withholding tax, but (ii) will be subject to U.S. federal income tax in the same manner as a U.S. Holder (unless an applicable income tax treaty provides otherwise), and a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes may also be subject to a branch profits tax with respect to such Non-U.S. Holder’s effectively connected earnings and profits that are attributable to the accrued but untaxed interest at a rate of thirty percent (30%) (or at a reduced rate or exemption from tax under an applicable income tax treaty).

A Non-U.S. Holder that does not qualify for exemption from withholding tax with respect to interest under the rules described above generally will be subject to withholding of U.S. federal income tax at a thirty percent (30%) rate (or at a reduced rate or exemption from tax under an applicable income tax treaty) on (i) interest on debt received under the Plan and (ii) payments that are attributable to accrued but untaxed interest on such Non-U.S. Holder’s Allowed Claim. For purposes of providing a properly executed IRS Form W-8BEN or W-8BEN-E, special procedures are provided under applicable Treasury Regulations for payments through qualified foreign intermediaries or certain financial institutions that hold customers’ securities in the ordinary course of their trade or business.

(4)	Sale, Redemption, or Repurchase of Reorganized Common Equity

A Non-U.S. Holder generally will not be subject to U.S. federal income tax with respect to any gain realized on the sale or other disposition (including a cash redemption) of the non-Cash consideration received under the Plan unless:

•	such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met;

•

such gain is effectively connected with such Non-U.S. Holder’s conduct of a U.S. trade or business (and if an income tax treaty applies, such gain is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States); or

•

in the case of the sale of Reorganized Common Equity, Reorganized Debtors (or a relevant successor thereto) are, or have been during a specified testing period, a “U.S. real property holding corporation” (a “USRPHC”) for U.S. federal income tax purposes.

If the first exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax at a rate of thirty percent (30%) (or at a reduced rate or exemption from tax under an applicable income tax treaty) on the amount by which such Non-U.S. Holder’s capital gains allocable to U.S. sources exceed capital losses allocable to U.S. sources during the taxable year of disposition. If the second exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax with respect to such gain in the same manner as a U.S. Holder, and a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes may also be subject to a branch profits tax with respect to earnings and profits effectively connected with a U.S. trade or business that are attributable to such gains at a rate of thirty percent (30%) (or at a reduced rate or exemption from tax under an applicable income tax treaty).

If the third exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax on any gain recognized on the disposition of all or a portion of its Reorganized Common Equity under the Foreign Investment in Real Property Tax Act and the Treasury Regulations thereunder (“FIRPTA”). Taxable gain from the disposition of an interest in a USRPHC (generally equal to the difference between the amount realized and such Non-U.S.

Holder’s adjusted tax basis in such interest) will constitute effectively connected income pursuant to the application of the second exception described above. Further, the buyer of the Reorganized Common Equity will be required to withhold a tax equal to fifteen percent (15%) of the amount realized on the sale. The amount of any such withholding would be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the Non-U.S. Holder properly and timely files a tax return with the IRS. Special rules would apply if the Reorganized Common Equity were to be regularly traded on an established securities market. However, the Debtors do not expect the Reorganized Common Equity to be regularly traded on an established securities market as of the Effective Date and have not determined whether the Reorganized Common Equity will be regularly traded on an established securities market at any time after the Effective Date.

In general, a corporation is a USRPHC as to a Non-U.S. Holder if the fair market value of the corporation’s U.S. real property interests (as defined in the IRC and applicable Treasury Regulations) equals or exceeds fifty percent (50%) of the aggregate fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (applying certain look-through rules to evaluate the assets of subsidiaries) at any time within the shorter of the five-year period ending on the effective time of the applicable disposition by the Non-U.S. Holder or the period of time the Non-U.S. Holder held stock of such corporation. The Debtors do not believe they currently are a USRPHC and do not expect that Reorganized Debtors will be a USRPHC on the Effective Date.

(5)	Dividends on Reorganized Common Equity

Any distributions made with respect to Reorganized Common Equity will constitute dividends for U.S. federal income tax purposes to the extent of Reorganized Debtors’ current or accumulated earnings and profits as determined under U.S. federal income tax principles. Unless Reorganized Debtors are considered a USRPHC (see discussion above), to the extent that a Non-U.S. Holder receives distributions that would otherwise constitute dividends for U.S. federal income tax purposes but that exceed such current and accumulated earnings and profits, such distributions will be treated first as a non-taxable return of capital reducing the Non-U.S. Holder’s basis in its shares. Any such distributions in excess of a Non-U.S. Holder’s basis in its shares (determined on a share-by-share basis) generally will be treated as capital gain from a sale or exchange (and the respective excess distributions as proceeds from a sale or exchange).

Except as described below, dividends paid with respect to Reorganized Common Equity held by a Non-U.S. Holder that are not effectively connected with a Non-U.S. Holder’s conduct of a U.S. trade or business (or if an income tax treaty applies, are not attributable to a permanent establishment maintained by such non-U.S. Holder in the United States) will be subject to withholding at a rate of thirty percent (30%) (or lower treaty rate or exemption from tax, if applicable). A Non-U.S. Holder generally will be required to satisfy certain IRS certification requirements in order to claim a reduction of or exemption from withholding under a tax treaty by filing IRS Form W-8BEN or W-8BEN-E (or a successor form) upon which the Non-U.S. Holder certifies, under penalties of perjury, its status as a non-U.S. person and its entitlement to the lower treaty rate or exemption from tax with respect to such payments. Dividends paid with respect to Reorganized Common Equity held by a Non-U.S. Holder that are effectively connected with a Non-U.S. Holder’s conduct of a U.S. trade or business (and if an income tax treaty applies, are attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States) generally will be subject to U.S. federal income tax in the same manner as a U.S. Holder, and a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes may also be subject to a branch profits tax with respect to such Non-U.S. Holder’s effectively connected earnings and profits that are attributable to the dividends at a rate of thirty percent (30%) (or at a reduced rate or exemption from tax under an applicable income tax treaty).

If the Reorganized Debtors are considered a USRPHC, distributions to a Non-U.S. Holder will generally be subject to withholding by Reorganized Debtors at a rate of fifteen percent (15%) to the extent they are not treated as dividends for U.S. federal income tax purposes. Exceptions to such withholding may also be available to the extent a Non-U.S. Holder furnishes a certificate qualifying such Non-U.S. Holder for a reduction or exemption of withholding pursuant to applicable Treasury Regulations.

(6)	FATCA

Sections 1471 through 1474 of the IRC, U.S. Treasury Regulations promulgated thereunder, guidance from the IRS and intergovernmental agreements and subject to further guidance (“FATCA”), foreign financial institutions and certain other foreign entities must report certain information with respect to their U.S. account holders and investors or be subject to withholding at a rate of thirty percent (30%) on the receipt of “withholdable payments.” For this purpose, “withholdable payments” are generally U.S. source payments of fixed or determinable, annual or periodical income (including dividends and interest, if any, on shares of Reorganized Common Equity). FATCA withholding will apply even if the applicable payment would not otherwise be subject to U.S. federal nonresident withholding.

Withholding with respect to the gross proceeds of a disposition of any stock, debt instrument, or other property that can produce U.S.-source dividends or interest has been eliminated under proposed Treasury Regulations, which can be relied on until final regulations become effective.

Each Non-U.S. Holder should consult its own tax advisor regarding the possible impact of these rules on such Non-U.S. Holder’s ownership of the Claims, the Reorganized Common Equity, or the Subscription Rights.

(d)	Information Reporting and Withholding

The Debtors, Reorganized Debtors, Distribution Agent and applicable withholding agents will be required to withhold all amounts required by law to be withheld from payments of interest and dividends, whether in connection with distributions under the Plan or in connection with payments made on account of consideration received pursuant to the Plan, and will comply with all applicable information reporting requirements. In the case of a Non-U.S. Holder, the IRS may make the information returns reporting such interest and dividends and withholding available to the tax authorities in the country in which such Non-U.S. Holder is resident. In general, information reporting requirements may apply to distributions or payments under the Plan. All distributions to holders of Allowed Claims under the Plan are subject to any applicable tax withholding. Under U.S. federal income tax law, interest, dividends, and other reportable payments may, under certain circumstances, be subject to “backup withholding” at the then applicable withholding rate (currently twenty-four percent (24%)). Backup withholding generally applies if the holder (a) fails to furnish its social security number or other taxpayer identification number, (b) furnishes an incorrect taxpayer identification number, (c) fails properly to report interest or dividends, or (d) under certain circumstances, fails to provide a certified statement, signed under penalty of perjury, that the tax identification number provided is its correct number and that it is not subject to backup withholding (generally in the form of a properly executed IRS Form W-9 for a U.S. Holder, and, for a Non-U.S. Holder, in the form of a properly executed applicable IRS Form W-8 (or otherwise establishes such Non-U.S. Holder’s eligibility for an exemption). Backup withholding is not an additional tax but merely an advance payment, which may be refunded to the extent it results in an overpayment of tax. Certain persons are exempt from backup withholding, including, in certain circumstances, corporations and financial institutions. Holders of Allowed Claims are urged to consult their tax advisors regarding the Treasury Regulations governing backup withholding and whether the transactions contemplated by the Plan would be subject to these Treasury Regulations.

In addition, Treasury Regulations generally require disclosure by a taxpayer on its U.S. federal income tax return of certain types of transactions in which the taxpayer participated, including, among other types of transactions, certain transactions that result in the taxpayer claiming a loss in excess of specified thresholds. Holders of Claims subject to the Plan are urged to consult their tax advisors regarding these regulations and whether the transactions contemplated by the Plan would be subject to these regulations and require disclosure on the holders’ tax returns.

THE FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN ARE COMPLEX. THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR HOLDER IN LIGHT OF SUCH HOLDER’S CIRCUMSTANCES AND INCOME TAX SITUATION. ALL HOLDERS OF CLAIMS AND EQUITY INTERESTS SHOULD CONSULT WITH THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE TRANSACTIONS CONTEMPLATED BY THE PLAN, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR NON-U.S. TAX LAWS, AND OF ANY CHANGE IN APPLICABLE TAX LAWS.

[Remainder of page intentionally left blank.]

ARTICLE X

CONCLUSION AND RECOMMENDATION

The Debtors believe that Confirmation and Consummation of the Plan is preferable to all other alternatives. Consequently, the Debtors urge all Holders of Claims or Interests entitled to vote with respect to the Plan and to evidence such acceptance by returning their ballots so they will be received by the Solicitation Agent no later than 4:00 p.m. (prevailing Central Time) on April 9, 2025.

Dated: March 4, 2025

Respectfully submitted,

Cutera, Inc.
(on behalf of itself and its affiliated Debtors)

By:	/s/ Taylor Harris
Name: Taylor Harris
Title: Chief Executive Officer

Prepared by:

ROPES & GRAY LLP

Ryan Preston Dahl (pro hac vice pending)

Conor P. McNamara (pro hac vice pending)

191 North Wacker Drive, 32nd Floor

Chicago, IL 60606

Telephone: (312) 845-1200

Facsimile: (312) 845-5500

Email:   ryan.dahl@ropesgray.com

conor.mcnamara@ropesgray.com

Natasha S. Hwangpo (pro hac vice pending)

1211 Avenue of the Americas

New York, New York 10036

Telephone: (212) 596-9000

Facsimile: (212) 596-9090

E-mail:    natasha.hwangpo@ropesgray.com

Proposed Co-Counsel to the Debtors and Debtors in Possession

HUNTON ANDREWS KURTH LLP

Timothy A. (“Tad”) Davidson II (TX Bar No. 24012503

Phillip M. Guffy (TX Bar No. 24113705)

Catherine A. Rankin (TX Bar No. 24066008)

600 Travis Street

Suite 4200

Houston, Texas 77002

Telephone: (713) 220-4200

Email:    TadDavidson@hunton.com

  PhillipGuffy@hunton.com

  CatherineRankin@hunton.com

Proposed Co-Counsel to the Debtors and Debtors in Possession

1

EXHIBIT A

Plan

EXHIBIT B

Restructuring Support Agreement

EXHIBIT C

Liquidation Analysis

Liquidation Analysis1

A.	Introduction

Often referred to as the “best interests of creditors” test, section 1129(a)(7) of the Bankruptcy Code requires that the Bankruptcy Court find, as a condition to Confirmation of the Plan, that each Holder of an impaired Claim or Interest must either (a) accept the Plan or (b) receive or retain under the Plan property of a value, as of the Effective Date, that is not less than the value such non-accepting Holder would receive or retain if the Debtors’ assets were to be liquidated under chapter 7 of the Bankruptcy Code on the Effective Date. In analyzing whether the best interests of creditors test has been met, the dollar amount that would be generated from a hypothetical liquidation of the Debtors’ assets in a chapter 7 proceeding must be determined.

This hypothetical liquidation analysis (“Liquidation Analysis”) was prepared by the Debtors and their advisors, and represents the Debtors’ best estimate of the cash proceeds, net of liquidation-related costs, which would be available for distribution to the Holders of Claims and Interests if the Debtors’ assets were to be liquidated pursuant to a hypothetical chapter 7 liquidation.

The Liquidation Analysis sets forth an estimated range of recovery values for each Class of Claims and Interests upon disposition of assets pursuant to a hypothetical chapter 7 liquidation. As illustrated by this Liquidation Analysis, Holders of Claims or Interests in Impaired Classes and Holders of Claims in certain Unimpaired Classes that would receive a full recovery under the Plan would receive a lower recovery in a hypothetical liquidation than they would under the Plan. Further, no Holder of a Claim or Interest would receive or retain property under the Plan of a value that is less than such Holder would receive in a chapter 7 liquidation. Accordingly, and as set forth in greater detail below, the Debtors believe that the Plan satisfies the “best interests of creditors” test set forth in section 1129(a)(7) of the Bankruptcy Code.

To conduct the Liquidation Analysis, the Debtors and their advisors have:

•

estimated the cash proceeds (the “Liquidation Proceeds”) that a chapter 7 trustee (the “Trustee”) would generate if each Debtor’s Chapter 11 Case were converted to a chapter 7 case and the assets of such Debtor’s Estate were liquidated or sold;

•

determined the distribution (the “Liquidation Distribution”) that each Holder of a Claim or Interest would receive from the Liquidation Proceeds under the priority scheme dictated in chapter 7 of the Bankruptcy Code; and

[1]

Capitalized terms used by not otherwise defined herein have the meanings ascribed to such terms in the Disclosure Statement for the Joint Prepackaged Chapter 11 Plan of Reorganization of Cutera, Inc. and its Affiliated Debtors (as may be amended, supplemented, or otherwise modified from time to time, and including all exhibits and supplements thereto, the “Disclosure Statement”), to which this Liquidation Analysis is attached as Exhibit C, or the Joint Prepackaged Chapter 11 Plan of Reorganization of Cutera, Inc. and its Affiliated Debtors (as may be amended, supplemented, or otherwise modified from time to time, and including all exhibits and supplements thereto, the “Plan”), attached as Exhibit A to the Disclosure Statement.

•	compared each Holder’s Liquidation Distribution to the estimated distribution under the Plan (the “Plan Distribution”) that such Holder would receive if the Plan were confirmed and consummated.

As the Liquidation Analysis is a hypothetical analysis based on certain assumptions, certain aspects may vary from the Plan, as discussed in the Disclosure Statement, including asset values. The Liquidation Analysis is based upon certain estimates and assumptions discussed herein and in the Disclosure Statement, which should be read in conjunction with the Liquidation Analysis.

THE INFORMATION SET FORTH IN THIS LIQUIDATION ANALYSIS IS SUBJECT TO MODIFICATION AND SUPPLEMENTATION BY THE DEBTORS AT ANY TIME PRIOR TO THE CONFIRMATION HEARING. THERE CAN BE NO ASSURANCE THAT THE VALUES REFLECTED IN THE LIQUIDATION ANALYSIS WOULD BE REALIZED IF THE DEBTORS WERE, IN FACT, TO UNDERGO SUCH A LIQUIDATION UNDER CHAPTER 7 OF THE BANKRUPTCY CODE, AND ACTUAL RESULTS COULD VARY MATERIALLY FROM THOSE ESTIMATED HERE.

B.	Basis of Presentation

The Liquidation Analysis has been prepared assuming that the Debtors hypothetically converted their Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code on or about April 3, 2025 (the “Conversion Date”). The Debtors assume the Conversion Date to be a reasonable proxy for the date by which the Debtors would elect to convert to a chapter 7 liquidation The values referenced herein are as of December 31, 2024, unless otherwise noted. The Liquidation Analysis was prepared on an entity-by-entity basis and summarized into a consolidated report. Asset recoveries accrue first to satisfy Claims at the legal entity level. To the extent any remaining value exists, it flows to each individual entity’s parent organization or appropriate shareholder.

The Liquidation Analysis represents an estimate of recovery values and percentages based on a hypothetical liquidation if a chapter 7 trustee were appointed by the Bankruptcy Court to convert assets into Cash. The determination of the hypothetical proceeds from the liquidation of assets is a highly uncertain process involving the extensive use of estimates and assumptions that, although considered reasonable by the Debtors’ Management and their advisors, are inherently subject to significant business, economic, and competitive uncertainties, and contingencies beyond the control of the Debtors and their management team. Inevitably, some assumptions in the Liquidation Analysis may not materialize in an actual chapter 7 liquidation, if one were to occur, and unanticipated events and circumstances could materially affect the ultimate results in an actual chapter 7 liquidation, if one were to occur.

The Liquidation Analysis was prepared for the sole purpose of generating a reasonable, good faith estimate of the proceeds that would be generated if the Debtors’ assets were liquidated in accordance with chapter 7 of the Bankruptcy Code. The Liquidation Analysis is not intended and should not be used for any other purpose. The underlying financial information in the Liquidation Analysis and values stated herein have not been subject to any review, compilation, or audit by any independent accounting firm. As a result, the value of the Debtors’ assets in a liquidation scenario is uncertain and could vary significantly from the values set forth in the Liquidation Analysis. In addition, the actual amount of Claims that would ultimately be Allowed against the Debtors’ Estates could vary significantly from the estimates stated herein, depending on the nature and amount of Claims asserted during the pendency of the chapter 7 case.

To estimate the liquidation proceeds, the Liquidation Analysis assumes that the Debtors and their non-Debtor subsidiaries, utilizing their resources and necessary third-party advisors, are wound down during a two-to-four-month wind-down period (the “Liquidation Period”), during which the assets of the Debtors and their non-Debtor subsidiaries are sold in a straight liquidation through an accelerated sale process. There can be no assurance that the liquidation would be completed in the Liquidation Period, nor is there any assurance that the recoveries assigned to the assets would in fact be realized. The Liquidation Analysis is also based on the assumptions that: (i) the Debtors have continued access to cash collateral (as encumbered by the debtor-in-possession financing) during the Liquidation Period to fund certain Wind-Down Expenses (as defined below) and (ii) certain key personnel needed to wind down the Estates (e.g., operations, accounting, finance, etc.) continue. Liquidation proceeds available for distribution to Holders of Claims and Interests would consist of proceeds net of these costs.

The Liquidation Analysis includes an estimate of the taxes due from the sale of the Debtors’ inventory but may exclude certain additional federal and state tax consequences that may be triggered upon the liquidation in the manner described above. Such tax consequences may be material. In addition, the Liquidation Analysis does not include recoveries resulting from any potential preference, fraudulent transfer, or other litigation or avoidance actions, which may be material.

In preparing the Liquidation Analysis, the Debtors and their advisors estimated Allowed Claims based upon a review of the Debtors’ financial statements to account for other known liabilities, as necessary. In addition, the Liquidation Analysis includes estimates for Claims not currently asserted against the Debtors, but which could be asserted and Allowed in a chapter 7 liquidation, including chapter 7 administrative claims such as wind-down costs, Trustee fees, lease and contract rejection claims, and other expenses related to the wind-down process (together, the “Wind-Down Expenses”). To date, the Bankruptcy Court has not estimated or otherwise fixed the total amount of Allowed Claims used for purposes of preparing this Liquidation Analysis. Therefore, the Debtors’ estimate of Allowed Claims set forth in the Liquidation Analysis should not be relied on for any other purpose, including determining the value of any distribution to be made on account of Allowed Claims and Interests under the Plan.

NOTHING CONTAINED IN THE LIQUIDATION ANALYSIS IS INTENDED TO BE OR CONSTITUTES A CONCESSION OR ADMISSION OF THE DEBTORS. THE ACTUAL AMOUNT OR PRIORITY OF ALLOWED CLAIMS IN THE CHAPTER 11 CASES COULD MATERIALLY DIFFER FROM THE ESTIMATED AMOUNTS SET FORTH IN THE LIQUIDATION ANALYSIS.

C.	Liquidation Process

The Debtors’ hypothetical liquidation would be conducted pursuant to chapter 7 of the Bankruptcy Code, with the Trustee managing the Estates to maximize recovery in an expedited process. The Trustee’s initial step would be to develop a liquidation plan to generate proceeds from the sale of entity-specific assets for distribution to creditors. The three major components of the liquidation are as follows:

1.	Generation of Cash proceeds:

•	Collection of customer proceeds associated with items already reflected in accounts receivable as of the Conversion Date.

•	Liquidation of inventory and Property, Plant, & Equipment (the “PP&E”) assets owned by the Company.

2.	Costs related to the liquidation process, including Wind-Down Expenses, corporate expenses (e.g., utilities, rent, etc.), employee salary and retention payments, and other costs.

3.	Distribution of net proceeds generated from asset sales to Holders of Claims and Interests in accordance with the priority scheme under chapter 7 of the Bankruptcy Code.

D.	Distribution of Net Proceeds to Claimants

Any available net proceeds would be allocated to Holders of Claims against the Debtors in accordance with section 726 of the Bankruptcy Code, the priority scheme applicable in a chapter 7 proceeding.

Professional fees, Trustee fees, administrative expenses, priority Claims, and other such Claims that may arise in a liquidation scenario would have to be fully paid from the Liquidation Proceeds before any proceeds are made available to Holders of unsecured claims. Under the priority scheme dictated in chapter 7 of the Bankruptcy Code, no junior creditor would receive any distributions until all senior creditors are paid in full, and no equity holder would receive any distribution until all creditors are paid in full. The assumed distributions to creditors as reflected in this Liquidation Analysis are estimated in accordance with the priority scheme dictated in chapter 7 of the Bankruptcy Code, as follows:

1.

Wind Down Expenses – the Wind-Down Expenses and other costs related to winding down business operations, including estimated Trustee fees and certain other professional and broker fees, among additional wind-down costs.

2.

Debtor-in-Possession Financing – the $25 million, new-money, super-priority secured term loan debtor in possession financing facility (the “DIP Facility”) evidenced by the DIP Credit Agreement. The DIP Facility is assumed to be drawn to $25 million. Claims assume all interest is paid current and the principal balance (including all capitalized fees) is paid from liquidation proceeds.

3.

Administrative and Other Priority Claims – include, but are not limited to, (i) Priority Tax Claims, (ii) employee costs (accrued payroll as well as amounts owed under the Worker Adjustment and Retraining Notification (“WARN”) Act (“WARN Liability”)), (iii) post-petition trade claims and (iv) professional fee claims.

4.	Senior Notes Claims – Senior Notes Claims are unsecured claims arising under the Senior Notes. All Claims are assumed to include accrued interest as of the Petition Date.

5.

General Unsecured Claims – General Unsecured Claims include, but are not limited to, (i) pre-petition trade Claims, (ii) lease and contract rejection Claims, (iii) pre-petition ordinary course professionals, (iv) Intercompany Claims, and (v) other unsecured Claims.

E.	Conclusion

The Debtors have determined, as summarized in the following analysis, upon the Effective Date, the Plan will provide all Holders of Claims and Interests with a recovery (if any) that is not less than what such Holders would receive pursuant to a liquidation of the Debtors under chapter 7 of the Bankruptcy Code, and as such believe that the Plan satisfies the requirement of section 1129(a)(7) of the Bankruptcy Code.

[Remainder of page intentionally left blank.]

Summary of Projected Claims and Recoveries

The following tables compare estimated recoveries under low, mid, and high scenarios of the Liquidation Analysis versus estimated recoveries under the Plan.

Class	Designation	Treatment	Claim Amount $ thousands	Estimated Plan Recovery	Estimated Liquidation Recovery
1	Other Secured Claims	Unimpaired	$28,081	100.0%	100.0%
2	Other Priority Claims	Unimpaired	18,614	100.0%	54.4%
3	Senior Notes Claims	Impaired	432,457	12.8%	0%
4	General Unsecured Claims	Unimpaired	9,056	100.0%	0%
5	Intercompany Claims	Unimpaired / Impaired	8,139	0%	0%
6	Intercompany Interests	Unimpaired / Impaired	N/A	0%	0%
6	Existing Common Interests	Impaired	N/A	0%	0%
7	Section 510(b) Claims	Impaired	N/A	0%	0%

Claims Recovery Summary

$ in thousands

			Recovery (%)			Recovery ($)
	Claim Value	Est. Plan Recovery	Low	Mid	High	Low	Mid	High
Net Distributable Value						$34,942	$38,198	$41,060
Superpriority Claims:
DIP Facility	$28,081	100.0%	100.0%	100.0%	100.0%	$28,081	$28,081	$28,081

Total Superpriority Claims	$28,081	100.0%	100.0%	100.0%	100.0%	$28,081	$28,081	$28,081
Remaining Distributable Value after Superpriority Claims						$6,861	$10,117	$12,979
Administrative & Other Priority Claims:
Administrative Claims	$11,746	100.0%	36.9%	54.4%	69.7%	$4,329	$6,384	$8,190
Priority Tax Claims	1,118	100.0%	36.9%	54.4%	69.7%	412	608	780
Professional Fee Claims	5,750	100.0%	36.9%	54.4%	69.7%	2,119	3,125	4,009
Statutory Fees	—	—%	—%	—%	—%	—	—	—

Total Administrative & Other Priority Claims	$18,614	100.0%	36.9%	54.4%	69.7%	$6,861	$10,117	$12,979
Remaining Distributable Value after Administrative & Other Priority Claims						$—	$—	$—
Senior Notes Claims:
2.25% Convertible Notes due 2026	$69,851	12.8%	—%	—%	—%	$—	$—	$—
2.25% Convertible Notes due 2028	241,380	12.8%	—%	—%	—%	—	—	—
4.00% Convertible Notes due 2029	121,227	12.8%	—%	—%	—%	—	—	—

Senior Notes Claims	$432,457	12.8%	—%	—%	—%	$—	$—	$—
General Unsecured Claims:
GUC Pool	$5,652	100.0%	—%	—%	—%	$—	$—	$—
Lease Rejection Claim	2,923	100.0%	—%	—%	—%	—	—	—
PPP Loan	480	100.0%	—%	—%	—%	—	—	—
Intercompany Claims	8,139	100.0%	—%	—%	—%	—	—	—

Total General Unsecured Claims	$17,195	100.0%	—%	—%	—%	$—	$—	$—

Liquidation Analysis

The following Liquidation Analysis was prepared on an entity-by-entity basis for all Debtors. The following tables provide a summary of this analysis for each of the Debtor entities.2 The Liquidation Analysis should be read in conjunction with, and is qualified in its entirety by, the associated notes.

Liquidation Analysis - Cutera, Inc.

$ in thousands

		Recovery (%)			Recovery ($)
Gross Liquidation Proceeds	Asset Value	Low	Mid	High	Low	Mid	High
Cash & Cash Equivalents	$24,474	100.0%	100.0%	100.0%	$24,474	$24,474	$24,474
Accounts Receivable	32,491	22.3%	24.0%	25.6%	7,258	7,785	8,312
Inventory, Gross (Net of Obsolescence)	112,858	3.7%	7.8%	11.9%	4,137	8,790	13,443
Other Current Assets & Prepaid Expenses	12,914	7.7%	8.9%	10.1%	1,000	1,149	1,298
Restricted Cash	1,432	61.1%	61.1%	61.1%	875	875	875
Plant, Property & Equipment, net	20,466	0.9%	1.4%	1.8%	186	278	371
Goodwill	852	—%	—%	—%	—	—	—
Operating Lease Right-of-Use Assets	9,790	—%	—%	—%	—	—	—
Other Long-Term Assets	6,263	—%	—%	—%	—	—	—
Intercompany Receivables	1,140	56.8%	57.4%	58.0%	647	654	661
Equity Interests in Foreign Subsidiaries	N/A	N/A	N/A	N/A	1,872	1,914	1,955

Total Liquidation Proceeds [A]	$222,680	18.2%	20.6%	23.1%	$40,450	$45,919	$51,389

Wind-Down Expenses
Wind-Down Costs					$4,055	$5,604	$7,548
Chapter 7 Trustee Fees					453	617	781
Chapter 7 Professional and Broker Fees					1,000	1,500	2,000

Total Liquidation Costs [B]					$5,508	$7,721	$10,329

Net Distributable Value [A] – [B]					$34,942	$38,198	$41,060

Liquidation Analysis - Crystal Sub, LLC $ in thousands

		Recovery (%)			Recovery ($)
Gross Liquidation Proceeds	Asset Value	Low	Mid	High	Low	Mid	High
Cash & Cash Equivalents	$—	—%	—%	—%	$—	$—	$—
Accounts Receivable	—	—%	—%	—%	—	—	—
Inventory, Gross (Net of Obsolescence)	—	—%	—%	—%	—	—	—
Other Current Assets & Prepaid Expenses	—	—%	—%	—%	—	—	—
Restricted Cash	—	—%	—%	—%	—	—	—
Plant, Property & Equipment, net	—	—%	—%	—%	—	—	—
Goodwill	—	—%	—%	—%	—	—	—
Operating Lease Right-of-Use Assets	—	—%	—%	—%	—	—	—
Other Long-Term Assets	—	—%	—%	—%	—	—	—
Intercompany Receivables	—	—%	—%	—%	—	—	—
Equity Interests in Foreign Subsidiaries	—	—%	—%	—%	—	—	—

Total Liquidation Proceeds [A]	$—	—%	—%	—%	$—	$—	$—

Wind-Down Expenses
Wind-Down Costs					$—	$—	$—
Chapter 7 Trustee Fees					—	—	—
Chapter 7 Professional and Broker Fees					—	—	—

Total Liquidation Costs [B]					$—	$—	$—

Net Distributable Value [A] – [B]					$—	$—	$—

[2]	Crystal Sub, LLC cash balance assumed to be used to fund escrow and is therefore estimated to be $0 as of the Conversion Date

Notes to the Liquidation Analysis

Total Liquidation Proceeds. Each liquidating entity will seek to recover the value of its assets consistent with the process described above. The total amount collected at each liquidating entity is based on other assumptions further described below. Realizable recovery rates presented in these notes below were determined by the Debtors, in consultation with their advisors, and reflect values deemed reasonable in light of parties’ review of the underlying data and their collective experience and expertise in the medical devices industry.

1.	The Liquidation Analysis assumes the Debtors enter Chapter 7 on or about the Conversion Date of April 3, 2025.

2.

The Liquidation Analysis is based on the liquidation of individual legal entity assets. The consolidated waterfall shown in this analysis is a summary based on an aggregation of each Debtor’s Claims and recoveries.

3.

Unless otherwise indicated, the recoverable value for each asset is calculated based on each asset’s value as recorded on the Debtors’ balance sheet and as of December 31, 2024, adjusted for the corresponding recovery estimate, for which additional commentary is provided below. The aggregation of all calculated recoverable asset value (the “Total Liquidation Proceeds”) is then used as the starting point for each Debtor Entity’s recovery waterfall.

Specific Notes to the Liquidation Analysis

1.	Unrestricted Cash

a.

The projected amount of cash is based on the Approved Budget as of the Conversion Date, inclusive of $25 million of assumed proceeds from the DIP Facility. The Debtors estimate approximately $24 million of cash, pro forma for the funding of the Professional Fee Escrow Account, upon conversion to a chapter 7 liquidation at the assumed Conversion Date.

b.	Consists of Cash held in bank accounts, and excludes amounts carved out to satisfy Professional Fee Claims in accordance with the proposed Interim DIP Order.

c.	All projected Cash is assumed to be fully recoverable in all scenarios.

2.	Accounts Receivable

a.

Accounts receivable consist of sales invoiced to customers but where payment has yet to be received. Balances are based on the Debtors’ estimated gross balance (before any allowance for doubtful accounts or other similar reserve) as of February 24, 2025.

b.

The Debtors have accounts receivable equal to $32.5 million and there is anticipated to be an aggregate recovery rate of 22% to 26% with recovery rates on individual claims ranging from 85% to 0%, depending on the claim’s age.

3.	Inventory

a.	Inventory balances are based on the Debtors’ estimated balance as of December 31, 2024, and reflect the Debtors’ gross asset values less items assumed to be obsolete.

b.

Inventory balances primarily consist of raw materials, work-in-process (“WIP”), finished goods, and demonstration products. Within these categories, inventory is grouped by product family with different recovery assumptions for each grouping.

c.

For inventory related to Secret products, inventory is assumed to be purchased by resellers, competitors, and/or customers. Given the IP for this product line is owned by a third party, there would likely be continued support for this product line and, therefore, a market for the inventory to be bought at a significant discount to book value. As such, recovery for the Secret product line is assumed to be 15% to 25% in all categories other than WIP, for which there is expected to be no recovery.

d.

For inventory related to AviClear and truSculpt products, given their proprietary nature and the “digital consumable” required to enable their ongoing operation, these products are assumed to be discontinued in a rapid liquidation. As a result, there is no recovery given to WIP, finished goods, or demonstration inventory across these products, and nominal recovery (0% to 10%) given to raw materials.

e.	Inventory related to all other products is estimated to have a nominal recovery lower than that of the Secret product line at 5% to 15% except for WIP which is assumed to have no recovery.

f.

The Debtors have inventory balances equal to $112.9 million and there is an anticipated blended recovery rate of 4% to 12%. The estimated recovery rate on (i) raw materials is 3% to 13%, (ii) work-in-process is 0%, (iii) finished goods is 6% to 11%, and (iv) demonstration products is 5% to 11%.

4.	Other Current Assets and Prepaid Expenses

a.	Other current assets & prepaid expenses consist of deposits with vendors, prepayments, and sales tax and VAT receivables.

b.

The Debtors have other current assets & prepaid expenses equal to $12.9 million and there is an anticipated total recovery rate of 8% to 10%. The estimated recovery rate on VAT receivables is 100%. For the remaining assets, minimal recoveries of 0% to 5% are assumed given the limited ability of the Debtors to recover funds from counterparties.

5.	Restricted Cash

a.	Restricted cash balance is comprised of a loss pool for vendor defaults and a reserve pool held for credit card chargebacks.

b.

The Debtors have restricted cash equal to $1.4 million and there is an anticipated recovery rate of 61%. This comprises a 100% assumed recovery rate for the reserve pool held at Wells Fargo Bank, N.A. in the account ending in 0248 and 0% recovery rate for the loss pool for vendor defaults.

6.	Property, Plant, and Equipment, Net

a.	The Debtors’ PP&E primarily includes machinery and equipment, AviClear devices, office equipment and furniture, leasehold improvements, assets under construction and other.

b.	Machinery and equipment is assumed to have a 10% to 20% recovery rate.

c.	AviClear devices are assumed to have a 0% recovery rate, consistent with AviClear devices classified as inventory.

d.	Office equipment and furniture is assumed to have a 5% to 10% recovery rate.

e.	Assets under construction are assumed to have no recovery.

f.	Leasehold improvements and other are assumed to have no recovery.

g.	The Debtors have PP&E balances equal to $20.5 million and there is an aggregate estimated recovery rate of 0.9% to 1.8%.

7.	Goodwill and Intangible Assets

a.	The Debtors have goodwill of $0.9 million and there is assumed to be no recoverable value.

8.	Operating Lease Right of Use Assets

a.	The Debtors have operating lease right-of-use assets of $9.8 million and there is no recovery predicted for this category as all leases are predicted to be rejected during the Debtors’ wind-down.

9.	Other Long-Term Assets

a.	Other long-term assets consist of capitalized expenses.

b.	The Debtors have other long-term assets of $6.3 million and there is no anticipated recovery.

10.	Intercompany Receivables

a.	Reflects the net recoverable value, if any, from intercompany receivables owed to the Debtor.

b.	The Debtors have intercompany receivables of $1.1 million and they have an aggregate estimated recovery rate of 57% to 58%.

11.	Equity Interests in Foreign Subsidiaries

a.

This Liquidation Analysis assumes the non-debtor, international subsidiaries also liquidate as part of this process given that key central functions supporting the non-debtors will be eliminated as part of the winddown and the non-debtors cannot operate as stand alone businesses.

b.

Reflects the net recoverable value, if any, from the liquidation of foreign subsidiaries. Foreign subsidiary liquidation value is assumed to equal cash plus assumed account receivable collections less intercompany liabilities, accounts payable, accrued liabilities, and deferred revenue (all of which are assumed to have equal claims on available value).

c.	Accounts receivable balances at foreign subsidiaries are assumed to have a 15% to 25% recovery rate.

Liquidation Costs

1.	Wind-Down Expenses

a.

The Liquidation Period includes personnel expenses for certain of the Company’s employees, who will assist the Trustee in winding down the Estates. The Liquidation Period is projected to take two to four months and employees receive their prorated annual salary plus a retention bonus equal to 25% of their monthly salary per month worked.

b.	The Liquidation Analysis includes an estimate of non-personnel costs, including rent, utilities, and office expenses to support the wind-down process.

2.	Chapter 7 Trustee

a.	In accordance with section 326 of the Bankruptcy Code, the Liquidation Analysis assumes the Trustee receives 3% of Total Liquidation Proceeds, excluding cash.

3.	Chapter 7 Professional Fees

a.	Professional fees in chapter 7 include costs for professionals engaged by the Trustee after the Conversion Date and may include legal counsel, financial advisors, liquidators, and other professionals.

b.	The Liquidation Analysis includes an estimate of $1 million to $2 million for professional fees and broker fees.

Claims

Proceeds to External Creditors: After the payment of the Wind-Down Expenses, the Debtors and non-Debtor affiliates will proceed to distribute any remaining proceeds to external and internal creditors in accordance with their relative payment priorities.

1.	Superpriority Claims

In USD 000s

Superpriority Claims:

DIP Facility	$28,081

Total Superpriority Claims	$28,081

a.	Superpriority Claims include $28 million on account of the DIP Facility, comprised of $27 million principal balance and ~$783,000 of interest.

b.	The DIP Facility is expected to have 100% recovery.

2.	Administrative and Other Priority Claims

In USD 000s

Administrative & Other Priority Claims:

Administrative Claims	$11,746
Priority Tax Claims	1,118
Professional Fee Claims	5,750
Statutory Fees	—

Total Administrative & Other Priority Claims	$18,614

a.

Administrative claims are estimated to be $11.7 million and consist of employee costs (accrued payroll and WARN liability) and post-petition trade claims. Accrued payroll and WARN Liability claims are the estimated payroll expenses accrued but not paid by the Debtor prior to the Conversion Date, as well as the estimated WARN Liability incurred on account of a conversion to a Chapter 7 liquidation. Accrued payroll and WARN Liability claims are estimated to be $8.3 million as of the Conversion Date. Postpetition trade claims are the estimated outstanding costs and expenses incurred on or after the Petition Date through the Conversion Date to preserve the Debtors’ Estates and operate the Debtors’ businesses. Postpetition trade claims are estimated to be $3.4 million as of the Conversion Date.

b.	Priority Tax Claims consist of any Claim of a Governmental Unit as of the Conversion Date.

c.	Professional fee claims represent due and unpaid fees due to advisors and are estimated to be $5.8 million as of the Conversion Date.

d.	Administrative and Other Priority Claims are expected to have 36.9% to 69.7% recovery.

3.	Senior Notes Claims

In USD 000s

Existing Unsecured Convertible Notes Claims:

2.25% Convertible Notes due 2026	$69,851
2.25% Convertible Notes due 2028	241,380
4.00% Convertible Notes due 2029	121,227

Total Unsecured Convertible Notes Claims	$432,457

a.	All Senior Notes Claims include estimated accrued interest as of the Petition Date.

b.	All Senior Notes Claims are expected to have 0% recovery.

4.	General Unsecured Claims

In USD 000s

General Unsecured Claims:

GUC Pool	$5,652
Lease Rejection Claim	2,923
PPP Loan	480
Intercompany Claims	8,139

Total General Unsecured Claims	$17,195

a.	General Unsecured Claims include, but are not limited to, (i) prepetition trade Claims (GUC Pool), (ii) lease rejection Claims, (iii) outstanding PPP loan, and (iv) Intercompany Claims.

b.	All General Unsecured Claims are expected to have 0% recovery.

5.	Intercompany Claims

a.	Intercompany Claims include intercompany accounts payable to foreign, non-Debtor, affiliated entities.

b.	Intercompany Claims are expected to have 0% recovery.

6.	Existing Common Interests

a.	All Existing Common Interests are expected to have a 0% recovery under all scenarios.

7.	Section 510(b) Claims

a.	All Section 510(b) Claims are expected to have a 0% recovery under all scenarios.

EXHIBIT D

Financial Projections

Financial Projections1

The financial projections (the “Financial Projections”) for the Debtors are based on the Debtors’ latest budget for the year ended December 31, 2025, and long-term financial projections for years 2026 through 2029 (collectively, the “Forecast Period”), as informed by the current and projected conditions in each of the Debtors’ markets and businesses. The Financial Projections have been prepared on a consolidated basis in sufficient detail to provide adequate information in accordance with section 1125 of the Bankruptcy Code.

The Financial Projections were prepared by Management with the assistance of the Debtors’ advisors and are based on assumptions developed by Management with respect to the future performance of the Debtors’ operations. Although Management prepared the Financial Projections in good faith and believes the assumptions to be reasonable, there can be no assurances that such assumptions will be realized. Management continues to monitor industry results and reserves the right (but is under no obligation) to modify the Financial Projections to reflect, among other things, any revised assumptions regarding the overall industry growth rate during the Forecast Period. As described in detail in the Disclosure Statement, a variety of risk factors could affect the Debtors’ financial results and must be considered. Accordingly, the Financial Projections should be reviewed in conjunction with a review of the risk factors set forth in Article VI of the Disclosure Statement and the assumptions described herein, including all relevant qualifications and footnotes.

The Debtors believe that the Plan meets the feasibility requirements set forth in section 1129(a)(11) of the Bankruptcy Code, as confirmation of the Plan is not likely to be followed by a liquidation or the need for further financial reorganization of the Debtors or any successor under the Plan. In connection with the planning and development of the Plan and for the purposes of determining whether the Plan would satisfy this feasibility standard, the Debtors analyzed their ability to satisfy their financial obligations while maintaining sufficient liquidity and capital resources to operate their business.

The Financial Projections were not prepared with a view toward compliance with published guidelines of the United States Securities and Exchange Commission or guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. An independent auditor has not examined, compiled, or performed any procedures with respect to the prospective financial information contained in this Exhibit and, accordingly, the Financial Projections do not express an opinion or any other form of assurance on the information contained herein or the attainability of the Financial Projections. The Debtors’ independent auditor assumes no responsibility for, and denies any association with, the prospective financial information.

[1]

Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Disclosure Statement for the Joint Prepackaged Chapter 11 Plan of Reorganization of Cutera, Inc. and its Affiliated Debtors (the “Disclosure Statement”).

2

Principal Assumptions for the Financial Projections

The Financial Projections (i) have been prepared in good faith, (ii) are based on fully disclosed assumptions which, in light of the circumstances under which they were made, are reasonable, (iii) reflect the Debtors’ best currently available estimates, and (iv) reflect the good faith judgments of the Debtors. The Debtors do not offer an opinion as to the attainability of the Financial Projections.

The future financial performance of the Reorganized Debtors is contingent on various factors, many of which are beyond the control or knowledge of the Debtors, and consequently, are inherently difficult to predict. The Reorganized Debtors’ actual future results may differ materially from the Financial Projections. See Article VI of the Disclosure Statement entitled “Certain Factors to be Considered.” In addition, the assumptions underlying the Financial Projections may not appropriately account for the uncertainty and disruption of the business that may accompany a restructuring pursuant to the Bankruptcy Code.

In deciding whether to vote to accept or reject the Plan, Holders of Claims entitled to vote must make their own determinations as to the reasonableness of such assumptions and the reliability of the Financial Projections. See Article VI of the Disclosure Statement entitled “Certain Factors to be Considered.”

Under Accounting Standards Codification “ASC” 852, “Reorganizations,” the Debtors note that the Financial Projections reflect the operational emergence from the Chapter 11 Cases, but not the impact of fresh-start accounting that may be required upon the Effective Date. Fresh-start accounting requires all assets, liabilities, and equity instruments to be valued at “fair value.” The Financial Projections account for the reorganization and related transactions pursuant to the Plan. While the Debtors expect that they will be required to implement fresh-start accounting upon emergence, they have not yet completed the work required to quantify the effect upon the Financial Projections, which could be material.

THE DEBTORS DO NOT, AS A MATTER OF COURSE, PUBLISH OR DISCLOSE THEIR FINANCIAL PROJECTIONS. ACCORDINGLY, THE DEBTORS DO NOT INTEND, AND DISCLAIM ANY OBLIGATION TO, (A) FURNISH UPDATED FINANCIAL PROJECTIONS TO HOLDERS OF CLAIMS OR INTERESTS AT ANY TIME IN THE FUTURE, (B) INCLUDE UPDATED INFORMATION IN ANY DOCUMENTS THAT MAY BE REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, OR (C) OTHERWISE MAKE UPDATED INFORMATION OR FINANCIAL PROJECTIONS PUBLICLY AVAILABLE.

Safe Harbor Under the Private Securities Litigation Reform Act of 1995

The Financial Projections contain statements that constitute “forward-looking statements” within the meaning of the Securities Act and the Securities Exchange Act. Forward-looking statements in the Financial Projections include the intent, belief, or current expectations of the Debtors and Management with respect to the timing of, completion of, and scope of the current restructuring, the Plan, the Debtors’ business plan, market conditions and the Debtors’ future liquidity, as well as the assumptions upon which such statements are based.

3

While the Debtors believe that the expectations are based on reasonable assumptions within the bounds of their knowledge of their business and operations, parties-in-interest are cautioned that any such forward-looking statements are not guarantees of future performance, involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements.

Select Risk Factors Related to the Financial Projections

The Financial Projections are subject to inherent risks and uncertainties, most of which are difficult to predict and many of which are beyond Management’s control. Many factors could cause actual results, performance, or achievements to differ materially from any future results, performance, or achievements expressed or implied by these forward-looking statements. A description of the risk factors associated with the Plan, the Disclosure Statement, and the Financial Projections is included in Article VI of the Disclosure Statement.

General Assumptions and Methodology

The Debtors’ Financial Projections, which are presented on a consolidated basis, were developed through a combination of Management’s detailed 2025 budgeting process and higher-level projections for 2026-2029 incorporating Management’s view of annualized 2025 results and achievable long-term revenue and cost structure targets.

Revenue for 2025 is based on Management’s annual budget and reflects recent performance trends and a detailed forecast for the year. For 2026-2029, revenue projections are forecasted by individual categories that include: (i) Core Capital (consisting of the sale of products including excel V/V+ and the enlighten product suite, among others), (ii) AviClear Capital (consisting of the sale of AviClear units), (iii) Consumables, (iv) Service, and (v) Skincare. Specific business drivers, including number of sales representatives, average representative productivity, average unit selling price, device utilization rates, and customer consumable usage, have been incorporated.

Direct COGS (which includes costs directly tied to the production of products such as raw materials) in the Forecast Period are forecasted by product using projected revenue and resultant implied unit sales. Indirect COGS (which includes costs supporting production such as overhead and utilities) for 2025 are forecasted by head (for personnel costs) or by general ledger account and department based on historical experience (for non-personnel costs). Indirect COGS are forecast through 2026-2029 based on 2025 annualized levels and account for factors such as inflation and level of spend needed to support sales targets.

Operating expenses for 2025 are projected by head (for personnel costs) and by vendor (for non-personnel costs such as sales events, direct marketing, and audit, among others). For 2026-2029, these categories begin with 2025 annualized levels and are projected by Management incorporating factors such as inflation and level of spend needed to support sales targets.

4

The Financial Projections consist of the following unaudited, pro-forma projected financial statements: (i) consolidated income statement, (ii) consolidated balance sheet, and (iii) consolidated statement of cash flows.

Projected Consolidated Income Statement & Select Assumptions2

Revenue: The Debtors’ revenues are derived from the sale of medical devices to dermatologists and other cosmetic practitioners worldwide. These devices, and associated consumables, include laser- and energy-based machines for aesthetic uses such as body sculpting, hair removal, and acne treatment. The Company also generates a relatively small portion of revenue from post-warranty services on its sold devices.

Cost of Goods Sold (“COGS”): COGS primarily includes costs associated with purchasing parts and materials from third parties, as well as labor costs and overhead expenses involved in the manufacturing process.

Operating Expenses: Includes expenses related to sales and marketing, finance, human resources, general and administrative costs, and research and development.

Depreciation and Amortization (“D&A”): Includes depreciation of existing PP&E and amortization of capitalized financing fees.

Non-Recurring Expenses: Includes non-recurring and one-time expenses forecast to be incurred by the Debtors.

Interest: Interest is based on the post-emergence capital structure, as contemplated by the Plan, assumed to take effect on June 30, 2025.

Adjusted EBITDA3: Adjusted EBITDA is a non-GAAP metric utilized by Management to evaluate the operating performance of the business and excludes the impact of non-recurring expenses.

Income Statement

$ in millions	2H’25E	2026E	2027E	2028E	2029E
Revenue	$79	$190	$236	$279	$312
Cost of Goods Sold	(45)	(102)	(116)	(129)	($139)

Gross Profit	$34	$88	$120	$150	$173
Operating Expenses	(52)	(110)	(120)	(129)	(136)

Adj. EBITDA	($18)	($22)	$0	$20	$37
Depreciation & Amortization	(3)	(5)	(4)	(5)	(5)
Non-Recurring Expenses	(0)	—	—	—	—
Interest Expense	(2)	(5)	(5)	(5)	(5)
Interest Income	1	1	1	1	1

Net Income	($24)	($31)	($9)	$12	$29

[2]	Projections assume no cash taxes through Forecast Period.
[3]

Operating income (loss) before depreciation and amortization, stock-based compensation, ERP implementation costs, certain legal and litigation costs, severance, gain on early termination of distribution agreement, and other adjustments.

5

Projected Balance Sheet & Select Assumptions

Accounts Receivable: Forecasted using the Debtors’ revenue projections and anticipated days sales outstanding based on expected collections and convergence to target long-term days sales outstanding (DSO) levels, net of bad debt reserve.

Inventory: Consists of raw materials as well as finished and work-in-process goods and is forecasted based on current inventory levels and unit sale projections through the Forecast Period.

Other Current Assets & Prepaid Expenses: Consists primarily of prepaid expenses, deposits with vendors, and foreign tax receivables and is forecast to be unchanged throughout the Forecast Period.

Property, Plant & Equipment, Net (“PP&E”): Recorded at cost less annual accumulated depreciation and amortization and is forecast based on anticipated capital expenditures and depreciation schedules. No adjustment to property and equipment values has been made to reflect fresh-start accounting.

Deferred Tax Assets: Primarily reflect the Debtors’ accumulated net operating losses (“NOLs”) and are assumed to be constant throughout the Forecast Period.

Operating Lease Right-of-Use Assets: Reflect the Debtors’ existing leases for office space and storage facilities and are forecast to be unchanged throughout the Forecast Period.

Accounts Payable & Accrued Liabilities: Accounts Payable consist of accruals and invoices for goods and services provided to the Debtor by its vendors. Accrued Liabilities consist of expenses the Debtor has incurred in the ordinary course of business but have not yet paid. These are forecast based on the Debtors’ target days payable outstanding (DPO).

Operating Lease Liabilities: Reflects the contract value of the Debtors’ outstanding leases and are forecast to be unchanged throughout the Forecast Period.

Deferred Revenue: Represents revenue for which cash has been collected, but the corresponding device or service has not yet been delivered and is forecast to be flat throughout the Forecast Period.

Post-Emergence Capital Structure: Reorganized Debtors’ post-emergence capital structure is assumed to consist of the Exit Facility and amounts outstanding under a loan received by the Debtors pursuant to the Paycheck Protection Program (PPP) in 2020.

6

Balance Sheet

$ in millions	12/31/2025	12/31/2026	12/31/2027	12/31/2028	12/31/2029
Assets
Cash & Cash Equivalents	$47	$37	$39	$52	$80
Accounts Receivable, net	30	37	44	52	58
Inventory	56	34	20	15	13
Other Current Assets & Prepaid Expenses	15	15	15	15	15

Total Current Assets	$148	$123	$118	$134	$167
PP&E	$15	$12	$9	$5	$2
Deferred Tax Assets	0	0	0	0	0
Restricted Cash	1	1	1	1	1
Operating Lease Right-of-Use Assets	10	10	10	10	10
Other Noncurrent Assets	7	7	7	7	7

Total Noncurrent Assets	$34	$31	$27	$24	$20
Total Assets	$182	$154	$146	$158	$188
Liabilities
Accounts Payable & Accrued Liabilities	40	39	40	40	41
Operating Lease Liabilities (current portion)	4	4	4	4	4
Deferred Revenue (current portion)	7	7	7	7	7

Total Current Liabilities	$50	$50	$51	$51	$51
Deferred Revenue (noncurrent portion)	$1	$1	$1	$1	$1
Operating Lease Liabilities (noncurrent portion)	7	7	7	7	7
Long-Term Debt, net of fees	38	41	41	41	41
Other Long-Term Liabilities	1	1	1	1	1

Total Noncurrent Liabilities	$48	$51	$51	$51	$51
Total Liabilities	$98	$101	$102	$102	$103

Total Shareholders’ Equity	$84	$53	$44	$56	$85
Total Liabilities & Shareholders’ Equity	$182	$154	$146	$158	$188

7

Select Projected Cash Flow Statement Assumptions4

Change in Net Working Capital: Driven by changes in inventory, accounts receivable, accounts payable, and accrued liabilities.

Capital Expenditures: Management projects minimal capital expenditures going forward.

Repayment of Debt: Proceeds and repayments are projected based on the terms of the capital structure contemplated by the Plan, including the Exit Facility.

Cash Flow Statement

$ in millions	2H’25E	2026E	2027E	2028E	2029E
Net Income	($24)	($31)	($9)	$12	$29
(+) Depreciation & Amortization	3	5	4	5	5
(+) PIK Interest	2	2	—	—	—
(+) Other Non-Cash Items	2	2	1	1	1
(+/–) Change in Net Working Capital	10	13	6	(3)	(5)

Cash Flow from Operations	($6)	($9)	$3	$14	$29
Capital Expenditures	($0)	($1)	($1)	($1)	($1)

Cash Flow from Investing	($0)	($1)	($1)	($1)	($1)
Debt Paydown	—	(0)	(0)	(0)	(0)

Cash Flow from Financing	$—	($0)	($0)	($0)	($0)
Net Change in Unrestricted Cash	($6)	($10)	$2	$13	$28
Unrestricted Cash, beginning of period	$54	$47	$37	$39	$52
Unrestricted Cash, end of period	$47	$37	$39	$52	$80

[4]

Beginning cash balance for 2H’25E reflects the Approved Budget (inclusive of restructuring costs), plus $30 million in Equity Rights Offering proceeds, $25 million in DIP proceeds, and $10 million in delayed draw proceeds.

8

Exhibit E

Valuation Analysis

Valuation Analysis1

A.	Disclaimer

THE ANALYSIS SET FORTH HEREIN REPRESENTS ESTIMATED VALUATION FOR THE REORGANIZED DEBTORS AND DOES NOT NECESSARILY REFLECT VALUES THAT COULD BE ATTAINABLE IN THE PUBLIC OR PRIVATE MARKETS. THE VALUE OF THE REOGANIZED COMMON EQUITY DOES NOT PURPORT TO BE OR CONSTITUTE (I) AN ESTIMATE OF THE POST-REORGANIZATION MARKET VALUE OF THE REORGANIZED DEBTORS; (II) AN OPINION AS TO THE FAIRNESS FROM A FINANCIAL POINT OF VIEW OF THE CONSIDERATION TO BE RECEIVED UNDER THE PLAN, THE TERMS AND PROVISIONS OF THE PLAN, OR ANY RESTRUCTURING TRANSACTION CONTEMPLATED UNDER THE PLAN OR OTHERWISE DESCRIBED THEREIN; OR (III) AN APPRAISAL OF THE ASSETS OF THE REORGANIZED DEBTORS.

THE INFORMATION CONTAINED HEREIN IS NOT A PREDICTION OR GUARANTEE OF THE ACTUAL MARKET VALUE THAT MAY BE REALIZED FROM ANY INDEBTEDNESS OR SECURITIES TO BE ISSUED PURSUANT TO THE PLAN. THE INFORMATION IS PRESENTED SOLELY FOR THE PURPOSE OF PROVIDING ADEQUATE INFORMATION AS REQUIRED BY SECTION 1125 OF THE BANKRUPTCY CODE TO ENABLE THE HOLDERS OF CLAIMS ENTITLED TO VOTE TO ACCEPT OR REJECT THE PLAN TO MAKE AN INFORMED JUDGMENT ABOUT THE PLAN AND SHOULD NOT BE USED OR RELIED UPON FOR ANY OTHER PURPOSE, INCLUDING THE PURCHASE OR SALE OF CLAIMS AGAINST THE DEBTORS OR ANY OF THEIR AFFILIATES.

B.	Valuation Estimate

Solely for the purposes of the Plan, the Debtors directed their investment banker, Houlihan Lokey Capital, Inc. (“Houlihan Lokey”), to estimate the going-concern value of the Reorganized Debtors (“Enterprise Value”). This analysis has been prepared for the Debtors’ sole use and is based on information provided to Houlihan Lokey by the Debtors. The analysis herein reflects the combined assets and operations of all Debtors and non-Debtor subsidiaries of the Company.

Based on financial projections provided by the Debtors – a copy of which are attached to the Disclosure Statement as Exhibit D (the “Financial Projections”) and subject to the disclaimers and the descriptions of Houlihan Lokey’s methodology set forth herein, and solely for purposes of the Plan, Houlihan Lokey estimates the Enterprise Value of the Reorganized Debtors will be within the range of approximately $80 million to $120 million on or around June 30, 2025 (the “Assumed Effective Date”), with an estimated midpoint of approximately $100 million. This Valuation Analysis assumes that the Reorganized Debtors will have, as of the Assumed Effective Date, funded debt obligations of approximately $38 million (comprised of approximately $38 million

[1]

Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Disclosure Statement for the Joint Prepackaged Chapter 11 Plan of Reorganization of Cutera, Inc. and its Affiliated Debtors Pursuant to Chapter 11 of the Bankruptcy Code.

outstanding under the Exit Facility Term Loans and approximately $500,000 outstanding under the PPP loan), and excess cash of approximately $35 million inclusive of $30 million of Equity Rights Offering proceeds. The range of total equity value (“Equity Value”), which takes into account the Enterprise Value less the estimated debt less excess cash outstanding as of the Assumed Effective Date, was estimated by Houlihan Lokey to be between approximately $80 million and $120 million, with an estimated midpoint of approximately $100 million. The implied Enterprise Value of the Reorganized Debtors should be considered as a whole, and the underlying analyses should not be considered indicative of the values of any individual operation of the Reorganized Debtors.

In preparing the estimated Enterprise Value for the Reorganized Debtors, Houlihan Lokey:

(i)	reviewed certain historical financial information of the Debtors for recent years and interim periods provided by the Debtors;

(ii)

reviewed certain internal financial and operating data of the Debtors relating to the business, such as earnings, cash flow, assets, liabilities, and other prospects, including the Financial Projections, which were prepared and provided to Houlihan Lokey by Management, and which relate to the Debtors’ business and its prospects;

(iii)	met with certain members of Management to discuss the Debtors’ operations and future prospects;

(iv)	reviewed publicly available financial data and market-implied valuation statistics of public companies deemed by Houlihan Lokey to be potentially comparable to the operating businesses of the Debtors;

(v)	considered certain economic and industry information relevant to the Debtors’ operating businesses;

(vi)	prepared discounted cash flow analyses based on the Financial Projections for 2H 2025 through 2029, utilizing various discount rates and assumptions in the calculation of terminal values;

(vii)	considered the implied value of change-of-control transactions undertaken by companies deemed by Houlihan Lokey to be potentially comparable to the operating business of the Debtors;

(viii)	considered the market price of the Debtors’ securities; and

(ix)	conducted such other analyses as Houlihan Lokey deemed appropriate.

Although Houlihan Lokey conducted a review and analysis of the Debtors’ business, operating assets and liabilities, and business plans, Houlihan Lokey relied on the accuracy and completeness of all financial and other information furnished to it by the Debtors and by other firms retained by the Debtors, as well as certain publicly available information as to which Houlihan Lokey does not have independent knowledge.

The Financial Projections provided by the Debtors to Houlihan Lokey are for the period from 2H 2025 through 2029 (the “Projection Period”). Houlihan Lokey has relied on the Debtors’ representation and warranty that the Financial Projections provided by the Debtors to Houlihan Lokey: (i) have been prepared in good faith; (ii) are based on fully-disclosed assumptions that, in light of the circumstances under which they were made, are reasonable; (iii) reflect the Debtors’ best currently-available estimates; and (iv) reflect the good faith judgments of the Debtors. Houlihan Lokey does not offer an opinion as to the attainability of the Financial Projections. The future results of the Reorganized Debtors are dependent upon various factors, many of which are beyond the control or knowledge of the Debtors and, consequently, are inherently difficult to project. The Reorganized Debtors’ actual future results may differ materially (positively or negatively) from the Financial Projections and, as a result, the actual Enterprise Value of the Reorganized Debtors may be significantly higher or lower than the estimated range herein.

No independent evaluations or appraisals of the Debtors’ assets were sought or obtained in connection with Houlihan Lokey’s valuation. Houlihan Lokey did not conduct an independent investigation into any of the legal, tax, pension, or accounting matters affecting the Debtors and therefore makes no representations as to their impact on the Debtors’ financial statements.

C.	Valuation Considerations

This valuation is based upon information available to, and analyses undertaken by, Houlihan Lokey as of June 30, 2025 (the “Assumed Valuation Date”), and reflects, among other factors discussed below, the current financial market conditions and the inherent uncertainty today as to the achievement of the Financial Projections. The value of an operating business is subject to uncertainties and contingencies that are difficult to predict and will fluctuate with changes in factors affecting the financial conditions and prospects of such a business. For purposes of this valuation, Houlihan Lokey has assumed that no material changes that would affect value will occur between the date of this Disclosure Statement and the assumed Effective Date. Events and conditions subsequent to the Assumed Valuation Date, including but not limited to updated projections, as well as other factors, could have a substantial impact upon the Reorganized Debtors’ value. Neither Houlihan Lokey nor the Debtors have any obligation to update, revise, or reaffirm the Enterprise Value.

This valuation also reflects a number of assumptions, including a successful reorganization of the Debtors’ business and finances in a timely manner, achieving the forecasts reflected in the Financial Projections, market conditions, the Reorganized Debtors’ capitalization and available cash as set forth further in the Plan and Disclosure Statement, and the Plan becoming effective in accordance with its terms on a basis consistent with the estimates and other assumptions discussed herein. Among other things, failure to consummate the Plan in a timely manner may have a materially negative impact on the Enterprise Value of the Reorganized Debtors. As discussed above, Houlihan Lokey’s views are also necessarily based on economic, monetary, market, and other conditions as in effect on the Assumed Valuation Date.

Further, the valuation of the Reorganized Common Equity to be issued upon the Assumed Effective Date is subject to additional uncertainties and contingencies, all of which are difficult to predict. Actual market prices of such securities at issuance will depend upon, among other things: (i) prevailing interest rates; (ii) conditions in the financial markets; (iii) the anticipated initial securities holdings of prepetition creditors, some of whom may prefer to liquidate their investment rather than hold it on a long-term basis; and (iv) other factors that generally influence the prices of securities. Actual prices at which such securities can be sold also may be affected by the Chapter 11 Cases or by other factors not possible to predict. Accordingly, the Enterprise Value ascribed in the analysis does not purport to be an estimate of the post-reorganization market trading value of the Reorganized Debtors or their securities. Such trading value may be materially different from the Enterprise Value ranges associated with Houlihan Lokey’s Valuation Analysis. The Reorganized Debtors are anticipated to be a private company that will not be obligated to file public reports or disclosures and the Reorganized Common Equity will not be listed on any securities exchange. There can be no assurance that any trading market will develop for the Reorganized Common Equity. The estimated values for the Reorganized Debtors do not necessarily reflect the values that may be attainable in public or private markets.

The estimate of Enterprise Value set forth herein is not necessarily indicative of actual outcomes, which may be significantly more or less favorable than those set forth herein depending on the results of the Debtors’ operations or changes in the financial markets. Additionally, these estimates of value represent hypothetical enterprise and equity values of the Reorganized Debtors as the continuing operator of the Debtors’ business and assets and do not purport to reflect or constitute appraisals, liquidation values, or estimates of the actual market value that may be realized through the sale of any securities to be issued pursuant to the Plan, which may be significantly different than the amounts set forth herein. Such estimates were developed solely for purposes of formulation and negotiation of the Plan and analysis of implied relative recoveries to creditors thereunder. The value of an operating business such as the Debtors’ business is subject to uncertainties and contingencies that are difficult to predict and will fluctuate with changes in factors affecting the financial condition and prospects of such business. The estimated distributable value in this Valuation Analysis does not purport to constitute an appraisal or necessarily reflect the actual market value that might be realized through a sale or liquidation of the Reorganized Debtors, their securities, or their assets, which may be materially higher or lower than the estimated distributable value range herein.

Houlihan Lokey’s estimated valuation range of the Reorganized Debtors does not constitute a recommendation to any Holder of Allowed Claims as to how such person should vote or otherwise act with respect to the Plan. The estimated value of the Reorganized Debtors set forth herein does not constitute an opinion as to the solvency of the Debtors or the fairness from a financial point of view to any person of the consideration to be received by such person under the Plan or of the terms and provisions of the Plan. Valuation estimates are inherently subject to uncertainties, and consequently, none of the Debtors, Houlihan Lokey, or any other professional or person assumes responsibility for any differences between the estimated valuation ranges herein and any actual outcome.

D.	Valuation Methodology

In preparing its valuation, Houlihan Lokey performed a variety of financial analyses and considered a variety of factors. Houlihan Lokey largely relied on three generally accepted valuation techniques: (i) Discounted Cash Flow Analysis (“DCF”), (ii) Comparable Public Company Analysis, and (iii) Precedent Transactions Analysis.

a.	Discounted Cash Flow Analysis

DCF analysis is a forward-looking enterprise valuation methodology that can be used to estimate the value of an asset or business by calculating the present value of expected future cash flows generated by that asset or business. Under this methodology, projected future cash flows are discounted by the business’ weighted average cost of capital (the “Discount Rate”). The Discount Rate reflects the estimated blended rate of return that would be required by debt and equity investors to invest in the business based on its capital structure and interest tax shield (if any). The Enterprise Value of the firm is determined by calculating the present value of the unlevered after-tax free cash flows based on the Financial Projections provided by management plus an estimate for the value of the firm beyond the Projection Period, known as the terminal value.

b.	Comparable Public Company Analysis

Comparable Public Company Analysis estimates the value of a company relative to other publicly traded companies with similar operating and financial characteristics. A set of publicly traded companies was selected based on similar business and financial characteristics to the Reorganized Debtors. Criteria for the selected reference group included, among other relevant characteristics, similarity in industry, product type, end customers, operations, business risk, and growth prospects. The selected reference group may not be comparable to the Reorganized Debtors in all aspects and may differ materially in others. Under this methodology, certain financial multiples that measure financial performance and value are calculated for each selected company and then applied to the Reorganized Debtors’ financials to imply an enterprise value for the Reorganized Debtors. Houlihan Lokey used, among other measures, enterprise value for each selected company as a multiple of such company’s publicly available consensus projected revenue for 2025.

The Comparable Public Company methodology has several limitations in this instance, including a limited universe of publicly traded peers, none of which is a perfect comparable with the exact same operating and financial characteristics to the Reorganized Debtors, as described above.

c.	Precedent Transaction Analysis

Precedent Transaction Analysis is based on the implied enterprise values of companies and assets involved in publicly disclosed merger and acquisition transactions for which the targets had operating and financial characteristics comparable in certain respects to the Reorganized Debtors. Under this methodology, a multiple is derived using the enterprise value of each such target, calculated as the consideration paid and the net debt assumed in the selected precedent transaction relative to a financial metric, in this case revenue for the prior twelve-months from when the transaction occurred.

* * *

The summary herein does not purport to be a complete description of the analyses and factors undertaken to support Houlihan Lokey’s conclusions. The preparation of a valuation is a complex process involving various quantitative and qualitative determinations as to the most appropriate analyses and factors to consider, and the application of those analyses and factors to the particular circumstances of the Debtors. As a result, the process involved in preparing a valuation is not readily summarized.

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EXHIBIT F

Corporate Organizational Chart